Exhibit 10.1

CREDIT AGREEMENT

between
KINDER MORGAN COCHIN ULC
as Borrower
and
THE PERSONS PARTY HERETO
FROM TIME TO TIME IN THEIR CAPACITIES AS LENDERS
and
ROYAL BANK OF CANADA
as Administrative Agent
and with
RBC Capital Markets and TD Securities
as Joint Lead Arrangers and Joint Bookrunners
and with
The Toronto-Dominion Bank
as Syndication Agent

MADE AS OF
August 31, 2018

Exhibit 10.1

Page

ARTICLE 1 INTERPRETATION		1
1.1	Definitions	1
1.2	Headings; Articles and Sections	39
1.3	Number; persons; including; successors; in writing	39
1.4	Accounting Principles	40
1.5	Changes in Generally Accepted Accounting Principles	40
1.6	References to Documents and Applicable Law	42
1.7	Per Annum and Currency Calculations	42
1.8	Letter of Credit Amounts	42
1.9	Schedules	43

ARTICLE 2 CREDIT FACILITY		43
2.1	Credit Facility	43
2.2	Availments; Overdraft Loans	45
2.3	Drawdowns – Notices and Limitations	45
2.4	Rollovers and Conversions - Notices and Limitations	46
2.5	Optional Reduction of Commitments	48
2.6	Extension	49
2.7	Several Obligations of Lenders	51
2.8	Loans - General	51
2.9	Loans: Inter-Lender Arrangements	52

ARTICLE 3 CONDITIONS PRECEDENT		52
3.1	Conditions to Effectiveness	52
3.2	Conditions for All Drawdowns	55
3.3	Waiver	55

ARTICLE 4 PAYMENTS OF INTEREST ANS FEES		55
4.1	Interest on Prime Loans	55
4.2	Interest on USBR Loans	56
4.3	Interest on LIBO Rate Loans	56
4.4	Acceptance Fees	56
4.5	LC and Related Fees	56
4.6	Standby Fees	57
4.7	Default Interest	58
4.8	Agent's Fees	58
4.9	General Interest Provisions	58
4.10	Defaulting Lender Fees	59
4.11	Margin Changes; Adjustments for Margin Charges; Notice of Debt Rating Changes	60

ARTICLE 5 BANKERS' ACCEPTANCES		61

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Exhibit 10.1

(continued)
Page

5.1	Form and Execution of Bankers' Acceptances	61
5.2	Power of Attorney; Provision of Bankers' Acceptances to Lenders	62
5.3	Mechanics of Issuance	64
5.4	Rollover, Conversion or Payment on Maturity	66
5.5	Restriction on Rollovers and Conversions	67
5.6	Rollovers	67
5.7	Conversion into Bankers' Acceptances	67
5.8	Conversion from Bankers' Acceptances	67
5.9	BA Equivalent Advances	67
5.10	Termination of Bankers' Acceptances	68
5.11	Borrower Acknowledgements	68

ARTICLE 6 LETTERS OF CREDIT		68
6.1	Letter of Credit Commitment	68
6.2	Procedures for Issuance, Conversion and Amendment of Letters of Credit;
	Auto-Renewal Letters of Credit	70
6.3	Drawing and Reimbursements; Funding of Participations	72
6.4	Repayments of Participations	73
6.5	Obligations Absolute	74
6.6	Role of LC Issuers	75
6.7	Applicability of ISP98 and UCP	76
6.8	Applicant Under Letter of Credit	76
6.9	Conflict with LC Application	76

ARTICLE 7 PAYMENTS		76
7.1	Repayment	76
7.2	Optional Repayment	76
7.3	Currency Excess	77
7.4	Additional Repayment Terms	78
7.5	Payment – General	79
7.6	Application of Payments after Default	80

ARTICLE 8 REPRESENTATIONS AND WARRANTIES		81
8.1	Representations and Warranties	81
8.2	Deemed Repetition	86
8.3	Other Loan Documents	87
8.4	Effective Time of Repetition	87
8.5	Nature of Representations and Warranties	87

ARTICLE 9 GENERAL COVENANTS		87
9.1	Positive Covenants	87

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Exhibit 10.1

(continued)
Page

9.2	Negative Covenants	90
9.3	Financial Covenant	93
9.4	Reporting Requirements	93
9.5	Agent May Perform Covenants	95

ARTICLE 10 DESIGNATION OF RESTRICTED SUBSIDIARIES		96
10.1	Designation of Restricted Subsidiaries and Obligor Guarantees	96
10.2	Release and Discharge of Subsidiary Guarantees	97

ARTICLE 11 EVENTS OF DEFAULT AND REMEDIES		97
11.1	Events of Default	97
11.2	Enforcement	101
11.3	Suspension of Lenders' Outstandings	101
11.4	Cash Collateral Accounts	101
11.5	Right of Set Off	102
11.6	Sharing of Payments by Lenders	102
11.7	Remedies Cumulative and Waivers	103
11.8	Adjustment	104

ARTICLE 12 YIELD PROTECTION /TAXES / REPLACEMENT OF LENDERS		104
12.1	Increased Costs	104
12.2	Taxes	105
12.3	Mitigation Obligations: Replacement of Lenders	108
12.4	Illegality	110
12.5	Market Disruption Respecting Bankers' Acceptances	111
12.6	Market Disruption Respecting LIBO Rate Loans	112
12.7	Takeovers	114

ARTICLE 13 EXPENSES, INDEMNIFICATION AND JUDGEMENT CURRENCY		115
13.1	Expenses; Indemnity; Damage Waiver	115
13.2	Judgment Currency	117

ARTICLE 14 AGENCY		118
14.1	Appointment and Authority	118
14.2	Rights as a Lender	118
14.3	Exculpatory Provisions	118
14.4	Reliance by Agent	120
14.5	Indemnification of Agent	120
14.6	Delegation of Duties	120
14.7	Replacement of Agent	120
14.8	Non-Reliance on Agent and Other Lenders	121
14.9	Collective Action of the Lenders	122

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Exhibit 10.1

(continued)
Page

14.10	Lender Decisions	122
14.11	Procedure for Funding Loans	122
14.12	Remittance of Payments	123
14.13	Agent's Clawback	123
14.14	Adjustments Among Lenders	124
14.15	Agent and Defaulting Lenders	124

ARTICLE 15 GENERAL		126
15.1	Notices: Effectiveness; Electronic Communication	126
15.2	Assigns	127
15.3	Governing Law; Jurisdiction; Etc.	131
15.4	Waiver of Jury Trial	132
15.5	Counterparts; Integration; Effectiveness; Electronic Execution	132
15.6	Treatment of Certain Information; Confidentiality	132
15.7	Nature of Obligation under this Agreement	134
15.8	Benefit of the Agreement	134
15.9	Severability	134
15.10	Amendments and Waivers	134
15.11	Defaulting Lenders	136
15.12	Further Assurance	138
15.13	Time of the Essence	138
15.14	Anti-Money Laundering Legislation	138
15.15	Platform	139
15.16	No Fiduciary Duty	139
15.17	Acknowledgement and Consent o Bail-In of EEA Financial Institutions	140
15.18	Credit Agreement Governs	141
15.19	Whole Agreement	141

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Exhibit 10.1

CREDIT AGREEMENT
THIS AGREEMENT is made as of August 31, 2018,
AMONG:
KINDER MORGAN COCHIN ULC, as Borrower
– and –
THE FINANCIAL INSTITUTIONS SIGNATORY HERETO, in their capacities as Lenders
– and –
ROYAL BANK OF CANADA, a Canadian chartered bank, as Agent
WHEREAS the Borrower has requested that the Lenders provide the Credit Facility to the Borrower in order to, among other things, repay in full and cancel the Existing Credit Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:
ARTICLE 1
INTERPRETATION

1.1	Definitions
In this Agreement, unless something in the subject matter or context is inconsistent therewith:
“Acquisition” means any purchase or other acquisition made by any Obligor of Equity Securities of another Person (but excluding Equity Securities of an Obligor) or assets of another Person (but excluding assets of an Obligor) which constitutes a purchase or other acquisition of all or substantially all of the assets or business of such Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Securities in a Person.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.
“Advance” means the extension (or deemed extension) of credit under the Credit Facility by the Lenders to the Borrower by way of the advance of a loan in the manner contemplated herein

Exhibit 10.1

(including by way of overdraft under the Operating Tranche), the acceptance of Bankers’ Acceptances or the issuance of a Letter of Credit, but shall exclude each Rollover or Conversion thereof.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means RBC in its capacity as administrative agent for the Lenders hereunder or any successor agent appointed pursuant to Section 14.7.
“Agent Parties” has the meaning attributed thereto in Section 15.15(b).
“Agent’s Accounts” means the accounts maintained by the Agent at the Agent’s Branch, to which payments and transfers under this Agreement are to be effected, as the Agent may from time to time advise the Borrower and the Lenders in writing.
“Agent’s Branch” means the branch of the Agent at Toronto, Ontario, or such other branch in Canada as the Agent may from time to time designate by notice to the Borrower and the Lenders.
“Agreement” means this “Credit Agreement”, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.
“AML Legislation” has the meaning attributed thereto in Section 15.14.
“Anti-Corruption Laws” means all laws and regulations of any Sanctions Authority that apply to KMI, the Borrower Group Members and their respective Subsidiaries from time to time concerning or relating to bribery of government officials or public corruption, in each case, to the extent such laws and regulations would not violate Applicable Law in Canada.
“Applicable Laws” or “Applicable Law” means:

(a)	any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise);

(b)	any judgment, order, writ, injunction, decision, ruling, decree or award;

(c)	any regulatory policy, practice, guideline or directive; or

(d)	any Governmental Authorization,
binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the Property of such Person, in each case having the force of law.

Exhibit 10.1

“Applicable Margin” means, as regards any Loan or the standby fees payable under Section 4.6, when and for so long as the Debt Rating is one of the following or no Debt Rating has been assigned (as the case may be), the percentage rate per annum set forth opposite such rating or indication in the column applicable to the type of Loan in question or such standby fee:

Debt Rating (S&P/DBRS)	Bankers’ Acceptance/LIBO Rate Loan/LC Fee (in bps)	Prime Loan/USBR Loans (in bps)	Standby Fee (in bps)
≥A-/A (low)	100	0	20
BBB+/BBB (high)	120	20	24
BBB/BBB	145	45	29
BBB-/BBB (low)	170	70	34
< BBB-/BBB (low) (or unrated)	225	125	45
provided that:

(a)
issuance fees for Letters of Credit which are not “direct credit substitutes” (as determined by the applicable LC Issuer, acting reasonably) within the meaning of the Capital Adequacy Requirements shall be 66⅔% of the rate specified above;

(b)
the above ratings refer to the Debt Rating classifications of S&P and DBRS (the “Designated Rating Agencies”) on the date hereof and shall be deemed to refer to the then equivalent Debt Rating classifications of such rating agencies in the event of any subsequent changes to such classifications;

(c)
(i) if at any time the Debt Rating assigned by one of the Designated Rating Agencies listed in the table above is in the immediately lower level than the Debt Rating assigned by the other Designated Rating Agency, then the Applicable Margin shall be the fee rate opposite the higher of the Debt Ratings so assigned by such Designated Rating Agencies, and (ii) if at any time the Debt Rating assigned by one of the Designated Rating Agencies listed in the table above differ by two or more levels, then the Applicable Margin shall be the simple average of the rates corresponding to those levels;

(d)
if at any time a Debt Rating has been assigned by one of the Designated Rating Agencies, but not the other, then the Applicable Margin shall be determined by reference to the Debt Rating assigned by the Designated Rating Agency which has assigned a Debt Rating; and

Exhibit 10.1

(e)	changes in Applicable Margin shall be effective in accordance with Section 4.11.
“Applicable Percentage” means, with respect to each Lender from time to time, as the context so requires:

(a)
the percentage of the Total Commitment represented by such Lender’s Commitment; provided that if the Commitments have terminated or expired, the Applicable Percentage for each Lender shall be (i) for the purposes of Section 14.14(a), the percentage of the Total Commitment represented by such Lender’s Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 15.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Credit Facility;

(b)
the percentage of the aggregate of all Commitments under the Syndicated Tranche represented by such Lender’s Commitment under the Syndicated Tranche; provided that if the Commitments have terminated or expired, the Applicable Percentage for each Lender shall be (i) for the purposes of Section 14.14(a), of the aggregate of all Commitments under the Syndicated Tranche represented by such Lender’s Commitment under the Syndicated Tranche immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 15.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Syndicated Tranche; or

(c)	with respect to the Operating Lender under the Operating Tranche, 100%.
“Approved Fund” means any Fund that is administered or managed by:

(a)	a Lender,

(b)	an Affiliate of a Lender, or

(c)	an entity or an Affiliate of an entity that administers or manages a Lender.
“Assigned Interests” has the meaning attributed thereto in Section 2.6(f).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Agent, in substantially the form of Schedule B or any other form approved by the Agent.
“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President Finance, any other Vice President, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.

Exhibit 10.1

“Auto-Renewal Letter of Credit” has the meaning attributed thereto in Section 6.2(c).
“BA Discount Rate” means:

(a)	in relation to a Bankers’ Acceptance accepted by a Schedule I Lender, the CDOR Rate;

(b)	in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

(i)	the average of the Discount Rates then applicable to bankers’ acceptances having identical issue and comparable maturity dates as such Bankers’ Acceptance, accepted by the BA Reference Lenders; and

(ii)	the CDOR Rate plus 0.10% per annum,
provided that if both such rates are equal, then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)	in relation to a BA Equivalent Advance:

(i)	made by a Schedule I Lender, ATB Financial or Export Development Canada, the CDOR Rate;

(ii)	made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)	made by any other Lender, the CDOR Rate plus 0.10% per annum.
“BA Discount Proceeds” means, in respect of any Bankers’ Acceptance, the amount obtained by multiplying the face amount of such Bankers’ Acceptance by the amount (rounded up or down to the fifth decimal place with .000005 being rounded up) determined by dividing one by the sum of one plus the product of:

(a)	the BA Discount Rate (expressed as a decimal on the Drawdown Date, Conversion Date or Rollover Date, as the case may be), and

(b)	a fraction, the numerator of which is the number of days in the Interest Period of such Bankers’ Acceptance and the denominator of which is 365.
“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an Advance in Cdn. Dollars made by a Non-Acceptance Lender under the Credit Facility as part of such Loan.
“BA Reference Lenders” means up to a maximum of two Schedule II Lender(s) and/or Schedule III Lender(s) as may from time to time be designated by the Agent and approved by the Borrower

Exhibit 10.1

(such approval not to be unreasonably withheld) for the purpose of establishing the BA Discount Rates for Schedule II and Schedule III Lenders.
“BA Suspension Notice” has the meaning assigned to such term in Section 12.5(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankers’ Acceptance” means a non-interest bearing draft drawn by the Borrower in Cdn. Dollars, accepted by a Lender under the Credit Facility and issued for value pursuant to this Agreement and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada).
“Banking Day” means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for business in Calgary (Alberta), Toronto (Ontario) and, for transactions involving US Dollars, New York (New York); provided that in respect of the determination of the LIBO Rate, such day must also be a day on which the principal office of the Agent in London, England is open for business.
“Basel III” means the agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, modified, supplemented, reissued or replaced from time to time.
“bps” or “basis points” means one one-hundredth of one percent (0.01%).
“Borrower” means Kinder Morgan Cochin ULC and its successors.
“Borrower Group Members” means, collectively, the Borrower and the Restricted Subsidiaries and “Borrower Group Member” means any one of them.
“Borrower’s Accounts” means the accounts of the Borrower maintained at the Agent’s Branch or such other branch or office in Canada as the Borrower may from time to time designate with the concurrence of the Agent.
“Borrower’s Counsel” means Blake, Cassels & Graydon LLP and any other firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Obligors and acceptable to the Agent, acting reasonably.

Exhibit 10.1

“Canadian Dollars”, “Cdn. Dollars” “Cdn.$” and “$” mean lawful money of Canada for the payment of public and private debts.
“Capital Adequacy Requirements” means the Guideline dated January 2017, entitled “Capital Adequacy Requirements (CAR)” issued by OSFI and all other guidelines or requirements relating to capital adequacy issued by OSFI or any other Governmental Authority regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.
“Capital Lease” means, as applied to any Person, any lease of, or other arrangement providing for the right of the lessee thereunder to use, any Property by that Person that, in conformity with GAAP as in effect on December 31, 2016, was, or would have been required to be, accounted for as a capital lease on the balance sheet of that Person, if or as if such lease or other arrangement was in existence at such time; for certainty, any leases or other arrangements (whether entered into before or after December 31, 2016) that would have been characterized as operating leases under GAAP as in effect on December 31, 2016 shall be deemed to be operating leases and shall be excluded from this definition and any other financial commitments and commercial arrangements that would not have been characterized as capital or financing leases under GAAP as in effect on December 31, 2016 shall also be excluded from this definition and, for certainty, from the definition of Funded Debt.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP as in effect on December 31, 2016.
“Cash Collateral Account” means a blocked deposit account at the Agent (or another commercial bank reasonably acceptable to the Agent) in the name of the Agent and under the sole dominion and control of the Agent, and otherwise established in a manner reasonably satisfactory to the Agent and governed in accordance with the terms of this Agreement.
“Cash Collateralize” means to pledge and deposit with or deliver to the Agent for deposit into a Cash Collateral Account, for the benefit of the Agent, the applicable LC Issuer or the Lenders, as applicable, as collateral for LC Obligations or Outstandings in respect of Bankers’ Acceptances, as applicable, cash or deposit account balances or, if the Person(s) benefitting from such collateral shall agree in its or their sole discretion, other credit support, in each case subject to Section 7.4(b) or 7.4(c) if applicable and pursuant to documentation in form and substance satisfactory to such Person(s) and “Cash Collateralized” has a similar meaning. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:

(a)
any readily-marketable securities or other investment property (i) issued by or directly, unconditionally and fully guaranteed or insured by the Canadian or United States federal governments or (ii) issued by any agency or instrumentality of the

Exhibit 10.1

Canadian or United States federal governments the obligations of which are fully backed by the full faith and credit of the Canadian or United States federal governments, as the case may be;

(b)
any readily-marketable direct obligations issued by any agency or instrumentality of the Canadian or United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, or any province or territory of Canada or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P, at least “P-1” from Moody’s or “R-1” from DBRS;

(c)	any commercial paper rated at least “A-1” by S&P, “P-1” by Moody’s or R-1 by DBRS and issued by any Person organized under the laws of any state of the United States or Canada;

(d)
any US Dollar or Cdn. Dollar denominated time deposit, demand deposits, insured certificate of deposit, overnight bank deposit, guaranteed investment certificate, bearer deposit note or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any financial institution that is (A) organized under the laws of the United States, any state thereof, the District of Columbia, Canada or any province of Canada, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars;

(e)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraphs (a), (b) and (d) above entered into with any financial institution meeting the qualifications specified in subparagraph (c) above; and

(f)
shares of any United States or Canadian money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in subparagraph (a), (b), (c), (d) or (e) above with maturities as set forth in the proviso below, (ii) has net assets in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars and (iii) has obtained from either S&P, Moody’s or DBRS the highest rating obtainable for money market funds in Canada or the United States, as the case may be, provided, however, that the maturities of all obligations specified in any of subparagraphs (a), (b), (c), (d) and (e) above shall not exceed 365 days.
“Cash Management Documents” means, collectively, all agreements, instruments and other documents which evidence, establish, govern or relate to any or all of the Cash Management Obligations.
“Cash Management Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any of the

Exhibit 10.1

Obligors to the Cash Manager under, pursuant or relating to the Cash Management Services and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by any of the Obligors under the Cash Management Documents.
“Cash Management Services” means (a) treasury, depository, overdraft, purchase, credit or debit card services, including non-card e-payables services, (b) wire transfer, electronic funds transfer, controlled disbursement and automated clearing house fund transfer services, (c) the operation of centralized operating accounts, (d) account pooling arrangements (whether notional or physical), (e) credit in connection with spot foreign currency exchange settlement and (f) any other cash management services entered into by any of the Obligors in the ordinary course of business.
“Cash Manager” means each Lender and their Affiliates, which is from time to time providing any Cash Management Services to any of the Obligors and which includes RBC on the date hereof.
“CDOR Rate” means, on any day when Bankers’ Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided that: (a) if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day; and (b) if the rate determined as aforesaid shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:

(a)	the adoption or taking effect of any Applicable Law;

(b)	any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority; or

(c)	the making or issuance of any Applicable Law by any Governmental Authority,
provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States) including all regulations, requests, rules, guidelines or directives thereunder and (ii) all requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or

Exhibit 10.1

other regulatory authorities, in each case pursuant to Basel III ((i) and (ii) being, collectively, the “New Rules”) shall be deemed to constitute a Change in Law regardless of the actual date or dates that such Act or regulations are or were enacted or promulgated, in each case (A) to the extent that such New Rules are applicable to the Lender claiming that a Change in Law has occurred, (B) to the extent that such New Rules are materially different from Applicable Laws which are in full force and effect on the date hereof and (C) to the extent that such New Rules are not limited to specific financial institutions only but instead have general application to substantially all banks or their Affiliates which are subject to the New Rules in question.
“Change of Control” means and shall be deemed to have occurred if any Person, or group of Persons acting jointly or in concert (within the measure of the Securities Act (Alberta)), other than KMI, directly or indirectly, owns greater than 50% of the Equity Securities of each of the Borrower and the Parent, unless such Person, or group of Persons, has an Investment Grade Rating both immediately prior to, and after giving effect to, such Change of Control (provided that, for certainty, a change in the ownership or control of KMI shall not constitute a Change of Control).
“Code” means the United States Internal Revenue Code of 1986.
“Commitment” means, in respect of a Lender and in relation to:

(a)	the Operating Tranche, such Lender’s Operating Tranche Commitment;

(b)	the Syndicated Tranche, such Lender’s Syndicated Tranche Commitment; and

(c)	the Credit Facility, the aggregate of such Lender’s Operating Tranche Commitment and Syndicated Tranche Commitment.
“Commodity Exchange Act” means the United States Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Commodity Hedging Agreement” means any agreement for the making or taking of delivery of any commodity, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person, primarily for the purpose of mitigating or eliminating exposure to fluctuations in commodity prices.
“Communications” has the meaning attributed thereto in Section 15.15(b).
“Compliance Certificate” means a certificate of the Borrower signed by any Authorized Officer of the Borrower, substantially in the form of Schedule C, to be given to the Agent and the Lenders by the Borrower pursuant hereto.

Exhibit 10.1

“Consolidated EBITDA” means, for any fiscal period and as determined in accordance with GAAP, on a consolidated basis in respect of KMCL, all Consolidated Net Income for such period as shown in the Financial Statements, plus, in each case to the extent deducted in the calculation of such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	all income taxes of KMCL and its Subsidiaries paid or accrued for such period; plus

(c)	all depreciation, depletion and amortization (including amortization of goodwill) of KMCL and its Subsidiaries; plus

(d)	other non-cash charges or losses (including asset impairments, write-downs or write-offs); plus

(e)
amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with any letters of credit or indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses;

less (on a consolidated basis, without duplication and to the extent added in the calculation of such Consolidated Net Income):

(f)	all non-cash items of income or gain of KMCL and its Subsidiaries which were included in determining such Consolidated Net Income for such period; and

(g)
any cash payments made during such period in respect of items described in subparagraph (d) above subsequent to the Fiscal Quarter in which the relevant non-cash charges or losses were reflected as a charge in determining Consolidated Net Income;

provided that for the purposes of this definition, (i) if any Material Acquisition is made by any of the Borrower Group Members (whether by amalgamation, asset or share acquisition or otherwise) at any time during the relevant period of calculation, such Material Acquisition shall be deemed to have been made on and as of the first day of such calculation period; and (ii) if any Material Disposition is made by any Borrower Group Members at any time during the relevant period of calculation, or the assets cease to be owned by the Borrower Group Members, such Material Disposition shall be deemed to have been made on and as of the first day of such calculation period.

Exhibit 10.1

“Consolidated Interest Expense” means, for any fiscal period, without duplication, interest expense of KMCL determined on a consolidated basis in accordance with GAAP, as the same would be set forth or reflected in a consolidated statement of operations of the Parent, and in any event shall include:

(a)	all interest accrued or payable in respect of such period, including capitalized interest and imputed interest with respect to lease obligations included as Consolidated Total Funded Debt;

(b)
all fees (including standby and commitment fees, acceptance fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments but excluding one-time commitment and agency fees in respect of the Credit Facility and other permitted credit facilities from time to time) accrued or payable in respect of such period, prorated (as required) over such period;

(c)	any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations issued at a discount, prorated (as required) over such period;

(d)	the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program; and

(e)	all net amounts charged (a positive number) or credited (a negative number) to interest expense under any Interest Hedging Agreements in respect of such period, but shall exclude interest accrued or payable in respect of Permitted Subordinated Loans.
“Consolidated Net Income” means, for any fiscal period, the net income of the KMCL determined on a consolidated basis in accordance with GAAP, as set forth in the consolidated Financial Statements of the KMCL for such period, provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein):

(a)
net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of KMCL and its Subsidiaries under rate cases);

(b)	net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

(c)	any gains or losses attributable to write-ups or write-downs of assets; and

(d)	proceeds of any key man insurance, or any insurance on property, plant or equipment.
“Consolidated Tangible Assets” means, as at any date of determination, the total consolidated assets of the Borrower, but, excluding therefrom intangible assets (including goodwill, trade names,

Exhibit 10.1

trademarks and patents) and minority interests, as shown in the consolidated balance sheet of the Financial Statements most recently provided to the Agent pursuant to Section 9.4(a).
“Consolidated Total Funded Debt” means, collectively and on a consolidated basis, the principal amount of all indebtedness under the Credit Facility and the principal amount of any other consolidated Funded Debt of KMCL.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.
“Conversion” means a conversion or deemed conversion of a Loan (except a Letter of Credit) into another type of Loan (except a Letter of Credit) pursuant to the provisions hereof, and “Convert” has a corresponding meaning; provided that, subject to Section 2.4 and to Article 5 with respect to Bankers’ Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Loan into which such conversion was made.
“Conversion Date” means the date specified by the Borrower as being the date on which the Borrower has elected to effect a Conversion, or this Agreement requires the Conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.
“Conversion/Rollover/Repayment Notice” means a notice substantially in the form of Schedule D to be given to the Agent by the Borrower pursuant hereto.
“Credit Facility” has the meaning attributed thereto in Section 2.1(a).
“Currency Hedging Agreement” means any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.
“DBNA” means the Depository Bills and Notes Act (Canada).
“DBRS” means DBRS Limited and its successors.
“Debt Rating” means, in respect of any Person, the debt rating that has been most recently announced by a Debt Rating Agency for the senior, unsecured and unsubordinated long term debt of such Person or, if the same is not available, the corporate credit rating or issuer rating of such Person by a Debt Rating Agency; provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Debt Rating” shall be and shall be deemed to be references to the Debt Rating of the Borrower.

Exhibit 10.1

“Debt Rating Agency” means S&P, DBRS, Moody’s or any other nationally recognized rating agency that is agreed to by the Required Lenders, acting reasonably, and “Debt Rating Agencies” means all of them, collectively.
“Default” means any event or condition that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.
“Default Rate” means, in respect of any Outstanding Principal, the interest rate, issuance fees or acceptance fees applicable thereto (after giving effect to the Applicable Margin applicable thereto), plus 2.00% per annum.
“Defaulting Lender” means any Lender:

(a)
that has failed to fund any payment or its portion of any Advance required to be made by it hereunder or to purchase any participation required to be purchased by it hereunder and under the other Loan Documents, in either case, within one Banking Day of the date such required Advance or purchase;

(b)
that has notified the Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)
that has failed, within 3 Banking Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances (for certainty, unless and until such Lender has provided such written confirmation);

(d)
that has otherwise failed to pay over to the Agent, a Fronting Lender or any other Lender any other amount required to be paid by it hereunder within 3 Banking Days of the date when due, unless the subject of a good faith dispute;

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent;

(f)	that has, or that has a Lender Parent that has, become the subject of a Bail-In Action; or

(g)	that is generally in default of its obligations under other existing credit or loan documentation under which it has commitments to extend credit.
“Discount Note” means a non-interest bearing promissory note of the Borrower, denominated in Cdn. Dollars, issued by the Borrower to a Non-Acceptance Lender as part of a BA Equivalent

Exhibit 10.1

Advance substantially in the form attached as Schedule E or such other form as may be agreed to by the Agent, the Borrower and such Non-Acceptance Lender.
“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.
“Disposition” means any sale, lease, Sale Leaseback, assignment, conveyance, transfer or other disposition of any Property of a Borrower Group Member, including as a result of expropriation, and “Dispose” has a corresponding meaning.
“Disqualified Lender” means any Person which is either: (a) a competitor of any Borrower Group Member or any of their respective Affiliates in relation to the business actively carried on by such Persons; or (b) not a financial institution (which, for certainty and for the purpose of this definition, any private equity or debt fund shall not be considered a financial institution except during the continuance of an Event of Default).
“Distribution” means, in respect of any Borrower Group Member:

(a)
dividends or other distributions or payments on its Equity Securities (except dividends or other distributions (i) consisting of Equity Securities or (ii) payable solely to a Borrower Group Member); and

(b)
the redemption or acquisition of its Equity Securities or Equity Securities Equivalents (except when (i) solely in exchange for such Equity Securities or Equity Securities Equivalents or (ii) payable solely to a Borrower Group Member).

“Drawdown” means any Advance which results in an increase in the Outstanding Principal.
“Drawdown Date” means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.
“Drawdown Notice” means a notice substantially in the applicable form annexed hereto as Schedule F to be given to the Agent by the Borrower.
“EEA Financial Institution” means:

(a)	any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority;

(b)	any entity established in an EEA Member Country which is a parent of an institution described in subparagraph (a) of this definition; or

Exhibit 10.1

(c)
any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparagraph (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which all of the conditions in Section 3.1 have been satisfied or waived in accordance with Section 3.3 (whether before, on or after such date), which must be on or before December 31, 2018.
“Eligible Assignee” means any Person (other than a natural person, any Defaulting Lender, any Borrower Group Member or any Affiliate of a Borrower Group Member), in respect of which any consent that is required by Section 15.2(b) has been obtained.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or any Environmental Permits including:

(a)	any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)
any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters, including the transportation storage and handling of Hazardous Materials.
“Environmental Orders” means all applicable Governmental Authorizations and applicable orders, directives, judgments, decisions or the like rendered by any court of competent jurisdiction pursuant to Environmental Laws or Environmental Permits.
“Environmental Permits” includes all permits, certificates, approvals, registrations, licenses or other instruments issued by any Governmental Authority and relating to or required for the Obligors or their respective Subsidiaries to carry on their businesses, activities and operations in compliance with all Environmental Laws and Environmental Orders.

Exhibit 10.1

“Equity Securities” means, with respect to any Person, any shares, partnership units or other ownership interests in such Person, whether voting or non-voting; provided that, for certainty, an undivided ownership interest in the Property of a Person shall not constitute an “Equity Security”.
“Equity Securities Equivalents” means all Securities convertible into or exchangeable for Equity Securities or any other Equity Securities Equivalent and all warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any Equity Securities or any other Equity Securities Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Equivalent Amount” in one currency (the “First Currency”) of an amount in another currency (the “Other Currency”) means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the Spot Rate for such currencies on such date of determination or, if such date of determination is not a Banking Day, on the Banking Day immediately preceding such date of determination.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning attributed thereto in Section 11.1.
“Excluded Deposits/Amounts” means cash or Cash Equivalents:

(a)
held in escrow pursuant to an offering of subscription receipts (or similar equity offering) by a Borrower Group Member which have not yet been released from escrow in accordance with the terms of such offering;

(b)	held by arm’s length third parties representing deposits made by a Borrower Group Member and which are referred to in subparagraph (e) of the definition of Permitted Liens;

(c)
held by arm’s length third parties representing deposits, trust funds or other amounts payable by one or more arm’s length third parties to any Borrower Group Member, in each case, which are not then releasable to such Borrower Group Member and which cannot be paid or transferred on the direction of a Borrower Group Member;

(d)
deposited in accordance with the defeasance or cash collateralization and repayment provisions of the indentures, credit agreements, agreements or other instruments evidencing or relating to Funded Debt in connection with the defeasance of such Funded Debt and a repayment, redemption, purchase or cancellation thereof which would then be permitted hereunder; and

(e)	which the Agent (acting reasonably) has previously agreed in writing shall constitute Excluded Deposits/Amounts for all purposes hereof.
“Excluded Securities Accounts” means securities accounts maintained by any Borrower Group Member which do not hold any property other than Equity Securities or Equity Securities Equivalents (and cash and other property on deposit in such securities accounts from the proceeds

Exhibit 10.1

of disposition from, or the payment of dividends or other distributions on or in respect of, such Equity Securities or Equity Securities Equivalents held in such accounts); provided the holding of such Equity Securities or Equity Securities Equivalents is otherwise permitted under this Agreement.
“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of a Borrower Group Member hereunder:

(a)
Taxes imposed on or measured by its overall net income, gains, capital, receipts, net profits, or branch profits (however denominated), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document);

(b)
any United States federal or Canadian federal withholding Tax imposed on any payment by or on account of any obligation of any Borrower Group Member hereunder or under any Loan Document that is required to be imposed on amounts payable to or for the account of a Lender at the time such Lender acquires an interest in any Loan Document (or designates a new lending office), other than (i) a Lender that is an assignee pursuant to a request by the Borrower under Section 12.3(b) (or that designates a new lending office pursuant to a request by the Borrower), (ii) a Lender that is an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other Lender that is an assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax, except in all cases to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 12.2(a);

(c)	any withholding Taxes attributable to a Lender’s failure to comply with Section 12.2(e);

(d)	any withholding Tax imposed under or in relation to FATCA; and

(e)
except to the extent that the Borrower has expressly agreed pursuant to clause (iii) of subparagraph (b) of this definition that any withholding Taxes shall be an Indemnified Tax in respect of an assignee Lender, any withholding Taxes imposed on a payment or deemed payment by reason of the recipient being a “specified shareholder” of the Borrower (within the meaning of subsection 18(5) of the Tax Act) at the time of payment or deemed payment, or by reason of such recipient not dealing at arm’s length for the purposes of the Tax Act with the Borrower or a

Exhibit 10.1

“specified shareholder” of the Borrower at the time of payment or deemed payment (other than where the non-arm’s length relationship arises, or where the recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, a Loan Document).
“Existing Affiliate Agreements” means any agreement, instrument or other document between one or more of the Borrower Group Members, on the one hand, and one or more of KMI and its Affiliates, on the other hand, in each case, as have been previously entered into, and which are in force on the date hereof.
“Existing Credit Agreement” means the credit agreement made as of May 1, 2018, (as amended to the date hereof), between the Borrower, RBC as administrative agent, and the lenders party thereto.
“Extending Lender” has the meaning attributed thereto in Section 2.6(c).
“Existing Letters of Credit” means, collectively, the letters of credit issued and outstanding under the Existing Credit Agreement and described in Schedule G.
“Extension Request” has the meaning attributed thereto in Section 2.6.
“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) entered into in connection with such sections of the Code and any law, regulation or rule implementing any such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York, based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time and as published on the next succeeding Banking Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such day is not a Banking Day, such rate for the immediately preceding Banking Day, for which the same is published or, if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, acting reasonably;

Exhibit 10.1

provided that if the Federal Funds Rate as determined above is less than zero, then the Federal Funds Rate shall be deemed to be zero.
“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.
“Financial Covenant” has the meaning attributed thereto in Section 9.3.
“Financial Statements” means the financial statements (including the notes thereto) of KMCL, which shall be on a consolidated basis unless expressly provided otherwise and shall include a balance sheet, a statement of income and a statement of cash flows, together with comparative figures in each case (where a comparative period on an earlier statement exists), all prepared, maintained and stated in accordance with GAAP applied consistently.
“Fiscal Quarter” means the 3 month period commencing on the first day of each Fiscal Year, and each successive 3 month period thereafter during such Fiscal Year.
“Fiscal Year” means the fiscal year of KMCL which presently commences on January 1 of each calendar year and ends on December 31 of each calendar year.
“Fronting Exposure” means, at any time there is a Defaulting Lender under the Syndicated Tranche, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations owing to the Fronting Lenders other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized.
“Fronting Fee” means the fee charged by a Fronting Lender for issuing a Fronted Letter of Credit at a rate per annum as is agreed in writing between the Borrower and the Fronting Lender from time to time.
“Fronting Lenders” means, RBC and The Toronto-Dominion Bank, each in such capacity, or such other Lender as may be selected by the Agent and the Borrower and which agrees with the Borrower in writing to issue Fronted Letters of Credit hereunder, and provided further that, with respect to particular usage herein and if the context requires, “Fronting Lender” shall mean the Lender which has issued the Letter of Credit in question.
“Fronted Letter of Credit” means a Letter of Credit issued by a Fronting Lender under the Syndicated Tranche.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” means, with respect to any Person and at any time, all indebtedness for borrowed money of such Person at such time and, in any event, includes (without duplication):

Exhibit 10.1

(a)
obligations of such Person (including a reimbursement obligation) with respect to bankers’ acceptances and indebtedness of such Person arising pursuant to note purchase facilities and commercial paper programs;

(b)	indebtedness of such Person for borrowed money evidenced by and owed under a bond, note, debenture or similar instrument;

(c)	Purchase Money Obligations;

(d)	Capital Lease Obligations;

(e)
indebtedness of such Person arising pursuant to letters of credit or letters of guarantee securing or supporting any indebtedness or obligations referred to in the other subparagraphs of this definition; and

(f)
(i) obligations of such Person under Guarantees, and indemnities or other contingent obligations in respect of or securing or supporting any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition, and (ii) all other obligations of such Person incurred for the purpose of or having the effect of providing financial assistance to another Person to secure or support any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition (whether or not such indebtedness or other obligations are assumed by such Person), including endorsements with recourse of bills of exchange constituting or evidencing any such indebtedness or obligations (other than for collection or deposit in the ordinary course of business), provided that, in respect of the Borrower and its Subsidiaries, Funded Debt shall not include Permitted Subordinated Loans.
“GAAP” means, subject to Section 1.4, generally accepted accounting principles which are in effect from time to time in the United States.
“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.
“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority.
“Guarantee” means, in respect of any Person, any guarantee, undertaking to assume, endorse, contingently agree to purchase or pay, or to provide funds for the purchase or payment of, or otherwise become liable in respect of, any obligation of any other Person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the

Exhibit 10.1

Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation.
“Hazardous Materials” means any substance or mixture of substances defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.
“Hedge Agreement” means any Interest Hedging Agreement, Currency Hedging Agreement, Commodity Hedging Agreement or any other derivative agreement or similar agreement or arrangements.
“Hedge Agreement Demand for Payment” means a demand made by a Lender pursuant to a Hedge Agreement between such Lender (or its Affiliate) and a Borrower Group Member demanding payment of the obligations which are then due and payable relating thereto and shall include any notice provided by such Lender or its Affiliate under any agreement evidencing a Hedge Agreement with a Borrower Group Member which, when delivered, would require an early termination thereof and a payment by one of the parties thereto in settlement of obligations thereunder as a result of such early termination.
“Honor Date” has the meaning attributed thereto in Section 6.3(a).
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning attributed thereto in Section 13.1(b).
“Information” has the meaning attributed thereto in Section 15.6(b).
“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).
“Interest Payment Date” means:

(a)
with respect to each Prime Loan and USBR Loan, the first Banking Day of each calendar month for the immediately preceding month or, after notice to the Borrower, on such other Banking Day of each calendar month as is customary for the Agent having regard to its then existing practice; and

(b)
with respect to each LIBO Rate Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period;

Exhibit 10.1

provided that, in any case, the date on which the Credit Facility is fully cancelled or permanently reduced in full shall be an Interest Payment Date with respect to all Loans then outstanding under the Credit Facility.
“Interest Period” means:

(a)
with respect to each Bankers’ Acceptance, the period selected by the Borrower and being of 1, 2, 3 or 6 months’ duration, subject to market availability, (or, subject to the agreement of all of the Lenders, such longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan;

(b)
with respect to each LIBO Rate Loan, the period selected by the Borrower and being of 1, 2, 3 or 6 months’ duration (or, subject to the agreement of all of the Lenders, such longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be; and

(c)	with respect to each Letter of Credit, the period commencing on the date of issuance of such Letter of Credit and terminating on the last day such Letter of Credit is outstanding, provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Borrower; and (iii) the last day of all Interest Periods for Loans outstanding shall expire on or prior to the Maturity Date applicable thereto, subject, however, in the case of Letters of Credit to the provisions of Section 6.1.
“Investment Grade Rating” means in respect of the Debt Rating, a rating of: (a) BBB- or better from S&P; (b) BBB (low) or better from DBRS; (c) Baa3 or better from Moody’s; or (d) an analogous rating (or better) to any of the foregoing ratings from any other Debt Rating Agency.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“KMCL” means Kinder Morgan Canada Limited, and its successors.
“KMI” means Kinder Morgan, Inc., and its successors.
“Knowledge” means, in respect of the Borrower or any other Borrower Group Member, as the context requires, the actual knowledge of any director or senior officer of such Borrower Group Member who has current knowledge of the relevant facts or circumstances.

Exhibit 10.1

“LC Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by a LC Issuer, together with a request for a LC Issuance, in the form provided to the Borrower by the applicable LC Issuer.
“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date when made or refinanced into another type of Loan on the date when made.
“LC Documents” means with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by the applicable LC Issuer and the Borrower (or any applicable Borrower Group Member) or in favour of the applicable LC Issuer and relating to such Letter of Credit and “LC Document” means any one of them.
“LC Fee” has the meaning attributed thereto in Section 4.5(a).
“LC Issuance” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“LC Issuer” means (a) the Operating Lender in respect of Letters of Credit issued under the Operating Tranche, or (b) a Fronting Lender in respect of Fronted Letters of Credit, as applicable, and, with respect to a given Letter of Credit and unless the context otherwise requires, the Lender which issued such Letter of Credit.
“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means, any party hereto that has an outstanding Commitment or Loan owing to it at the applicable time, and “Lender” means any one of them.
“Lender Distress Event” means, in respect of a given Lender, such Lender or its Lender Parent (a) is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other Governmental Authority) or (b) is otherwise adjudicated as, or determined to be, insolvent or bankrupt, in each case, by any Governmental Authority having regulatory authority over such Lender or Lender Parent or their respective assets; provided that, for certainty, a Lender Distress Event shall not have occurred solely by virtue of the ownership or acquisition of any equity interest in such Lender or its Lender Parent by any Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such

Exhibit 10.1

Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lender Insolvency Event” means, in respect of a given Lender, such Lender or its Lender Parent:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
(i) institutes, or has instituted against it by a regulator, supervisor or any similar Governmental Authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (A) a proceeding pursuant to which such Governmental Authority takes control of such Lender’s or Lender Parent’s assets, (B) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or (C) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Governmental Authority; or (ii) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)
has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

Exhibit 10.1

(h)
causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.
“Lender Parent” means any Person that directly or indirectly controls a Lender and, for the purposes of this definition, “control” shall have the same meaning as set forth in the definition of “Affiliate” contained herein.
“Lenders’ Counsel” means Torys LLP and such other firm(s) of legal counsel as the Agent may from time to time designate.
“Letter of Credit” or “LC” means a standby or documentary letter of credit or letter of guarantee in Cdn. Dollars or US Dollars issued by a Fronting Lender at the request of the Borrower pursuant to this Agreement.
“Levy” has the meaning attributed thereto in Section 9.1(f).
“LIBO Rate” means, for any Interest Period with respect to a LIBO Rate Loan, the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Agent at approximately 11:00 a.m. (London, England time), on the date that is 2 Banking Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) for deposits in US Dollars (as set forth by any service selected by the Agent that has been nominated by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Agent (or an Affiliate thereof, if the Agent does not offer such deposits) at approximately 11:00 a.m. (London, England time) on the date that is 2 Banking Days prior to the beginning of such Interest Period; provided, however that in no event shall the LIBO Rate be less than zero (0).
“LIBO Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower under the Credit Facility, with respect to which the Borrower has specified that interest is to be calculated by reference to the LIBO Rate, and each Rollover in respect thereof.
“LIBO Suspension Notice” has the meaning assigned to such term in Section 12.6(c).
“Liens” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in Property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including,

Exhibit 10.1

in any event, (a) rights of set-off created for the purpose of securing (directly or indirectly) any Funded Debt, and (b) the rights of lessors under Capital Leases and any other lease financing included as Funded Debt.
“Loan” means a Prime Loan, a USBR Loan, a LIBO Rate Loan, a BA Equivalent Advance, or an Advance by way of the issuance of Bankers’ Acceptances or a Letter of Credit.
“Loan Documents” means this Agreement, the LC Documents, the Obligor Guarantees, any letter agreements reflecting agency fee arrangements agreed to between the Agent and the Borrower, any letter agreements reflecting the Fronting Fee arrangements agreed to between a Fronting Lender and the Borrower and all other agreements, certificates, notices, instruments and other documents delivered or to be delivered to the Agent, the Lenders or any of them, in relation to the Credit Facility pursuant hereto or thereto and, when used in relation to any Person, the term “Loan Documents” shall mean and refer to the Loan Documents executed and delivered by such Person.
“Material Acquisition” means an Acquisition by a Borrower Group Member (but excluding an Acquisition from a Borrower Group Member), the cost of which, together with the cost of all such Acquisitions previously completed in such Fiscal Year which were not included in any previous Material Acquisition, exceed the Threshold Amount.
“Material Adverse Effect” means a material adverse effect on:

(a)	the business, financial condition, operations or properties of the Borrower and its Subsidiaries on a consolidated basis and taken as a whole; or

(b)
the ability of the Borrower Group Members to observe or perform their respective material obligations under the Loan Documents to which any of them is a party or the validity or enforceability of the Loan Documents or any material provision thereof.

“Material Disposition” means a Disposition by any Borrower Group Member of Equity Securities or other assets (but excluding a Disposition to a Borrower Group Member), the net proceeds of which, together with all such Dispositions previously completed in such Fiscal Year which were not included in any previous Material Disposition, exceed the Threshold Amount.
“Maturity Date” means the fourth anniversary of the Effective Date or, if such day is not a Banking Day, the immediately preceding Banking Day.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“New Rules” has the meaning attributed thereto in the definition of “Change in Law”.
“Non-Acceptance Lender” means (a) a Lender which does not accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders which are not chartered banks or Schedule III Lenders, a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.

Exhibit 10.1

“Non-Extending Lender” has the meaning attributed thereto in Section 2.6(c).
“Notice of Non-Extension” has the meaning attributed thereto in Section 2.6(c).
“Obligations” means, collectively, all amounts, obligations and liabilities owing by any Obligor to any or all of the Agent and the Lenders, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, and arising under, in connection with, or otherwise related to this Agreement or any other Loan Document and including, without duplication, (a) all Outstandings owed or guaranteed by any Obligor, and (b) all other fees, expenses (including fees, charges, and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities, and reimbursement of amounts paid and other sums chargeable to any Obligor under any Loan Document.
“Obligor Guarantee” means a Guarantee executed and delivered by a Restricted Subsidiary in favour of the Agent for the benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time, and including any guarantee supplement delivered in connection therewith.
“Obligors” means, collectively, the Borrower and the Restricted Subsidiaries that have entered into an Obligor Guarantee, and “Obligor” means any of them.
“Operating Lender” means RBC.
“Operating Tranche” has the meaning attributed thereto in Section 2.1(a).
“Operating Tranche Commitment” means, in respect of the Operating Lender, its obligation hereunder to make Loans to the Borrower pursuant to Section 2.1(a) under the Operating Tranche in an aggregate principal amount at any time outstanding not to exceed the amount set forth and opposite the Operating Lender’s name on Schedule A, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.
“OSFI” means the Office of the Superintendent of Financial Institutions Canada (or any successor thereto).
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Principal” means the aggregate, at any time, of:

(a)	the aggregate outstanding principal amount of all Prime Loans, USBR Loans, BA Equivalent Advances, and LIBO Rate Loans;

Exhibit 10.1

(b)	the aggregate face amount of all outstanding Bankers’ Acceptances which have not been Cash Collateralized; and

(c)	the aggregate undrawn amount of all outstanding Letters of Credit (as determined in accordance with Section 1.8) which have not been Cash Collateralized.
“Outstandings” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any Obligors to the Lenders or the Agent under, pursuant or relating to the Loan Documents or the Credit Facility and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses and other amounts payable by any Obligors under the Loan Documents.
“Overdraft Loans” has the meaning set forth in Section 2.2(b).
“Parent” means Kinder Morgan Canada Limited Partnership, and its successors.
“Participant” has the meaning assigned to such term in Section 15.2(d).
“Permitted Contest” means action taken by a Borrower Group Member in good faith by appropriate proceedings diligently pursued to contest any Taxes, Other Taxes, claims or Liens, provided that:

(a)	such Borrower Group Member has established reasonable reserves therefor if required in accordance with GAAP; and

(b)
proceeding with such contest will not create a material risk of sale, forfeiture or loss, or interference with the use of any material Property of such Borrower Group Member and would not reasonably be expected to have a Material Adverse Effect.

“Permitted Liens” means, as at any particular time, any of the following on the Property or any part of the Property of a Borrower Group Member:

(a)
Liens for Taxes, Other Taxes, assessments, customs duties or governmental charges which are not due and delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

(b)
Liens under or pursuant to any judgment rendered, or claim filed, against such Borrower Group Member, which such Borrower Group Member shall be contesting at the time by a Permitted Contest or which is adequately covered by insurance;

(c)
Liens imposed or permitted by law, such as undetermined, inchoate or statutory liens and deemed trusts, carriers’ liens, garagekeepers’ liens, builders’ liens, warehousemen’s liens, mechanics’ liens, materialmen’s liens, repairmen’s liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent or, if due and delinquent, the validity of which is being contested at the time by a Permitted Contest;

Exhibit 10.1

(d)
Liens in favour of a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of such Borrower Group Member, all in the ordinary course of its business which individually or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Borrower Group Members, taken as a whole;

(e)
Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Funded Debt), statutory obligations, appeal bonds and performance bonds and other obligations of like nature, incurred as incidental to and in the ordinary course of business of such Borrower Group Member; provided, however, that all such Liens only secure sums not at the time overdue or, if overdue, the validity of which is being contested at the time by a Permitted Contest;

(f)
the Lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease, in respect of which the rent or other obligations are not at the time overdue, or if overdue, the validity of which is being contested at the time by a Permitted Contest;

(g)
easements, rights-of-way, permits, restrictive covenants, encroachments, protrusions, servitudes, leases, licenses, subleases, sublicenses, zoning, caveats registered in respect of any of the foregoing or other similar rights or interests in land held by such Borrower Group Member (including, without in any way limiting the generality of the foregoing, rights-of-way and servitudes for railways, roadways, sewers, drains, pipe lines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires, cables, meter stations and sub stations) granted to or reserved or taken by other Persons which individually or in the aggregate do not materially detract from the value of such land or materially impair its use in the operation of the business of the Borrower Group Members, taken as a whole;

(h)	Liens consented to in writing by the Required Lenders;

(i)	Liens in favour of a Borrower Group Member;

(j)
Liens resulting from the deposit of cash or obligations as security when a Borrower Group Member is required to do so by a Governmental Authority or by normal business practice in connection with contracts, licenses or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law;

(k)
bankers’ liens, rights of set-off and other similar liens existing solely with respect to cash, term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances and other debt instruments, in each case, in one or more accounts maintained by a Borrower Group Member, in each case, granted in the

Exhibit 10.1

ordinary course of business in favour of any Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(l)
any lease or sublease granted by a Borrower Group Member in the ordinary course of business, provided that, any such lease or sublease does not materially adversely affect the enjoyment by a Borrower Group Member of the assets of such Borrower Group Member in the conduct of the business of the Borrower Group Members, taken as a whole;

(m)
title defects or irregularities which are of a minor nature which, in the aggregate, do not materially affect or impair the use of any material Property of such Borrower Group Member for the purposes for which it is held by or on behalf of such Borrower Group Member;

(n)
any Lien whether arising under statute or under contracts for the transportation, transmission, storage, processing, distribution, gathering, terminalling, trimming, handling, injection, repressuring or recycling of petroleum substances, hydrogen or other gases or other products, by products, waste products, consumables, inventory or water in favour of pipeline owners, other transporters and carriers and other providers of goods and services, provided that in the case of Liens arising under contracts, such Lien is limited to the assets that are the subject of the relevant contract and that the indebtedness and obligations of the applicable Borrower Group Member thereunder do not constitute Funded Debt;

(o)
Liens incurred in the ordinary course of business (not securing any Funded Debt) in respect of the rights of any shipper or supplier of inventory or petroleum substances (including the rights of such shipper or supplier to any inventory or petroleum substances owned by such shipper or supplier or owned by a Borrower Group Member but not yet paid for or overdue but that are located on or within any property or assets of such Borrower Group Member);

(p)
to the extent required by Applicable Law, any Lien (including, for certainty, any reclamation trust or similar arrangement in connection with any present or future reclamation, clean-up, abandonment or operational obligations to the extent any such trust or similar arrangement may constitute a Lien) relating to the present or future reclamation, clean-up, abandonment or operation of any properties, facilities and interests and surrounding lands whether or not owned by a Borrower Group Member and the decommissioning or removal of structures or facilities located on such properties or facilities;

(q)
any operating lease (as characterized under GAAP as in effect on December 31, 2016) entered into in the ordinary course of business (which, for certainty, shall not include any leases entered into in connection with any Sale Leaseback);

Exhibit 10.1

(r)
(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of such Borrower Group Member complies, and (ii) any zoning, ordinance or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of such Borrower Group Member;

(s)	any right reserved to, or vested in, any applicable Governmental Authority by the terms of:

(i)	any Applicable Law;

(ii)	any applicable Governmental Authorization; or

(iii)	any property interest, easement, right-of-way, or servitude issued or granted by Applicable Law or by any applicable Governmental Authorization, to terminate any such Governmental Authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture, or designate a purchaser of any property;

(t)
any obligation or duty affecting property to any Governmental Authority with respect to any Governmental Authorization and any defect in title to structures or other facilities arising solely from the fact that such structures or other facilities are constructed or installed on real property held under such Governmental Authorization, which obligations and duties and defects in the aggregate do not materially impair the use or enjoyment of such property, structures and facilities for the purposes for which they are held;

(u)	any Liens granted in respect of:

(i)	cash or Cash Equivalents in respect of Excluded Deposits/Amounts; or

(ii)
any Equity Securities or Equity Securities Equivalents (and cash and other property on deposit in any Excluded Securities Accounts), in either case, held in or on deposit in any Excluded Securities Accounts;

(v)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding subparagraphs (a) to (u) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property) and the Funded Debt or obligation secured thereby is not increased; and

(w)	Purchase Money Security Interests, Capital Leases and other Liens that are not permitted under any of the foregoing subparagraphs of this definition and which

Exhibit 10.1

secure obligations that are not otherwise prohibited under this Agreement subject to compliance with Section 9.3(b);
provided that nothing in this definition shall in and of itself cause the Obligations to be subordinated in priority of payment of the obligations secured by any such Permitted Lien.
“Permitted Subordinated Loans” means unsecured indebtedness for borrowed money of the Borrower and its Subsidiaries owing to KMI or other Related Parties of KMI (other than the Borrower and its Subsidiaries) provided:

(a)
such indebtedness is on terms and conditions satisfactory to the Required Lenders, acting reasonably (including that there shall be no financial test or any restriction on debt incurrence nor any cross-default or cross-acceleration to any other indebtedness for borrowed money) (but, for certainty, terms and conditions for such indebtedness which have been previously approved by the Required Lenders shall be deemed to be approved for subsequent issuances of indebtedness on substantially the same terms and conditions (except as to maturity date, interest rate and term)); and

(b)
such indebtedness is fully subordinated to the Obligations pursuant to, and which is then subject to, a subordination agreement in form and substance to the Required Lenders, acting reasonably (but, for certainty, the form and substance of a subordination agreement which has been previously approved by the Required Lenders shall be deemed to be approved for subsequent subordination agreements).

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning attributed thereto in Section 15.15(a).
“Prime Loan” means an Advance in, or Conversion into, Canadian Dollars made by the Lenders to the Borrower under the Credit Facility with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Prime Rate.
“Prime Rate” means, for any day, the greater of:

(a)
the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in Canadian Dollars made in Canada; and

(b)
the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.3) which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters

Exhibit 10.1

Monitor Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum.
“Priority Debt Limit” means 15% of Consolidated Tangible Assets (as determined in Canadian Dollars).
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of Property, whether or not secured, provided that any Purchase Money Security Interest incurred in respect of such obligation shall not extend to any Property other than the Property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.
“Purchase Money Security Interest” means:

(a)	a Lien taken or reserved in Property to secure payment of all or part of its purchase price or the cost of construction of any improvement thereon; or

(b)
a Lien taken in Property by a Person who gives value for the purpose of enabling the relevant Obligor to acquire rights in such Property, to the extent that the value is applied to acquire those rights;

but does not include a Capital Lease or an operating lease.
“RBC” means Royal Bank of Canada.
“Register” has the meaning attributed thereto in Section 15.2(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and trustees of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.
“Repayment Notice” means a notice substantially in the applicable form annexed hereto as Schedule D to be given to the Agent by the Borrower.
“Requested Lenders” means those Lenders which are not then Non-Extending Lenders.
“Required Lenders” means (a) if there are one or two Lenders, all Lenders, or (b) if there are more than two Lenders, (i) if no Event of Default has occurred and is continuing, Lenders holding more than 66 2/3% of the Total Commitment and (ii) if an Event of Default has occurred and is continuing,

Exhibit 10.1

Lenders holding more than 66 2/3% of the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Credit Facility.
“Required Permits” means all Governmental Authorizations which are necessary at any given time:

(a)	in connection with the operation, business or ownership of the Borrower Group Members’ business; or

(b)	for the Borrower and each of its Restricted Subsidiaries to own and operate its property, assets, rights and interests or to carry on its business and affairs.
“Restricted Subsidiary” means any Subsidiary of the Borrower which is designated as a Restricted Subsidiary as at the date hereof or hereafter in accordance with Section 10.1.
“Restricted Subsidiary Debt” means the aggregate Funded Debt of each Restricted Subsidiary excluding (a) Funded Debt of any Restricted Subsidiary which has provided an Obligor Guarantee in accordance with Section 10.1(d), (b) Funded Debt under this Agreement, and (c) Funded Debt owed by a Restricted Subsidiary to the Borrower or another Restricted Subsidiary.
“Rollover” means:

(a)
with respect to any LIBO Rate Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto;

(b)
with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 5; and

(c)
with respect to a Letter of Credit, the extension or replacement of such Letter of Credit, provided that (i) the beneficiary remains the same, (ii) the undrawn face amount is not increased and (iii) the other principal terms thereof (other than the expiry date) remain the same.

“Rollover Date” means:

(a)	with respect to any LIBO Rate Loan or Bankers’ Acceptances, the date of commencement of a new Interest Period applicable to such Loan and which shall be a Banking Day; and

(b)	with respect to any Letter of Credit, the date of any extension or replacement thereof which constitutes a Rollover.

Exhibit 10.1

“S&P” means S&P Global Ratings, a division of S&P Global Inc., its Affiliates and their respective successors.
“Sale Leaseback” means any arrangement with any Person providing for the leasing by any Borrower Group Member of any Property, which Property has been or is to be sold or transferred by such Borrower Group Member to such Person in contemplation of such leasing.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, in all cases, to the extent such list and the maintenance thereof would not violate Applicable Law in Canada (or in the case of Borrower Group Members who are incorporated or formed, or otherwise carry on business, in the United States, Applicable Law in the United States).
“Sanctions” means, solely in respect of the business activities of each of the Borrower Group Members or its respective Subsidiaries, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority that are applicable to each Borrower Group Member or its respective Subsidiaries; provided however that, with respect to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority outside of Canada (or in the case of Borrower Group Members who are resident, or otherwise carry on business, in the United States, the United States), only to the extent such sanctions or trade embargoes would not violate Applicable Law in Canada (or in the case of Borrower Group Members who are incorporated or formed, or otherwise carry on business, in the United States, Applicable Law in the United States).
“Sanctions Authority” means any of: (i) the Canadian government; (ii) the United States government; (iii) the United Nations Security Council (to the extent it would not violate Applicable Law in Canada); (iv) the European Union; (v) the United Kingdom; or (vi) the respective governmental institutions, departments and agencies of any of the foregoing, and “Sanctions Authorities” means all of the foregoing, collectively.
“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).
“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).
“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).
“Securities” means collectively, all Equity Securities, Equity Securities Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Funded Debt, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all

Exhibit 10.1

certificates for the acquisition of, and all warrants, options, and other rights to acquire, any such securities.
“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Banking Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Banking Day, then at the close of business on the immediately preceding Banking Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Banking Day such conversion is to be made in accordance with its normal practice.
“Subsidiary” means, with respect to a Person:

(a)
any corporation of which at least a majority of the outstanding Voting Securities having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;

(b)
any partnership of which, at the time, such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)
any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries.

Unless otherwise specified herein, “Subsidiary” refers to a Subsidiary of the Borrower.
“Successor” has the meaning attributed thereto in Section 9.2(d).
“Successor Transaction” has the meaning attributed thereto in Section 9.2(d).
“Syndicated Lender” means, at any time, any Lender that has a Syndicated Tranche Commitment or Loan under the Syndicated Tranche at such time.
“Syndicated Tranche” has the meaning attributed thereto in Section 2.1(a).
“Syndicated Tranche Commitment” means, in respect of a Lender, its obligation hereunder to make Loans to the Borrower pursuant to Section 2.1(a) under the Syndicated Tranche in an aggregate

Exhibit 10.1

principal amount at any time outstanding not to exceed the amount set forth and opposite such Lender’s name on Schedule A, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.
“Takeover” means an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding Equity Securities of any Person (the “Target”) other than (a) a corporation or limited partnership whose Equity Securities are directly or indirectly held by one Person, or (b) a Person that is a private issuer or not a reporting issuer under applicable securities legislation and the “take-over bid” is exempt from the requirements of such legislation) and which constitutes a “take-over bid” pursuant to applicable securities legislation, including the Canada Business Corporations Act if the Target is governed thereby.
“Target” has the meaning attributed thereto in the definition of Takeover.
“Tax Act” means the Income Tax Act (Canada).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, and any interest, fines, penalties or additions to taxes with respect to any of the foregoing.
“Threshold Amount” means the greater of (a) Cdn.$50,000,000 (or the Equivalent Amount thereof in any other currency), and (b) an amount equal to 5.0% of Consolidated Tangible Assets (excluding therefrom for (and solely for) the purpose of determining the Threshold Amount, cash and Cash Equivalents then held by the Borrower and its Subsidiaries, in the aggregate, in excess of Cdn.$100,000,000).
“Total Commitment” means the aggregate of the Commitments of each of the Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, which as of the date hereof is Cdn.$500,000,000.
“Tranches” means, collectively, the Operating Tranche and the Syndicated Tranche, and “Tranche” means either of them.
“United States” and “U.S.” mean the United States of America.
“United States Dollars”, “US Dollars” and “US$” means the lawful money of the United States.
“Unreimbursed Amount” has the meaning attributed thereto in Section 6.3(a).
“Unrestricted Subsidiary” means any other Subsidiary of the Borrower that is not a Restricted Subsidiary.

Exhibit 10.1

“US Base Rate” means, on any day, the greatest of:

(a)
the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in United States Dollars made in Canada;

(b)
the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 4.9), plus 0.50% per annum; and

(c)	the LIBO Rate on such day for one month LIBO Rate Loans plus 1.00%.
“USBR Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders under the Credit Facility to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the US Base Rate.
“Voting Securities” means:

(a)
shares of any class of any corporation or other Equity Securities of any other Person which carries voting rights to elect the board of directors (or other persons performing similar functions) under any circumstances; and

(b)
an interest in a general partnership, limited partnership, trust, limited liability company, joint venture or similar Person which entitles the holder of such interest to receive a share of the profits, or on dissolution or partition, of the assets, of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2	Headings; Articles and Sections
The division of this Agreement into Articles and Sections, the table of contents contained herein and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3	Number; persons; including; successors; in writing

Exhibit 10.1

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them. References herein to any Person shall, unless the context otherwise requires, include such Person’s successors and assigns permitted under the Loan Documents. References herein to “in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including facsimile.

1.4	Accounting Principles
Wherever in this Agreement reference is made to “generally accepted accounting principles” or “GAAP”, such reference shall be deemed to be to the recommendations at the relevant time of the Financial Accounting Standards Board, or any successor organization, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with such principles. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity or unitholder equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Loan Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.5	Changes in Generally Accepted Accounting Principles

(a)
If the Borrower, the Agent or the Required Lenders determine at any time that any financial calculation or other amount calculated based on references to amounts in financial statements required to be determined hereunder would be materially different if such amount were determined in accordance with:

(i)	GAAP intended to be applied by the Borrower, KMCL or the Parent in respect of its Financial Statements on the date hereof (“Old GAAP”), instead of

(ii)	GAAP subsequently in effect and applied by the Borrower, KMCL or the Parent in respect of its Financial Statements and utilized for purposes of determining such amount, then written notice of such determination shall be delivered by the Borrower to the Agent, in the case of a determination by the Borrower, KMCL or the Parent, or by the Agent to the Borrower, in the case of a determination by the Agent or the Required Lenders.

(b)	If the Borrower, KMCL or the Parent adopts a change in an accounting policy in the preparation of its Financial Statements in order to conform to accounting

Exhibit 10.1

recommendations, guidelines, or similar pronouncements, or legislative requirements, and such change would require disclosure thereof under Old GAAP, or would reasonably be expected to materially and adversely affect (i) the rights of, or the protections afforded to, the Agent or the Required Lenders hereunder or (ii) the position either of the Borrower or of the Agent or the Required Lenders hereunder, the Borrower shall so notify the Agent, describing the nature of the change and its effect on the current and immediately prior year’s Financial Statements in accordance with Old GAAP and in detail sufficient for the Agent and the Required Lenders to make the determination required of them in the following sentence. If any of the Borrower, the Agent or the Required Lenders determine at any time that such change in accounting policy results in a material adverse change either (i) in the rights of, or protections afforded to, the Agent or the Required Lenders intended to be derived, or provided for, hereunder or (ii) in the position either of the Borrower or of the Agent and the Required Lenders hereunder, written notice of such determination shall be delivered by the Borrower to the Agent, in the case of a determination by the Borrower, or by the Agent to the Borrower, in the case of a determination by the Agent or the Required Lenders.

(c)
Upon the delivery of a written notice pursuant to Section 1.5(a) or Section 1.5(b) the Borrower and the Agent on behalf of the Required Lenders shall meet to consider the impact of such change in Old GAAP or such change in accounting policy (in each case, an “Accounting Change”), as the case may be, on the rights of, or protections afforded to, the Agent and the Required Lenders or on the position of the Borrower or of the Agent and the Required Lenders and shall in good faith negotiate to execute and deliver an amendment or amendments to this Agreement in order to preserve and protect the intended rights of, or protections afforded to, the Borrower or the Agent and the Required Lenders (as the case may be) on the date hereof or the position of the Borrower or the Agent and the Required Lenders (as the case may be); provided that, until this Agreement has been amended in accordance with the foregoing, then for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and the Borrower’s, KMCL’s or the Parent’s as the case may be, prior accounting policy. If the Borrower and the Agent on behalf of the Required Lenders do not (for any reason whatsoever) mutually agree (in their respective sole discretions, without any obligation to so agree) on such amendment or amendments to this Agreement within 60 days following the date of delivery of such written notice, the Borrower, KMCL or the Parent as the case may be, shall either continue to provide financial statements in accordance with Old GAAP or provide all such financial information as is reasonably required (or requested by the Agent acting reasonably) in order for any amount required to be determined hereunder to be determined in accordance with Old GAAP and/or such prior accounting policy and, for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded

Exhibit 10.1

hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and/or such prior accounting policy.

(d)
If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any financial calculation hereunder, and subsequently, as provided above, the method of calculating such financial calculation is revised in response to such Accounting Change, or the amount to be determined pursuant to such financial calculation is to be determined without giving effect to such Accounting Change, the Borrower shall deliver a revised Compliance Certificate. Any Event of Default which arises as a result of the Accounting Change and which is cured by this Section 1.5 shall be deemed never to have occurred.

1.6	References to Documents and Applicable Law
Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and instruments, licences or other documents shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases thereof, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by the Loan Documents and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Laws.

1.7	Per Annum and Currency Calculations

(a)
Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of a calendar year of 365 or 366 days, as applicable.

(b)
Unless otherwise specified herein, all references to currency shall be deemed to refer to Cdn. Dollars and, for the purposes of all monetary thresholds in Article 7, Article 8, Article 9, Article 10 and Article 11 (including the definitions used therein), all references to an amount in Cdn. Dollars shall be deemed to include the Equivalent Amount in US Dollars or any other applicable currency.

1.8	Letter of Credit Amounts
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated undrawn amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any ancillary document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Exhibit 10.1

1.9	Schedules
The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	—	Lenders And Commitments
Schedule B	—	Form of Assignment and Assumption
Schedule C	—	Form of Compliance Certificate
Schedule D	—	Form of Conversion / Rollover / Repayment Notice
Schedule E	—	Form of Discount Note
Schedule F	—	Form of Drawdown Notice
Schedule G	—	Existing Letters of Credit
Each reference to a Schedule herein shall be deemed to refer to such schedule as it is updated from time to time as required hereunder.
ARTICLE 2
CREDIT FACILITY

2.1	Credit Facility

(a)
Establishment of Credit Facility. Subject to this Agreement, the Lenders hereby agree to establish in favour of the Borrower a revolving credit facility (such facility, the “Credit Facility”) to be made available in accordance with this Agreement until the Maturity Date. The Credit Facility shall be available in two tranches as follows: (i) the Commitment of the Operating Lender of up to Cdn.$25,000,000, (the “Operating Tranche”); and (ii) aggregate Commitments of the Syndicated Lenders of up to Cdn.$475,000,000, (the “Syndicated Tranche”), provided that:

(i)	the obligation of each Lender to make Advances under a Tranche shall be several and shall be limited to each such Lender’s Commitment in respect of such Tranche, and

(ii)
subject to Section 7.3, at no time shall: (A) the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Operating Tranche exceed the Operating Tranche Commitment; or (B) the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Syndicated Tranche exceed the aggregate of all Syndicated Tranche Commitments.

(b)
Availability and Purpose.  The Credit Facility shall, subject to this Agreement, be available by way of multiple Drawdowns on and after the Effective Date on a revolving basis prior to the Maturity Date, and the Borrower may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’ Acceptances or BA Equivalent Advances and may obtain, cancel and re-obtain Letters of Credit thereunder, provided that each Drawdown shall be used for general corporate purposes of the Borrower Group Members.

Exhibit 10.1

(c)
Increase in Commitments.  The Borrower may at any time and from time to time add additional financial institutions hereunder as Syndicated Lenders or, with the consent of a Syndicated Lender, increase its Syndicated Tranche Commitment, and in each case, thereby increase the Total Commitment provided that at the time of any such addition:

(i)	no Default or Event of Default has occurred and is continuing or would reasonably be expected to result therefrom;

(ii)	all increases to the Syndicated Tranche as a result of the application of this Section 2.1(c) or otherwise, shall not at any time exceed Cdn.$250,000,000;

(iii)
the Agent and each Fronting Lender has consented to such financial institution becoming a Syndicated Lender or, in the case of an existing Syndicated Lender, increasing its Syndicated Tranche Commitment, such consent not to be unreasonably withheld;

(iv)	the Syndicated Tranche Commitment of a new financial institution being added as a Lender pursuant to this Section 2.1(c) shall be no less than Cdn.$10,000,000;

(v)
if, in connection with any such increase a commitment or similar fee is paid to any new Lender based on its new Syndicated Tranche Commitment (the “new money fee”), then the Borrower will also pay a corresponding fee equal to the same number of bps to the then existing Lenders based on their respective then existing Syndicated Tranche Commitments to the extent such a fee was not already paid on or after the Effective Date;

(vi)
concurrently with the addition of a financial institution as an additional Syndicated Lender or the increase of a Lender’s Syndicated Tranche Commitment, such financial institution or Syndicated Lender, as the case may be, shall purchase from each other Syndicated Lender, such portion of the Outstandings under the Credit Facility owed to each Syndicated Lender as is necessary to ensure that the Outstandings under the Syndicated Tranche owed to all Syndicated Lenders and including therein such additional financial institution and the increased Syndicated Tranche Commitment of any Syndicated Lender, are in accordance with the Applicable Percentage of all such Syndicated Lenders (including any new financial institution and the increased Syndicated Tranche Commitment of any Syndicated Lender) and such financial institution shall execute such documentation as is required by the Agent, acting reasonably, to novate such financial institution as a Syndicated Lender hereunder; provided that with respect to any portion of such Outstandings which are outstanding by way of Bankers’ Acceptance or LIBO Rate Loans, the new financial institution or such Syndicated Lender shall provide an indemnity to the other Syndicated Lenders (provided that no such indemnity may exceed two months in duration unless agreed to by

Exhibit 10.1

all of the affected Syndicated Lenders) in order to ensure such Bankers’ Acceptances and LIBO Rate Loans are outstanding in accordance with the new Applicable Percentages of all Syndicated Lenders; and

(vii)
the Borrower has provided to the Agent a certified copy of a directors’ resolution of the Borrower and each other Obligor authorizing any such increase in the Syndicated Tranche Commitments (which may be the original directors’ resolutions authorizing the Credit Facility hereunder) together with a legal opinion from Borrower’s Counsel with respect thereto in substantially the same form, mutatis mutandis, as the opinion delivered pursuant to Section 3.1(e).

2.2	Availments; Overdraft Loans

(a)	Advances under the Credit Facility (except as indicated otherwise below) shall be made by way of:

(i)	Prime Loans;

(ii)	USBR Loans;

(iii)	Bankers’ Acceptances (and BA Equivalent Advances in accordance with Section 5.9);

(iv)	LIBO Rate Loans; and

(v)	Letters of Credit,
provided that, subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under (i) the Credit Facility exceed the Total Commitment, or (ii) a Tranche exceed the aggregate Commitments of the Lenders under such Tranche.

(b)
In addition to the foregoing, overdrafts arising from clearance of cheques or drafts drawn on the Canadian Dollar accounts and United States Dollar accounts of the Borrower maintained with the Operating Lender, and designated by the Operating Lender for such purpose, shall be deemed to be outstanding as Prime Loans and USBR Loans, respectively, under the Operating Tranche (each, an “Overdraft Loan”) and all references to Prime Loans and USBR Loans (as applicable) shall include Overdraft Loans. For certainty, notwithstanding Section 2.3 or 2.5, no Drawdown Notice or Repayment Notice need be delivered by the Borrower in respect of Overdraft Loans and no Conversions of Overdraft Loans shall be permitted hereunder. Notwithstanding the foregoing or any other term of this Agreement, Overdraft Loans shall not be available under the Operating Tranche until the Borrower has opened the requisite bank accounts with the Operating Lender necessary to give effect to Overdraft Loans hereunder.

2.3	Drawdowns – Notices and Limitations

Exhibit 10.1

The Borrower may request Drawdowns upon the following terms and conditions:

(a)	the Borrower may request a Drawdown as follows:

(i)
in the case of a Prime Loan or a USBR Loan under the Syndicated Tranche, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 1 Banking Day prior to the requested Drawdown Date;

(ii)	in the case of a Prime Loan or a USBR Loan under the Operating Tranche, by delivering a Drawdown Notice to the Agent on or before 12:00 noon (Toronto time) on the requested Drawdown Date;

(iii)
in the case of a Bankers’ Acceptance or BA Equivalent Advance, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 2 Banking Days prior to the requested Drawdown Date;

(iv)	in the case of a LIBO Rate Loan, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 3 Banking Days prior to the requested Drawdown Date; and

(v)	in the case of a Letter of Credit, by complying with Section 6.2;

(b)	each Drawdown by the Borrower under the Credit Facility shall be requested and made available in minimum amounts of not less than:

(i)
in the case of a Prime Loan or USBR Loan under the Syndicated Tranche, Cdn.$ or US$1,000,000 and, for certainty, no minimum amounts shall apply to Prime Loans or USBR Loans under the Operating Tranche or to Overdraft Loans;

(ii)	in the case of a LIBO Rate Loan, US$1,000,000;

(iii)	in the case of Bankers’ Acceptances or BA Equivalent Advances, Cdn.$1,000,000 and in multiples of Cdn.$100,000 thereafter; and

(iv)	in the case of a Letter of Credit, no minimum amount applies;

(c)	Drawdowns will only be made available if all applicable conditions precedent in Article 3 are or will be satisfied on or before the requested Drawdown Date.

2.4	Rollovers and Conversions - Notices and Limitations

(a)	General Provisions. The Borrower may request Rollovers and Conversions upon the following terms and conditions:

(i)	the Borrower may request a Rollover or Conversion by delivering a Conversion/Rollover/Repayment Notice with the same prior notice period

Exhibit 10.1

that would apply if it were obtaining a Drawdown of the relevant type of Loan resulting from such Rollover or Conversion;

(ii)	the Borrower may request a Rollover or Conversion of part only of a Loan, provided that:

(A)	each Loan resulting from such Rollover or Conversion is not less than the relevant Drawdown minimum specified in Section 2.3(b);

(B)	any portion of an existing LIBO Rate Loan or Bankers’ Acceptances which is not rolled over or converted shall be repaid in accordance with the provisions hereof; and

(C)
the Borrower may not convert a portion only of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion as set forth in Section 2.3(b);

(iii)
in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated and each applicable Lender may make a further Advance to the Borrower in the other currency;

(iv)	a Rollover or Conversion shall not result in an increase in Outstanding Principal as increases in Outstanding Principal may only be effected by Drawdowns;

(v)
a Rollover or Conversion of a LIBO Rate Loan may occur only on the last day of the relevant Interest Period for such LIBO Rate Loan (unless the Borrower pays the breakage costs to the applicable Lenders in accordance with Section 7.4(a));

(vi)	no Rollover of or Conversion into a LIBO Rate Loan, Bankers’ Acceptance or Letter of Credit may occur if a Default or Event of Default is then in existence;

(vii)	a Rollover or Conversion of a Bankers Acceptance may occur only on the maturity date for such Bankers’ Acceptance; and

(viii)	the Loan resulting as a consequence of Rollover or Conversion shall be under the same Tranche as the applicable initial Loan which is the subject of such Rollover or Conversion.

(b)	LIBO Rate Loans. In anticipation of the expiry of each Interest Period for each LIBO Rate Loan the Borrower shall do one or a combination of the following:

Exhibit 10.1

(i)	request a Rollover of all or part of such LIBO Rate Loan in accordance with Section 2.4(a);

(ii)	request a Conversion of all or part of such LIBO Rate Loan in accordance with Section 2.4(a); or

(iii)	repay all or part of such LIBO Rate Loan before 12:00 noon (Toronto time) on the last day of such Interest Period with notice in accordance with Section 7.2.
If and to the extent that the Borrower fails to so notify the Agent, or to so pay the relevant LIBO Rate Loan in accordance with the foregoing, the Borrower, in the case of a LIBO Rate Loan, shall be deemed to have requested a Conversion into a USBR Loan, in each case in an amount equal to that portion of the LIBO Rate Loan which is not rolled over, converted or repaid.

(c)
Bankers’ Acceptances. In anticipation of the maturity of any Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(i)
(A) request a Rollover of the maturing Bankers’ Acceptances in accordance with Section 2.4(a), and (B) on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the applicable Lenders any amount that the Borrower is required to pay under Section 5.6;

(ii)
(A) request a Conversion of the maturing Bankers’ Acceptances to another type of Loan in accordance with Section 2.4(a), and (B) on the maturity date of the maturing Bankers’ Acceptances pay to the Agent for the account of the applicable Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances; or

(iii)
on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the applicable Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances with notice in accordance with Section 7.2

If and to the extent that the Borrower fails to notify the Agent or pay the relevant Bankers’ Acceptances in accordance with the foregoing, the Borrower shall be deemed to have requested a Conversion into a Prime Loan in an amount equal to that portion of the Bankers’ Acceptances which is not rolled over, converted or repaid.

2.5	Optional Reduction of Commitments

Exhibit 10.1

At any time, and from time to time, the Borrower may, at its option, permanently reduce the Commitments under the Credit Facility by cancelling all or any part of the undrawn portion of the Credit Facility, provided that:

(i)	the Borrower shall provide the Agent with at least 3 Banking Days’ prior written notice of any such cancellation (or such shorter period as the Agent may agree);

(ii)	each such cancellation shall be a minimum of Cdn.$5,000,000 and in whole multiples of Cdn.$1,000,000 thereafter;

(iii)	any such cancellation shall be allocated among the applicable Lenders based on their respective Applicable Percentages under the applicable Tranche at the time of cancellation; and

(iv)	any cancellation notice shall be irrevocable.

2.6	Extension

(a)	In this Section:

(i)
“Extension Request” means a written request by the Borrower to the Requested Lenders to extend the Maturity Date, which request shall include an officer’s certificate of the Borrower certifying that no Default or Event of Default has occurred and is continuing; and

(ii)	“Requested Lenders” means those Lenders which are not then Non-Extending Lenders.

(b)
The Borrower may, once in each calendar year, request the Requested Lenders to extend the Maturity Date applicable to such Lenders by delivering to the Agent an executed Extension Request, provided that the term of the Credit Facility may at no time exceed 4 years from the proposed effective date of such extension as such proposed effective date is set forth in the relevant Extension Request.

(c)
Upon receipt of an executed Extension Request, the Agent shall promptly deliver to each Requested Lender a copy of such request, and each Requested Lender shall, within 30 days after receipt of the Extension Request by the Agent, provide to the Agent either (a) written notice that such Requested Lender (each, an “Extending Lender”) agrees, subject to Section 2.6(d) below, to the extension of the current Maturity Date pursuant to Section 2.6(b) or (b) written notice (each, a “Notice of Non-Extension”) that such Requested Lender (each, a “Non-Extending Lender”) does not agree to such requested extension; provided that, if any Requested Lender shall fail to so notify the Agent, then such Requested Lender shall be deemed to have delivered a Notice of Non-Extension and shall be deemed to be a Non-Extending Lender. The determination of each Lender whether or not to extend the Maturity

Exhibit 10.1

Date applicable to it shall be made by each individual Lender in its sole discretion. The Agent shall promptly notify the Borrower if any such Lender advises (or is deemed to advise) that it will not agree to extend the applicable Maturity Date.

(d)
If all of the Lenders are Extending Lenders, the Maturity Date shall be extended in accordance with the Extension Request for each of the Extending Lenders. If the Extending Lenders do not have at least 50% of the Total Commitments, the Maturity Date shall not be extended for any of the Requested Lenders. If the Extending Lenders have at least 50% of the Total Commitment but less than 100% thereof, then within 5 Banking Days of receiving notice from the Agent pursuant to the last sentence of Section 2.6(c), the Borrower may advise the Agent in writing that it has elected: (i) not to proceed with such Extension Request, in which case the Maturity Date shall not be extended for any of the Requested Lenders; or (ii) to proceed with such Extension Request in respect of the Extending Lenders only. For certainty, the Maturity Date for a Non-Extending Lender shall not be extended, regardless of whether or not the Maturity Date is extended for the Extending Lenders as aforesaid.

(e)
This Section 2.6 shall apply from time to time to facilitate successive extensions and requests for extension of the Maturity Date. If a Default or Event of Default exists, the Maturity Date shall not be extended, notwithstanding any other provision hereof to the contrary, for an Extending Lender unless (a) such Extending Lender has waived such Default or Event of Default in writing and (b) the Required Lenders have waived such Default or Event of Default in writing.

(f)	With respect to each Non-Extending Lender:

(i)
the Borrower may require each Non-Extending Lender to assign all of its rights, benefits and interests under the Loan Documents, its Commitment and its Applicable Percentage of all Loans and other Obligations outstanding under the Credit Facility (collectively, the “Assigned Interests”) to (A) any Extending Lenders which have agreed to increase their Commitments and purchase Assigned Interests, and (B) to the extent the Assigned Interests are not transferred to Extending Lenders, financial institutions selected by the Borrower and consented to by the Agent and each LC Issuer, such consents not be unreasonably withheld, conditioned or delayed. Such assignments shall be effective upon execution of assignment documentation satisfactory to the applicable Non-Extending Lender, the assignee, the Borrower and the Agent (each acting reasonably), upon payment to the applicable Non-Extending Lender (in immediately available funds) by the applicable assignee of an amount equal to its Applicable Percentage of all Obligations being assigned and all accrued but unpaid interest and fees hereunder in respect of those portions of the Loans and Commitments being assigned, upon payment by the applicable assignee to the Agent (for the Agent’s own account) of the transfer fee contemplated in Section 15.2, and upon provision satisfactory to the applicable Non-Extending Lender (acting reasonably)

Exhibit 10.1

being made for (i) payment at maturity of outstanding Bankers’ Acceptances accepted by it and (ii) any costs, losses, premiums or expenses incurred by such Non-Extending Lender by reason of the liquidation or re-deployment of deposits or other funds in respect of LIBO Rate Loans outstanding hereunder. Upon such assignment and transfer, the Non-Extending Lender in question shall have no further right, interest, benefit or obligation in respect of the Credit Facility and the assignee thereof shall succeed to the position of such Lender as if the same was an original party hereto in the place and stead of such Non-Extending Lender and shall be deemed to be an Extending Lender; for such purpose, to the extent that the assignee is not already a party hereto, the assignee shall execute and deliver an Assignment and Assumption and such other documentation as may be reasonably required by the Agent and the Borrower to confirm their agreement to be bound by the provisions hereof and to give effect to the foregoing; and

(ii)
to the extent that any Non-Extending Lender has not assigned its rights and interests to an Extending Lender or other financial institution as provided in subparagraph (i) above, the Borrower may, provided that no Default or Event of Default has occurred and is continuing but otherwise notwithstanding any other provision hereof, repay the Non-Extending Lender’s Applicable Percentage of all Loans outstanding under the Credit Facility, together with all accrued but unpaid interest and fees thereon with respect to its Commitment, without making corresponding repayment to the Extending Lenders, upon which the Borrower shall cancel such Non-Extending Lender’s Commitment; upon completion of the foregoing, such Non-Extending Lender shall have no further right, interest, benefit or obligation in respect of the Credit Facility and the Credit Facility shall be reduced by the amount of such Lender’s cancelled Commitment.

2.7	Several Obligations of Lenders
No Lender shall be responsible for the Commitments of any other Lenders. The failure of a Lender to make available its share of any Advance in accordance with this Agreement shall not release any other Lender from its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances under the Credit Facility (based on the Equivalent Amount thereof in Cdn. Dollars) in excess of its Commitment thereunder. The obligation of each Lender to make its Commitment available to the Borrower under the Credit Facility is a separate obligation between that Lender and the Borrower and such obligation is not the joint or the joint and several obligation of any other Lender.

2.8	Loans - General

(a)
Making of Loans. Loans shall be made in such currency and at the time and in the manner requested by the Borrower, subject to this Agreement and upon fulfilment of all conditions precedent to the making of such Loans.

Exhibit 10.1

(b)	Banking Day. No Loans shall be made except on a Banking Day.

(c)
Time of Advances. All Advances by the Lenders hereunder shall be made to the Agent at the Agent’s Branch in immediately available freely transferable funds in the applicable currency by no later than 3:00 p.m. (Toronto time) on the relevant Drawdown Date. All payments by the Borrower hereunder shall be made to the Agent at the Agent’s Branch in immediately freely transferable funds by no later than 12:00 noon (Toronto time) on the relevant Drawdown Date. The Borrower shall open and maintain the Borrower’s Accounts for the purpose of receiving Advances and making payments, repayments and prepayments under this Agreement.

(d)
Books of Account. The Agent shall open and maintain books of account evidencing all Advances and all other amounts owing by the Borrower to the Lenders hereunder. The Agent shall enter in the foregoing books of account details of all applicable amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing books of account shall constitute prima facie evidence of the Outstandings owing from time to time by the Borrower to the Agent and the Lenders hereunder, absent manifest error.

2.9	Loans: Inter-Lender Arrangements

(a)
Agent Notification. Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Borrower, the Agent shall promptly advise each applicable Lender of the date, amount and other particulars with respect to such Drawdown, Conversion or Rollover and the amount of each Lender’s Applicable Percentage thereof.

(b)
Payment of Funds. Subject to prior satisfaction of the applicable conditions precedent set forth in Article 3, each applicable Lender shall remit its Applicable Percentage of each requested Advance to the Agent’s Accounts on the relevant Drawdown Date, Rollover Date or Conversion Date for same day value. Subject to Section 14.11, the Agent shall make such funds available to the Borrower by crediting the Borrower’s Accounts for same day value on the relevant Drawdown Date, Rollover Date or Conversion Date.

ARTICLE 3
CONDITIONS PRECEDENT

3.1	Conditions to Effectiveness
As conditions precedent to the effectiveness of this Agreement and to the initial Drawdown hereunder (and notwithstanding the date of execution of this Agreement), the following conditions shall be satisfied:

(a)	Loan Documents. The Agent (or its counsel) shall have received (as applicable):

Exhibit 10.1

(i)	this Agreement, duly executed and delivered by an Authorized Officer of each of the Borrower; and

(ii)	if so elected by the Borrower, an Obligor Guarantee from each applicable Restricted Subsidiary.

(b)
Financial Information. The unaudited pro forma consolidated financial statements of KMCL for the quarterly period ended June 30, 2018 appended as Appendix C to the Kinder Morgan Canada Limited management information circular dated July 27, 2018 shall continue to present fairly the pro forma information set out therein on the date hereof, and an Authorized Officer of the Borrower shall have certified the same to the Agent.

(c)
Closing Certificates.  The Agent (or its counsel) shall have received, in form and substance satisfactory to the Agent, acting reasonably, a certificate of each Obligor, certified by an Authorized Officer of such Obligor, (or in the case of a Obligor that is a partnership, certified on behalf of such Obligor by an Authorized Officer of a general partner of such partnership), dated on or after the date hereof (but in any event prior to the Effective Date), including:

(i)	the certificate and articles of formation, organization, incorporation, or amalgamation (or similar) as applicable, of such Obligor (together with all amendments thereto);

(ii)	the by-laws (or similar) for each Obligor as in effect on the date on which the resolutions referred to below were adopted;

(iii)	in the case of a Obligor that is a partnership, the partnership agreement providing for the organization of such partnership;

(iv)	each unanimous shareholders’ agreement or declaration of sole shareholder binding upon such Obligor, if any;

(v)
resolutions of the governing body of each Obligor (or in the case of a partnership, of its general partner), approving the execution, delivery and performance of each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action; and

(vi)
a certification that the names and signatures of the officers of each Obligor (or in the case of a partnership, of its general partner), authorized to sign each Loan Document to which it is or is to be a party and other documents to be delivered hereunder and thereunder are true and correct.

(d)	Good Standing Certificates. The Agent (or its counsel) shall have received a certificate of status or good standing certificate (or equivalent) for each Obligor, from its jurisdiction of organization.

Exhibit 10.1

(e)	Legal Opinions. The Agent shall have received legal opinions from Borrower’s Counsel and Lenders’ Counsel, each in form and substance satisfactory to the Agent, acting reasonably.

(f)
Representations and Warranties.  The representations and warranties in Article 8 and in any other Loan Documents shall be true, complete and correct in all material respects as of the date hereof (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects), and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying same.

(g)
No Material Adverse Effect.  Since December 31, 2017, no Material Adverse Effect shall have occurred and be continuing in respect of the business of the Borrower Group Members, (for certainty and for the purpose of this Section 3.1(g), excluding the sale of the Trans Mountain pipeline system and all matters ancillary thereto) and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying same.

(h)
No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying same.

(i)
Sale of Trans Mountain Pipeline. On or prior to the Effective Date, the sale of the units of Trans Mountain Pipeline LP and the shares of Trans Mountain Pipeline ULC to the Government of Canada or an agent thereof shall have been completed.

(j)
Corporate Structure. The organizational structure of the Borrower and its Subsidiaries on the date hereof and after giving effect to the sale described in Section 3.1(i) above shall be as previously disclosed by the Borrower to the Agent.

(k)	Debt Rating. The Debt Rating from each of S&P and DBRS shall be an Investment Grade Rating.

(l)
Repayment of Existing Credit Agreement. Concurrently with the initial Drawdown hereunder: (i) subject to Section 6.1(f), all indebtedness and obligations under the Existing Credit Agreement (other than in respect of the Existing Letters of Credit) shall be irrevocably and unconditionally repaid in full and the Existing Credit Agreement and any guarantees and security documents related thereto, shall have been released and terminated and all Liens related thereof shall have been discharged or arrangement for the discharge of such Liens shall have been made to the satisfaction of the Agent, acting reasonably.

(m)
Lien Searches. The Agent (or its counsel) shall have received results of a recent lien search in each of the jurisdictions where the Borrower Group Members are organized and assets of the Borrower Group Members are located, and such search shall reveal no Liens on any of the assets of the Borrower Group Members except for Permitted

Exhibit 10.1

Liens or, active Liens released and discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Agent, acting reasonably.

(n)
Fees and Expenses.  All fees required to be paid on the Effective Date and reasonable out-of-pocket expenses required to be paid on the Effective Date, to the extent such expenses are invoiced at least 2 Banking Days prior to the Effective Date (or such shorter period as is otherwise reasonably agreed by the Borrower) shall have been paid (which amounts may, at the option of the Borrower, be offset against the proceeds of the Credit Facility).

3.2	Conditions for All Drawdowns
On each Drawdown Date hereunder, the following conditions shall be satisfied:

(a)	the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the applicable Drawdown;

(b)
the representations and warranties set forth in Article 8 (excluding those representations and warranties which are expressly made as of a specific date only) shall be true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date of the requested Drawdown; and

(c)	no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of any such event.

3.3	Waiver
The conditions set forth in Sections 3.1 and 3.2, are inserted for the sole benefit of the Lenders and the Agent and may be waived by all of the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown. For certainty, upon the initial Drawdown hereunder, the conditions set forth in Section 3.1 shall be deemed to have satisfied as of the date of such Drawdown, unless expressly conditioned by the Agent in writing.
ARTICLE 4
PAYMENTS OF INTEREST AND FEES

4.1	Interest on Prime Loans
The Borrower shall pay interest to the Agent on behalf of each Lender on each Prime Loan outstanding from time to time at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable monthly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal

Exhibit 10.1

amount of the Prime Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

4.2	Interest on USBR Loans
The Borrower shall pay interest in US Dollars on each USBR Loan to the Agent on behalf of each Lender outstanding from time to time at a rate per annum equal to the US Base Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable monthly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the USBR Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the US Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

4.3	Interest on LIBO Rate Loans
The Borrower shall pay interest to the Agent on behalf of each Lender on each LIBO Rate Loan outstanding during each Interest Period applicable thereto at a rate per annum, calculated on the basis of a 360 day year, equal to the LIBO Rate with respect to such Interest Period plus the Applicable Margin. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the LIBO Rate Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

4.4	Acceptance Fees
Upon the acceptance by a Lender of a Bankers’ Acceptance, the Borrower shall pay to the Agent for the account of such Lender an acceptance fee in Cdn. Dollars equal to the Applicable Margin calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the actual number of days elapsed in a year of 365 days.

4.5	LC and Related Fees

(a)
LC Fee. The Borrower shall pay to the Agent for the account of the applicable Lenders, pro rata in accordance with the amount of each Lender’s Commitment under the applicable Tranche, a Letter of Credit issuance fee (the “LC Fee”) for each Letter of Credit issued at the request of the Borrower calculated at a rate per 365 or 366 day period, as applicable, equal to the Applicable Margin multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether

Exhibit 10.1

or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Fronting Lender pursuant to Section 15.11(d) shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 15.11(d), with the balance of such fee, if any, payable to the applicable Fronting Lender for its own account. The LC Fee shall be payable quarterly in arrears on the fifth Banking Day of each Fiscal Quarter following the issuance of the relevant Letter of Credit and upon termination or cancellation of the Total Commitment and following receipt of a written notice from the Agent setting out the amount of such fee.

(b)
Fronting Fee. In addition to the above fees, in respect of any Fronted Letter of Credit, the Borrower shall pay directly to the applicable Fronting Lender for its own account a Fronting Fee calculated at a rate per 365 or 366 day period, as applicable, equal to the rate to be agreed upon in writing by the Borrower and the applicable Fronting Lender, which shall be computed on the daily amount available to be drawn under such Fronted Letter of Credit and paid on a quarterly basis in arrears. Such Fronting Fee shall be due and payable on the third Banking Day of each April, July, October and January in respect of the immediately preceding Fiscal Quarter (or portion thereof, in the case of the first payment) and following receipt of a written notice from the Agent setting out the amount of such fee, commencing with the first such date to occur after the issuance of such Fronted Letter of Credit. For purposes of computing the daily amount available to be drawn under any Fronted Letter of Credit, the amount of such Fronted Letter of Credit shall be determined in accordance with Section 1.8.

(c)
Other Fees. In addition to the above fees, the Borrower shall pay directly to the applicable LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable LC Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 3 Banking Days of demand and are non-refundable, except as otherwise agreed by the applicable LC Issuer.

4.6	Standby Fees
From and after the Effective Date, the Borrower shall pay to the Agent for the account of each Lender a standby fee in Cdn. Dollars calculated at a rate per annum equal to the Applicable Margin (based on a year of 365 or 366 days, as applicable) on the amount, if any, for each day by which the amount of the Outstanding Principal owing to such Lender under the Credit Facility is less than the Commitment of such Lender. Fees determined in accordance with this Section 4.6

Exhibit 10.1

shall accrue daily from the first day of each Fiscal Quarter until the last day of each Fiscal Quarter and be payable quarterly in arrears on the third Banking Day of each Fiscal Quarter and following receipt of a written notice from the Agent setting out the amount of such fee, until the earlier of (i) cancellation in full of the undrawn portion of the Credit Facility and (ii) the Maturity Date. In order to calculate the daily Outstanding Principal under this Section 4.6 for any day in a Fiscal Quarter, the Agent shall convert any outstanding Loans denominated in US Dollars into the Equivalent Amount thereof in Canadian Dollars.

4.7	Default Interest
Notwithstanding any other provision hereof, if at any time an Event of Default has occurred and is continuing, the Borrower shall pay interest on the principal amount of all Outstandings hereunder (including but not limited to Letters of Credit) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

4.8	Agent’s Fees
The Borrower shall pay to the Agent, for its own account, all agency fees payable from time to time pursuant to the separate written agreement between such parties as may be mutually agreed by the Borrower and the Agent at such time. Any unpaid agency fees shall be deemed to form part of the Outstandings.

4.9	General Interest Provisions

(a)
Rates. Each determination by the Agent of the Prime Rate, US Base Rate, CDOR Rate or LIBO Rate in effect at any time shall be prima facie evidence thereof for all purposes of this Agreement, absent manifest error.

(b)
Accuracy of Rates. Each determination by the Agent of the amount of interest, fees or other amounts due from the Borrower hereunder shall be prima facie evidence of the accuracy of such determination, absent manifest error.

(c)
Accrual. All interest, fees and other amounts payable by the Borrower hereunder shall accrue daily, be computed as described herein, and be payable both before and after demand, maturity, default and judgment.

(d)
Waivers. To the extent permitted by Applicable Law, the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

Exhibit 10.1

(e)
Maximum Rate. No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

(f)	Interest Act (Canada).

(i)
Whenever a rate of interest or other rate per annum hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(ii)
Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 days, such rate of interest or other rate shall be expressed as a rate per annum, calculated on the basis of a 365 day year, by multiplying such rate of interest or other rate by 365 and dividing it by 360.

(iii)
The Borrower confirms that it fully understands and is able to calculate the rates of interest applicable to the Credit Facility based on the methodology for calculating per annum rates provided for in this Agreement. The Borrower hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Loan Documents, that the interest payable under the Loan Documents and the calculation thereof has not been adequately disclosed to the Borrower and the other Obligors, whether pursuant to section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.

(g)
No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

4.10	Defaulting Lender Fees
Each Defaulting Lender shall be entitled to receive any fees payable under this Article 4 for any period during which such Lender is a Defaulting Lender only to the extent allocable to the Loans funded by it. With respect to any fees not required to be paid to any Defaulting Lender pursuant to the preceding sentence, the Borrower shall pay to each Lender that is not a Defaulting

Exhibit 10.1

Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Loans that has been reallocated to the other Lenders as provided for in Section 15.11(b) or Section 15.11(d).

4.11	Margin Changes; Adjustments for Margin Charges; Notice of Debt Rating Changes

(a)	Changes in Applicable Margin shall be effective:

(i)
on the Banking Day immediately following any change in the relevant Debt Rating (or when there ceases to be a Debt Rating, if applicable) which results in a change in the Applicable Margin in accordance with the definition thereof; and

(ii)	without the necessity of notice to the Borrower.

(b)	For any Loans outstanding as of the effective date of a change in an Applicable Margin:

(i)
in the case of increases in such rates per annum, the Borrower shall pay to the Agent for the account of the Lenders such additional interest or fees, as the case may be, as may be required to give effect to the relevant increases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant increase in rates; and

(ii)
in the case of decreases in such rates per annum, the Borrower shall receive a credit against subsequent interest payable on Loans, Bankers’ Acceptance fees or LC Fees, as the case may be, to the extent necessary to give effect to the relevant decreases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant decrease in rates.

(c)
The additional payments required by Section 4.11(b)(i) shall be made on the last Banking Day of the calendar month immediately following the calendar month in which the changes in Applicable Margin are effective. The adjustments required by Section 4.11(b)(ii) shall be accounted for in successive interest and fee payments by the Borrower until the amount of the credit therein contemplated has been fully applied; provided that, upon satisfaction in full of all Obligations and cancellation of the Credit Facility in accordance herewith, the Lenders shall pay to the Borrower an amount equal to any such credit which remains outstanding.

(d)
The Borrower hereby covenants and agrees to give notice to the Agent of any change in the Debt Rating or if there ceases to be a Debt Rating, promptly upon becoming aware of such change. For certainty, the change in Applicable Margin shall, subject to Section 4.11(a)(i), be effective from the date of the change in the Debt Rating regardless of the date notice thereof is given by the Borrower to the Agent.

Exhibit 10.1

ARTICLE 5
BANKERS’ ACCEPTANCES

5.1	Form and Execution of Bankers’ Acceptances
The following provisions shall apply to each Bankers’ Acceptance under the Credit Facility:

(a)	the face amount at maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall be at least in the amounts set out in Section 2.3(b)(iii);

(b)
the term to maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by the Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by all of the applicable Lenders), as selected by the Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Borrower for such Bankers’ Acceptance;

(c)
each draft drawn by the Borrower and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time; provided, however, that the Agent may require the Lenders to use a generic form of Bankers’ Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of such Lenders’ own forms;

(d)
subject to Section 5.1(e), Bankers’ Acceptances shall be signed by Authorized Officers of the Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by such officers on behalf of the Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Borrower; and

(e)
in lieu of the Borrower signing Bankers’ Acceptances in accordance with Section 5.1(d) and, for so long as the power of attorney in Section 5.2(a) is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Borrower, Bankers’ Acceptances executed by the Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with such power of attorney, unless the context otherwise requires.

Exhibit 10.1

If and for so long as the power of attorney referred to in Section 5.2(a) is in force with respect to each of the Lenders, it is intended that pursuant to the DBNA, all Bankers’ Acceptances accepted by the Lenders under this Agreement will be issued in the form of a “depository bill” (as defined in the DBNA), deposited with a “clearing house” (as defined in the DBNA including The Canadian Depository for Securities Ltd. or its nominee CDS & Co.). In order to give effect to the foregoing, the Agent will, subject to the approval of the Borrower and the Lenders, establish and notify the Borrower and the Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

(a)
any instrument held by the Agent for the purposes of Bankers’ Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”;

(b)	any reference to the authentication of the Bankers’ Acceptance will be removed; and

(c)	any reference to the “bearer” will be removed and such Bankers’ Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

5.2	Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(a)
Power of Attorney. As a condition precedent to each Lender’s obligation to accept Bankers’ Acceptances hereunder, the Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Borrower:

(i)
to sign for and on behalf and in the name of the Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the DBNA, payable to a “clearing house” (as defined in the DBNA) including The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(ii)
for drafts which are not depository bills, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the undersigned or payable to the order of such Lender;

(iii)	for Discount Notes, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf Discount Notes payable to the order of such Lender;

(iv)	to fill in the amount, date and maturity date of such Bankers’ Acceptances (or Discount Notes as applicable); and

Exhibit 10.1

(v)	to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender or such Discount Notes which are payable to the order of such Lender, provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances (or Discount Notes as applicable) in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.
Instructions from the Borrower to a Lender relating to the execution, completion, endorsement, discount, deposit and/or delivery by that Lender on behalf of the Borrower of Bankers’ Acceptances (or Discount Notes as applicable) which the Borrower wishes to submit to such Lender for acceptance by such Lender shall be communicated by the Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices and Conversion/Rollover/Repayment Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Borrower, to the Lender.
The communication in writing by the Borrower, or on behalf of the Borrower by the Agent, to a Lender of the instructions set out in the Drawdown Notices and Conversion/Rollover/Repayment Notices referred to above shall constitute (a) the authorization and instruction of the Borrower to such Lender to sign for and on behalf and in the name of the Borrower as drawer the requested Bankers’ Acceptances (or Discount Notes as applicable) and to complete and/or endorse Bankers’ Acceptances (or Discount Notes as applicable) in accordance with such information as set out above and (b) the request of the Borrower to such Lender to accept such Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.
A Lender shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to that Lender as provided herein if such Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by facsimile in accordance with the provisions hereof. A Lender’s actions in compliance with such instructions, and (if applicable) confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Borrower.

Exhibit 10.1

This power of attorney may be revoked by the Borrower with respect to any particular Lender at any time upon not less than 3 Banking Days’ prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers’ Acceptance (or Discount Note as applicable) executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(b)
Blank Drafts. If the power of attorney in Section 5.2(a) is revoked with respect to any Lender, the Borrower shall, from time to time as required by the Lenders, provide to the Agent for delivery to each such Lender drafts drawn in blank by the Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed drafts to the Agent (for delivery to such Lender) on a timely basis.

(c)
Execution of Drafts. By 10:00 a.m. (Toronto time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Borrower shall (i) either deliver to each applicable Lender, or, if previously delivered, be deemed to have authorized each applicable Lender to complete and accept, or (ii) where the power of attorney in Section 5.2(a) is in force with respect to a Lender, be deemed to have authorized each such Lender to sign on behalf of the Borrower, complete and accept, drafts drawn by the Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment, as the case may be, as notified to the applicable Lenders by the Agent.

5.3	Mechanics of Issuance

(a)
Terms of Bankers’ Acceptance. Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Borrower requesting the issuance of Bankers’ Acceptances under the applicable Tranche, the Agent shall promptly notify the applicable Lenders thereof and advise each applicable Lender of the aggregate face amount of Bankers’ Acceptances to be accepted by such Lender, the date of issue, the Interest Period for such Loan and, whether such Bankers’ Acceptances are to be self-marketed by the Borrower or purchased by such Lender for its own account; the apportionment among such Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Lender shall be determined by the Agent by reference and in proportion to the respective applicable Commitments

Exhibit 10.1

under the applicable Tranche of each Lender; provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(b)
Marketing by Borrower. Unless the Borrower has elected pursuant to Section 5.3(c) to have each applicable Lender purchase for its own account the Bankers’ Acceptances to be accepted by it in respect of any Drawdown, Rollover or Conversion under the Credit Facility, on each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances:

(i)	the Borrower shall obtain quotations from prospective purchasers regarding the sale of the Bankers’ Acceptances and shall accept such offers in its sole discretion;

(ii)
by no later than 10:00 a.m. (Toronto time) on such date, the Borrower shall provide the Agent with details regarding the sale of the Bankers’ Acceptances described in (i) above whereupon the Agent shall promptly notify the applicable Lenders of the identity of the purchasers of such Bankers’ Acceptances, the amounts being purchased by such purchasers, the BA Discount Proceeds and the acceptance fees applicable to such issue of Bankers’ Acceptances pursuant to Section 4.4 (including each applicable Lender’s share thereof);

(iii)
each applicable Lender shall complete and accept in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Borrower and, if applicable, advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date; and

(iv)
in the case of a Drawdown, each applicable Lender shall, on receipt of the BA Discount Proceeds, remit the BA Discount Proceeds (net of the acceptance fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(c)
Purchase by Schedule I Lenders. The Borrower may, with respect to the issuance of Bankers’ Acceptances under the applicable Tranche, elect in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, delivered in respect of such issuance to have the applicable Lenders purchase such Bankers’ Acceptances for their own account. On each such Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the applicable Lenders:

(i)
on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each BA Reference Lender of the Discount Rate then applicable to bankers’ acceptances accepted by

Exhibit 10.1

such BA Reference Lender in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity to the Bankers’ Acceptances proposed to be issued on such date;

(ii)
on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the BA Discount Rate applicable to each applicable Lender and shall advise each Lender of the BA Discount Rate applicable to it;

(iii)
each relevant Lender shall complete and accept, in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Borrower and (if applicable) advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(iv)
in the case of a Drawdown, each applicable Lender shall, for same day value on the Drawdown Date, remit the BA Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(d)	Lenders’ Rights. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

5.4	Rollover, Conversion or Payment on Maturity
In anticipation of the maturity of Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(a)
(i) deliver to the Agent a Conversion/Rollover/Repayment Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers’ Acceptances in an aggregate face amount up to the aggregate amount of the maturing Bankers’ Acceptances and (ii) make the payments required under Section 5.6;

(b)
(i) deliver to the Agent a Conversion/Rollover/Repayment Notice requesting a Conversion of the maturing Bankers’ Acceptances to another type of Loan and (ii) make the payments required under Section 5.7; or

(c)	on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the applicable Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances.

Exhibit 10.1

If the Borrower fails to so notify the Agent or make such payments on maturity, the Agent shall effect a Conversion into a Prime Loan of the entire amount of such maturing Bankers’ Acceptances as if a Conversion/Rollover/Repayment Notice had been given by the Borrower to the Agent to that effect.

5.5	Restriction on Rollovers and Conversions
Subject to the other provisions hereof, Conversions and Rollovers of Bankers’ Acceptances may only occur on the maturity date thereof.

5.6	Rollovers
In order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, such Lender shall receive and retain for its own account the BA Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and the Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the applicable Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the BA Discount Proceeds from the new Bankers’ Acceptances, together with the acceptance fees to which the applicable Lenders are entitled pursuant to Section 4.4.

5.7	Conversion into Bankers’ Acceptances
In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Borrower to the applicable Lenders for the amount of the converted Loan, each applicable Lender shall receive and retain for its own account the BA Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the applicable Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate BA Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the relevant Lenders are entitled pursuant to Section 4.4.

5.8	Conversion from Bankers’ Acceptances
In order to satisfy the continuing liability of the Borrower to the applicable Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type of Loan, the Agent shall record the obligation of the Borrower to the applicable Lenders as a Loan of the type into which such continuing liability has been converted.

5.9	BA Equivalent Advances
Notwithstanding the foregoing provisions of this Article 5, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section 5.9, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’

Exhibit 10.1

Acceptances. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section 5.9, such Lender would otherwise be entitled to receive as part of such Loan. Subject to Section 5.4, upon the maturity date for such Bankers’ Acceptances, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances as repayment of the amount of its BA Equivalent Advance; for all purposes of this Agreement, the principal amount of each Loan made by way of BA Equivalent Advance shall be deemed to be such face amount. All BA Equivalent Advances made by a Non-Acceptance Lender shall, if requested by such Lender, be evidenced by a Discount Note.
All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

5.10	Termination of Bankers’ Acceptances
If at any time a Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

5.11	Borrower Acknowledgements
In the event that the Borrower is marketing its own Bankers’ Acceptances in accordance with Section 5.3(b), the Borrower hereby agrees that it shall make its own arrangements for the marketing and sale of such Bankers’ Acceptances to be issued hereunder and that neither the Agent nor the Lenders shall have any obligation nor be responsible in that regard. The Borrower further acknowledges and agrees that the availability of purchasers for such Bankers’ Acceptances requested to be issued hereunder, as well as all risks relating to the purchasers thereof, are its own risk.
ARTICLE 6
LETTERS OF CREDIT

6.1	Letter of Credit Commitment

(a)
Letters of Credit. Subject to the terms and conditions set forth herein, each LC Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 6.1, to issue Letters of Credit denominated in US Dollars or in Canadian Dollars under the for the account of the Borrower; provided that, in the case of any Fronted Letter of Credit, the Syndicated Lenders severally agree to participate in such Fronted Letters of Credit issued for the account of such Obligor; and further

Exhibit 10.1

provided that, the amount of Letters of Credit outstanding at any one time, as calculated in accordance with Section 1.8, shall not exceed: (i) Cdn.$25,000,000 under the Operating Tranche and (ii) Cdn.$75,000,000 under the Syndicated Tranche. On the Closing Date, the Existing Letters of Credit shall be continued hereunder as Fronted Letters of Credit issued under the Syndicated Tranche and shall thereafter be deemed to be issued and outstanding hereunder.

(b)	Restrictions on Issuance. No LC Issuer shall be under any obligation to issue any Letter of Credit if:

(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable LC Issuer from issuing such Letter of Credit, or any Applicable Law applicable to the applicable LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable LC Issuer shall prohibit, or request that the applicable LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable LC Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the applicable LC Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which, in each case, the applicable LC Issuer in good faith deems material to it;

(ii)
subject to Section 6.2(c), the expiry date of such requested Letter of Credit would occur more than 12 months (or 364 days in the case of trade Letters of Credit) after the date of issuance or last renewal, unless the applicable LC Issuer has approved such expiry date;

(iii)
the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless such Letter of Credit is Cash Collateralized pursuant to arrangements reasonably acceptable to the applicable LC Issuer;

(iv)	the issuance of such Letter of Credit would violate one or more policies of the applicable LC Issuer in place at the time of such request; or

(v)
in the case of any Fronted Letter of Credit, any Lender is at that time a Defaulting Lender, unless the applicable Fronting Lender has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage share of the outstanding LC Obligations applicable pursuant to Section 15.11(d) or the delivery of Cash Collateral, satisfactory to the applicable Fronting Lender (in its sole discretion), with the Borrower or such Defaulting Lender to eliminate the applicable Fronting Lender’s actual or potential Fronting Exposure (after giving effect to Section 15.11(d)) with respect to such Defaulting Lender arising from either the Letter of Credit

Exhibit 10.1

then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the applicable Fronting Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c)
Amendments. No LC Issuer shall be under any obligation to amend any Letter of Credit if (i) the applicable LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(d)
Indemnities. The applicable LC Issuer shall act on behalf of the applicable Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the applicable LC Issuer shall have all of the benefits and immunities (i) provided to the Agent in Article 14 with respect to any acts taken or omissions suffered by the applicable LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and LC Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article 14 included the applicable LC Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the applicable LC Issuer.

(e)	Commercial Letter of Credit. It is agreed that, in the case of a commercial Letter of Credit, such commercial Letter of Credit shall in no event provide for time drafts or bankers’ acceptances.

(f)
Existing Letters of Credit under the Existing Credit Agreement. Each of the letters of credit that were issued by RBC or The Toronto-Dominion Bank under the Existing Credit Agreement are deemed to be Fronted Letters of Credit issued under the Syndicated Tranche for all purposes hereof from and after the Effective Date.

6.2	Procedures for Issuance, Conversion and Amendment of Letters of Credit; Auto-Renewal Letters of Credit

(a)
LC Application. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable LC Issuer (with a copy to the Agent) in the form of a LC Application, appropriately completed and signed by the Borrower. Such LC Application must be received by the applicable LC Issuer and the Agent not later than 12:00 noon (Toronto time) at least 3 Banking Days (or such shorter period as the applicable LC Issuer and the Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable LC Issuer: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Banking Day); (ii) the amount thereof (including the specification of currency); (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate

Exhibit 10.1

to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable LC Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable LC Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Banking Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable LC Issuer may reasonably request.

(b)
Issuance. Promptly after receipt of any LC Application, the applicable LC Issuer will confirm with the Agent that the Agent has received a copy of such LC Application from the Borrower and, if not, the applicable LC Issuer will provide the Agent with a copy thereof. Upon receipt by the applicable LC Issuer of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable LC Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each applicable Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable LC Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(c)
Auto-Renewal. If the Borrower so requests in any LC Application, the applicable LC Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable LC Issuer to prevent any such renewal at least once in each twelve-month period (or, in the case of trade Letters of Credit, at least once in each 364-day period) (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period (or 364-day period, as applicable) to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable LC Issuer, the Borrower shall not be required to make a specific request to the applicable LC Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the applicable LC Issuer to permit the renewal of such Letter of Credit; provided that, for avoidance of doubt, the Borrower shall ensure that any Letter of Credit with an expiry date after the Maturity Date complies with Section 6.1(b)(iii).

(d)
Copies of Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable LC Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment, and (in the case of a Letter of Credit) the Agent shall notify each applicable Lender of such issuance or amendment and the amount of such Lender’s Applicable Percentage

Exhibit 10.1

share thereof and, upon a specific request by any applicable Lender, furnish to such Lender a copy of such Letter of Credit or amendment.

6.3	Drawings and Reimbursements; Funding of Participations

(a)
Drawing under Letter of Credit. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable LC Issuer shall promptly notify the Borrower and the Agent thereof. If the applicable LC Issuer notifies the Borrower of such payment prior to 12:00 noon (Toronto time) on the date of any payment by the applicable LC Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the applicable LC Issuer through the Agent in an amount equal to the amount of such drawing by no later than the next succeeding Banking Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the applicable LC Issuer by such time, the Borrower shall be deemed to have effected a Conversion of such Letter of Credit to Prime Loans (in the case of a Letter of Credit denominated in Canadian Dollars) or USBR Loans (in the case of a Letter of Credit denominated in US Dollars) under the same Tranche under which the applicable Letter of Credit was issued, to be disbursed on the Honor Date in an amount equal to unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.3 or whether there is compliance with any of the conditions set forth in Section 3.2. Such deemed Conversion shall be to a Loan. The Agent shall promptly notify each applicable Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Lender’s pro rata share thereof. Any notice given by a LC Issuer or the Agent pursuant to this Section 6.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)
Reimbursement by Syndicated Lenders. Each Syndicated Lender (including the Lender acting as a Fronting Lender) shall upon any notice pursuant to Section 6.3(a) by a Fronting Lender, make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Fronting Lender at the Agent’s Branch in an amount equal to its pro rata share of the Unreimbursed Amount in respect of a Fronted Letter of Credit not later than 3:00 p.m. (Toronto time) on the Banking Day specified in such notice by the Agent, whereupon each Lender that so makes funds available shall be deemed to have made a USBR Loan (in the case of a Fronted Letter of Credit denominated in US Dollars) or a Prime Loan (in the case of a Fronted Letter of Credit denominated in Canadian Dollars), to the Borrower in such amount. The Agent shall remit the funds so received to the applicable Fronting Lender.

(c)
Interest. Until each applicable Syndicated Lender funds its Applicable Percentage share of any Loan pursuant to this Section 6.3(b) to reimburse the applicable Fronting Lender for any amount drawn under any Fronted Letter of Credit, interest in respect

Exhibit 10.1

of such Syndicated Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable Fronting Lender.

(d)
Additional Reimbursement Provisions. Each Syndicated Lender’s obligation to make Loans to reimburse a Fronting Lender for amounts drawn under Fronted Letters of Credit, as contemplated by Section 6.3(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Fronting Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default, (iii) non-compliance with any of the conditions set forth in Article 3 or (iv) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Loan shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Fronting Lender for the amount of any payment made by the applicable Fronting Lender under any Fronted Letter of Credit, together with interest as provided herein.

(e)
Failure of Syndicated Lender to Reimburse. If any Syndicated Lender fails to make available to the Agent for the account of the applicable Fronting Lender any amount required to be paid by such Syndicated Lender pursuant to the foregoing provisions of this Section 6.3 by the time specified in Section 6.3(b), then, without limiting the other provisions of this Agreement, the applicable Fronting Lender shall be entitled to recover from such Syndicated Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Fronting Lender at a rate per annum reasonably determined by the applicable Fronting Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the applicable Fronting Lender in connection with the foregoing. If such Syndicated Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Syndicated Lender’s Loan included in the relevant Conversion in respect of the relevant LC Borrowing, as the case may be. A certificate of the Fronting Lender submitted to any Syndicated Lender (through the Agent) with respect to any amounts owing under this Section 6.3(e) shall be conclusive absent manifest error.

6.4	Repayment of Participations

(a)
Reimbursement by Borrower. If, at any time after a Fronting Lender has made a payment under any Letter of Credit issued by it and has received from any Syndicated Lender such Syndicated Lender’s Applicable Percentage share of any Loan in respect of such payment in accordance with Section 6.3, if the Agent receives for the account of the applicable Fronting Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will

Exhibit 10.1

distribute to such Syndicated Lender its Applicable Percentage share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Syndicated Lender’s Loan was outstanding) in the same funds as those received by the Agent.

(b)
Claw-Back of Reimbursement Amounts. If any payment received by the Agent for the account of a Fronting Lender pursuant to Section 6.3(a) is required to be returned by Applicable Law (including pursuant to any settlement entered into by the applicable Fronting Lender in its discretion), each Lender shall pay to the Agent for the account of the applicable Fronting Lender its Applicable Percentage share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Syndicated Lenders under this subparagraph shall survive the repayment of the Outstandings under the Credit Facility in full and the cancellation of the Credit Facility.

6.5	Obligations Absolute
The obligation of the Borrower to reimburse the applicable LC Issuer for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)	any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(b)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)
any payment by the applicable LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, in each case in the absence of its bad faith, gross negligence or willful

Exhibit 10.1

misconduct on the part of the applicable LC Issuer as determined by a final non-appealable judgment of a court of competent jurisdiction;

(e)
any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Obligor Guarantee for all or any of the Outstandings of the Borrower in respect of such Letter of Credit; or

(f)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, in each case in the absence of its bad faith, gross negligence or willful misconduct on the part of the applicable LC Issuer as determined by a final non-appealable judgment of a court of competent jurisdiction.

6.6	Role of LC Issuers
Each of the Borrower and the Lenders agrees that, in paying any drawing under a Letter of Credit, a LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuers, any Related Party of any LC Issuer nor any of the respective correspondents, participants or assignees of any LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the applicable Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted by it in the absence of its bad faith, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LC Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuer, any Related Party of any LC Issuer, nor any of the respective correspondents, participants or assignees of any LC Issuer, shall be liable or responsible for any of the matters described in subparagraphs (a) through (e) of Section 6.5; provided, however, that anything in such subparagraphs to the contrary notwithstanding, the Borrower may have a claim against a LC Issuer, and a LC Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by a LC Issuer’s bad faith, willful misconduct or gross negligence or a LC Issuer’s bad faith, willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no LC Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting

Exhibit 10.1

to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

6.7	Applicability of ISP98 and UCP
Unless otherwise expressly agreed by a LC Issuer and the Borrower when a Letter of Credit is issued, (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

6.8	Applicant Under Letter of Credit
If the Borrower so requests in any applicable LC Application, any other Obligor may be named as the applicant in the applicable Letter of Credit; provided that the Borrower shall remain fully liable for all fees and reimbursement obligations in respect of such Letter of Credit.

6.9	Conflict with LC Application
In the event of any conflict between the terms hereof and the terms of any LC Application, the terms hereof shall control.
ARTICLE 7
PAYMENTS

7.1	Repayment
The Borrower shall repay all Outstandings on the Maturity Date.

7.2	Optional Repayment
The Borrower may, without premium or penalty and at any time and from time to time, repay to the Agent for the account of the applicable Lenders the whole or any part of any Loan under any Tranche (as directed by the Borrower) together with accrued interest thereon to the date of such repayment; provided that:

(a)
in anticipation of any repayment of any Loan, the Borrower shall give a Conversion/Rollover/Repayment Notice to the Agent at least (i) 3 Banking Days prior to any such repayment in the case of LIBO Rate Loan, and (ii) 1 Banking Day prior to any such repayment, in the case of any other Loan;

(b)	each repayment of any Loan under the Syndicated Tranche shall be in a minimum amount equal to the lesser of:

(i)	the applicable amounts set forth in Section 2.3(b); and

Exhibit 10.1

(ii)	the Outstanding Principal of all Loans outstanding immediately prior to such repayment;

(c)	repayments pursuant to this Section 7.2 may only be made on a Banking Day;

(d)
unless the Borrower pays breakage costs pursuant to Section 7.4(a), each such repayment may only be made on the last day of the applicable Interest Period with regard to a LIBO Rate Loan that is being repaid;

(e)	a Bankers’ Acceptance (including a BA Equivalent Advance) may only be repaid on its maturity, but may be Cash Collateralized; and

(f)	a Letter of Credit may only be repaid if it is returned for cancellation, but may be Cash Collateralized.

7.3	Currency Excess

(a)
Requirement to Repay. If the Agent determines that the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under a Tranche exceeds the aggregate amount of all Lender Commitments under such Tranche (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Borrower shall either repay sufficient Outstanding Principal under the applicable Tranche to remove the Currency Excess or collateralize the Currency Excess in accordance with Section 7.3(b) within (i) if the Currency Excess exceeds 5% of the aggregate amount of all Lender Commitments under the applicable Tranche, 5 Banking Days, or (ii) if the Currency Excess is less than 5% of the aggregate amount of all Lender Commitments under the applicable Tranche, the earlier of (A) 30 days and (B) the next Rollover Date or Conversion Date in respect of a Loan under the applicable Tranche.

(b)
Failure to Repay. If and to the extent that the Borrower fails to make sufficient repayments to eliminate such Currency Excess (the remainder thereof being herein called the “Currency Excess Deficiency”), the Borrower shall place an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-bearing account with interest at rates prevailing at the time of deposit for the account of the Borrower, to be held and applied to maturing Bankers’ Acceptances or LIBO Rate Loans, as the case may be (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent is hereby irrevocably directed by the Borrower to apply any such sums on deposit to maturing Loans under the applicable Tranche as provided in the preceding sentence. Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, shall be returned to the Borrower.

Exhibit 10.1

7.4	Additional Repayment Terms

(a)
Breakage Costs. If any LIBO Rate Loan is repaid or converted on other than the last day of the applicable Interest Period, the Borrower shall, within 3 Banking Days after notice is given by the Agent, pay to the Agent for the account of the applicable Lenders all costs, losses, premiums and expenses incurred by such Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. Any Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent, a certificate of such Lender, prepared in good faith, certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(b)
Cash Collateral – Bankers’ Acceptances. With respect to the prepayment or Cash Collateralization of unmatured Bankers’ Acceptances required as a result of Section 7.2(e) or 11.4, the Borrower shall provide for the funding in full of such unmatured Bankers’ Acceptances by paying to and depositing with the Agent Cash Collateral for each such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Bankers’ Acceptances and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the obligations of the Borrower for such Bankers’ Acceptances as they mature and the Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to such maturing Bankers’ Acceptances. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If after maturity of the Bankers’ Acceptances for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the obligations of the Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

(c)
Cash Collateral – Letters of Credit. With respect to the prepayment or Cash Collateralization of undrawn Letters of Credit required as a result of Section 7.2(f) or 11.4, the Borrower shall provide for the funding in full of such undrawn Letters of Credit by paying to and depositing with the Agent Cash Collateral for each such undrawn Letter of Credit equal to the maximum then undrawn amount payable at the maturity thereof; such Cash Collateral deposited by the Borrower shall be held

Exhibit 10.1

by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the LC Obligations in relation to such Letters of Credit and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the LC Obligations for such Letters of Credit if they are drawn and the Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to pay the applicable LC Obligations. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If after the expiration or cancellation of the Letters of Credit for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the applicable LC Obligations with respect to such Letters of Credit, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

7.5	Payments – General

(a)
Unconditional Payments. All payments of principal, interest, fees and other amounts to be made by the Borrower pursuant to this Agreement shall be made unconditionally and without set-off, defence, counterclaim or other reduction of any type, in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the Agent’s Accounts or at such other place as the Borrower and the Agent may from time to time agree. Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Borrower for the account of any of the Lenders shall, insofar as the Borrower’s obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

(b)
Value. All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided that the Agent receives funds from the Borrower for value on such day, and if such funds are not so received from the Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each Lender designated by such Lender to the Agent for such purpose or to such other place or account as the Lenders may from time to time notify the Agent.

(c)	Non-Banking Days. Unless otherwise specifically provided for herein, if any payment required hereunder shall become due and payable on a day which is not a

Exhibit 10.1

Banking Day, such payment shall be made on the next following Banking Day and any extension of time shall in such case be included in computing interest payable hereunder relating to such payment.

7.6	Application of Payments after Default

(a)
Rateable Payments. All monies and property received by the Lenders for application in respect of the Obligations after delivery of a notice pursuant to Section 11.2(a) or the occurrence of an Event of Default set out in Section 11.1(f) or Section 11.1(g) and all monies received as a result of a realization against the Obligors shall be applied and distributed to the Lenders and the Agent in the following order:

(i)	Rateably to the Lenders and the Agent in accordance with amounts owing to each Lender and the Agent on account of the costs and expenses of enforcement; and

(ii)	Rateably to the Lenders on account of the Obligations,
with the balance (if any) to be paid to the Borrower or otherwise as may be required by Applicable Law. Amounts and other distributions due to the Agent and the Lenders in respect of the Outstandings pursuant to paragraph (ii) above shall be applied in accordance with Section 7.6(b). For the foregoing purposes, “Rateably” means, at any date of determination, the proportion that the Equivalent Amount in Canadian Dollars of the amount of Obligations due to any Lender bears to the aggregate of the Equivalent Amount in Canadian Dollars of the Obligations of all Lenders.

(b)
Obligations. All payments and other distributions required to be made to the Agent and the Lenders pursuant to Section 7.6(a)(ii) in respect of the Outstandings shall be applied in the following order:

(i)
to the payment of all reasonable and documented costs and expenses incurred by the Agent, including all court costs and the reasonable fees and expenses of its agents and legal counsel (on a full indemnity basis);

(ii)	to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptances, LC Fees, standby fees and Fronting Fees;

(iii)	to amounts due hereunder as costs and expenses (not otherwise contemplated in (a) above);

(iv)	to amounts due hereunder as default interest;

(v)	to amounts due hereunder as interest, LC fees, acceptance fees for Bankers’ Acceptances, Fronting Fees, and standby fees;

(vi)	to amounts due as Outstanding Principal on a pro rata basis; and

Exhibit 10.1

(vii)	to all other Outstandings.
ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties
The Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders are relying upon such representations and warranties:

(a)
Status.  Each Borrower Group Member has been duly incorporated, amalgamated or formed, as applicable, and is validly existing under the law of its jurisdiction of incorporation, amalgamation or formation, as applicable. Each of the Borrower Group Members is duly licensed, registered or qualified in all jurisdictions where the character of its Property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary or desirable, except to the extent failure to be so licensed, registered or qualified would not reasonably be expected to have a Material Adverse Effect.

(b)	Power and Capacity. Each of the Borrower Group Members has full corporate, partnership or other (as applicable) capacity, power and authority:

(i)	to own, lease and operate its respective properties and assets and carry on its respective business as presently carried on; and

(ii)
in the case of each Obligor, to enter into each of the Loan Documents to which it is a party and to do all acts and execute and deliver all other documents as are required hereunder or thereunder to be done, observed or performed by it or them in accordance with their respective terms and, in the case of the Borrower, to obtain extensions of credit hereunder.

(c)
Authorization; Execution and Delivery.  Each of the Obligors has taken all necessary corporate, partnership and other action (as applicable) to authorize the creation, execution and delivery of, and performance of its respective obligations under, each of the Loan Documents to which it is then a party in accordance with the respective terms thereof, and each such Loan Document has been, or when signed and delivered will have been, duly executed and delivered in accordance with such corporate, partnership or other action (as applicable).

(d)
Validity and Enforceability.  This Agreement constitutes and each other Loan Document constitutes or, when executed and delivered, will constitute, valid and legally binding obligations of each of the Obligors that is a party thereto, enforceable against each of them in accordance with its terms, subject only to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights, and to general principles of equity.

Exhibit 10.1

(e)	No Violation, Breach, Conflict etc. Neither the execution and delivery of this Agreement, any other Loan Document nor compliance with the terms and conditions of any of them:

(i)
has resulted, or will result, in a violation of the articles, by-laws, partnership agreement, unanimous shareholders’ agreement or other constating or governing documents of any Obligor party thereto or any resolutions passed by the directors, shareholders or partners (as applicable) of such Obligor;

(ii)
has resulted, or will result, in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which any Obligor is a party or by which it or any of its Property is bound, or requires any consent thereunder other than such as has already been received, except to the extent that such breach, default or failure would not reasonably be expected to have a Material Adverse Effect; or

(iii)
has resulted or will result, in the creation of, or the obligation to create, any Lien on, against or in respect of any of the Property of any Obligor except for Permitted Liens or except as expressly permitted or contemplated hereby or thereby or by any other Loan Document.

(f)
Authorizations. All material Governmental Authorizations (including all Required Permits and material Environmental Permits) required for the execution and delivery by each Obligor of each of the Loan Documents to which it is a party have been obtained and are in full force and effect, except where the failure to so obtain would not reasonably be expected to have a Material Adverse Effect.

(g)	Ownership of Assets. Each Borrower Group Member:

(i)
has good and marketable title to all of the material Property that it owns, subject only to Permitted Liens and defects in title which in the aggregate do not materially detract from the value of such Property or any significant part thereof or materially impair the use of any thereof in the operation of the businesses of the Borrower Group Members, taken as a whole and, to the Knowledge of the Borrower, no Person has any agreement or right to acquire any of any Borrower Group Member’s respective interest in any material Property necessary for the conduct of the business of the Borrower Group Members; and

(ii)	owns, leases or has the lawful right to use all of the material Property and undertaking necessary for the conduct of the businesses of such Borrower Group Member.
Such material Property is not subject to any Liens, except for Permitted Liens.

(h)	No Default. No Default or Event of Default has occurred and is continuing.

Exhibit 10.1

(i)
Certain Information and Projections.  All written factual information, heretofore or contemporaneously furnished by or on behalf of any Borrower Group Member to the Agent or the Lenders in connection with the Borrower Group Members or the Credit Facility was:

(i)
in the case of projections, prepared in good faith based upon reasonable assumptions at the date of preparation, and, in all other cases, true, complete and correct in all material respects as of the respective dates thereof; and

(ii)
to the extent prepared by persons other than the Borrower Group Member or any of their Subsidiaries and provided to the Agent by or on behalf of a Borrower Group Member or any of their respective Subsidiaries, or as required by the terms of the Credit Agreement, to the Knowledge of the Borrower:

(A)	in the case of projections, prepared in good faith based upon reasonable assumptions at the date of preparation; and

(B)	in all other cases, true, complete and correct in all material respects as of the respective dates thereof.

(j)
Financial Condition.  The most recent audited and unaudited consolidated Financial Statements of KMCL delivered to the Agent hereunder present fairly, in all material respects, the consolidated financial condition of KMCL as at the date or dates thereof and the results of the consolidated operations thereof for the Fiscal Quarter or Fiscal Year then ending, as applicable, all in accordance with GAAP consistently applied and, since the date of the most recent Financial Statements delivered to the Agent hereunder, no event or circumstance has occurred and is continuing which would reasonably be expected to have a Material Adverse Effect except as has been disclosed by written notice from the Borrower to the Agent.

(k)
Books and Records.  All books and records of the Obligors have been fully, properly and accurately kept in accordance with GAAP and completed in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(l)
Litigation.  There are no actions, suits, proceedings or Environmental Claims pending or, to the Knowledge of the Borrower, threatened against or affecting any Borrower Group Member (including any claims against their Property, at law, in equity or before any arbitrator or before or by any Governmental Authority) in respect of which there is a reasonable likelihood of a determination adverse to any Borrower Group Member and which, if determined adversely to such Borrower Group Member, would have a Material Adverse Effect.

(m)	Compliance with Laws, etc. Each Borrower Group Member and its businesses and operations are in compliance with: all Applicable Laws (including all applicable

Exhibit 10.1

Environmental Laws); all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or any court of competent jurisdiction; its and their constating or governing documents (including partnership agreements and unanimous shareholders’ agreements) and by-laws; all material agreements or instruments to which it is a party or by which any of its Property are bound; except to the extent that non-compliance with any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(n)
Taxes.  Each Borrower Group Member has duly filed on a timely basis all material tax returns required to be filed and have paid all material Taxes which are then due and payable, and have paid all material assessments and reassessments and all material Other Taxes, governmental charges, governmental royalties, other required payments to Governmental Authorities, penalties, interest and fines claimed against them, other than those which, in each case, are subject to a Permitted Contest or the failure to file or pay the same would not otherwise reasonably be expected to have a Material Adverse Effect. Each Borrower Group Member has made adequate provision for, and all required instalment payments have been made in respect of, Taxes and Other Taxes in all material amounts payable for the current period for which returns are not yet required to be filed. There are no actions or proceedings being taken by any Governmental Authority to enforce the payment of any material Taxes or Other Taxes by them, other than those which are subject to a Permitted Contest. All of the material remittances and source deductions required to be made by a Borrower Group Member to any Governmental Authority (including in respect of Taxes and Other Taxes) have been made and are currently up to date, and there are no outstanding material arrears other than those which are subject to a Permitted Contest.

(o)
Insurance.  All insurance policies required to be maintained by (or on behalf of) each Borrower Group Member pursuant to Section 9.1(e) have been obtained and are in full force and effect, and such insurance policies comply in all material respects with the requirements of Section 9.1(e).

(p)	Environmental Matters.

(i)
Each Borrower Group Member and its Property comply in all respects, and the businesses, activities and operations of each Borrower Group Member and the use of its Property comply in all respects, with all Environmental Laws, Environmental Permits and Environmental Orders except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect; further, the Borrower does not have Knowledge of any facts which result in, or constitute, or are likely to give rise to, non-compliance with any Environmental Laws, Environmental Permits or Environmental Orders, which facts or non-compliance would reasonably be expected to result in a Material Adverse Effect.

Exhibit 10.1

(ii)
Each Borrower Group Member has obtained all Environmental Permits which are then required in relation to its Property or in respect of their respective businesses, activities, and operations except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect; all such Environmental Permits are valid and in full force and effect, and no violations thereof have occurred which are continuing and which would reasonably be expected to have a Material Adverse Effect; no proceedings are pending and, to the Knowledge of the Borrower, no proceedings are being taken by any Governmental Authority to remove or invalidate any of the Environmental Permits, the removal or invalidation of which would reasonably be expected to have a Material Adverse Effect; and there is no reasonable reason to believe that any Environmental Permits required to be obtained after the date hereof will not be issued pursuant to applications made for such Environmental Permits if the failure to have such Environmental Permit would reasonably be expected to have a Material Adverse Effect.

(iii)
The businesses, activities and operations of each Borrower Group Member which have generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced or processed Hazardous Materials have done so in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(iv)
All contaminants and other Hazardous Materials owned or controlled by a Borrower Group Member and disposed of, treated or stored on or in relation to their Property have been or are in the process of being disposed of, treated and stored in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(v)
No Borrower Group Member has received written notice of any material non-compliance under any Environmental Laws, Environmental Permits or Environmental Orders, nor has Knowledge of any facts which could give rise to any notice of non-compliance with any Environmental Laws, Environmental Permits and Environmental Orders, which facts or non-compliance would have a Material Adverse Effect, or except as previously disclosed to the Agent in writing, any notice that a Borrower Group Member is a potentially responsible party for a federal, provincial, regional, municipal or local clean-up or corrective action in connection with their Property which, if not complied with, would reasonably be expected to have a Material Adverse Effect.

Exhibit 10.1

(vi)
To the Knowledge of the Borrower, each Borrower Group Member has maintained all environmental and operating documents and records in the manner and for the time periods required to comply in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(vii)
Each Borrower Group Member has in effect a management structure and policies and procedures that will permit such Borrower Group Member to effectively manage environmental risk and respond in a timely manner in compliance with the Environmental Laws, Environmental Orders and Environmental Permits in the event of Release of Hazardous Materials in, on or under Property of such Borrower Group Member.

(q)	Anti-Corruption Laws and Sanctions.

(i)
The Borrower Group Members maintain in effect, procedures, policies or codes of conduct intended to ensure compliance in all material respects by its directors, officers and employees with, in each case, Anti-Corruption Laws and Sanctions applicable to such Persons.

(ii)	None of the Borrower Group Member or their Subsidiaries or, to the Knowledge of the Borrower, any of their respective directors, officers and employees is a Sanctioned Person.

(iii)
No part of the proceeds of the Loans will be used intentionally by the Borrower (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (B) for the purpose of funding (including payments made to) or financing any activities, investments, business or transaction of or with any Person actually known to the Borrower Group Member s to be a Sanctioned Person, or in any country actually known to the Borrower Group Members to be a Sanctioned Country where such Sanctions relate to the business activities of the Borrower Group Members, or (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to the Borrower Group Members.

8.2	Deemed Repetition
On the Effective Date and on the date that any Drawdown is made under the Credit Facility by the Borrower pursuant hereto (a) each of the representations and warranties contained in Section 8.1 shall be true and correct in all material respects as if made on such date (excluding those representations and warranties which are expressly made as of a specific date only); and (b) the Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been waived by the Lenders in accordance

Exhibit 10.1

herewith, no Default or Event of Default has occurred and is continuing nor will any such event occur as a result of the aforementioned Drawdown.

8.3	Other Loan Documents
All representations and warranties of any Borrower Group Member contained elsewhere in this Agreement or in any other Loan Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made by the Borrower to the Agent and the Lenders under Section 8.1 as of the date made under such Loan Document.

8.4	Effective Time of Repetition
All representations and warranties herein are made as of the date hereof, and, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as of a specific date or as at another date.

8.5	Nature of Representations and Warranties
The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel, until the repayment of the Outstandings and the cancellation of the Credit Facility.
ARTICLE 9
GENERAL COVENANTS

9.1	Positive Covenants
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

(a)
Payment and Performance.  The Borrower shall duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by it hereunder at the times and in the manner specified hereunder and the Borrower shall, and shall cause each of the other Borrower Group Members to, perform and observe all of their respective obligations under this Agreement and under any other Loan Document to which it or any other Borrower Group Member is a party.

(b)	Existence and Conduct of Business. The Borrower shall, and shall cause each of the other Borrower Group Members to:

(i)	except as permitted by Section 9.2(e), maintain their respective corporate or partnership existences in good standing;

Exhibit 10.1

(ii)
register and qualify and remain duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction in which the nature of any business transacted by it or the character of any Property owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(iii)
preserve and keep in full force and effect all Governmental Authorization, Required Permits and other franchises, licenses, rights, privileges and permits necessary to enable each of the Obligors to operate and conduct their respective businesses in accordance with good industry practice, except to the extent such failure to comply or to preserve or keep in full force and effect would not reasonably be expected to have a Material Adverse Effect;

(iv)
keep and maintain all of its Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Property, including all equipment, machinery and facilities, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(v)
maintain, protect and defend title to all Property held by any Borrower Group Member and take all such acts and steps as are necessary or advisable at any time and from time to time to maintain such Property in good standing, except to the extent the failure to so maintain, protect and defend or to take any such acts or steps would not reasonably be expected to have a Material Adverse Effect.

(c)	Compliance with Applicable Laws. The Borrower shall, and shall cause each of the other Borrower Group Members to:

(i)
carry on and conduct its business, and keep, maintain and operate its Property, in accordance with all Applicable Laws and prudent industry practice in the pipeline industry and the other businesses conducted by the Borrower Group Members;

(ii)	comply in all respects with Applicable Law; and

(iii)
observe and conform to all requirements of any Governmental Authorization and Required Permit relative to any of its Property and all covenants, terms and conditions of all agreements upon or under which any of such Property is held, in any case, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Exhibit 10.1

(d)
Books and Records/Inspection.  The Borrower will, and will cause each other Borrower Group Member to, maintain books and records in accordance with GAAP and all Applicable Law in respect of all its material dealings and transactions. At any reasonable time and from time to time upon reasonable prior notice, and during usual business hours, the Borrower shall permit the Agent or any representative thereof (which may include a Lender) (at the expense of the Borrower) to examine and make copies of and abstracts from the records and books of account of any Borrower Group Member (subject to the Borrower Group Members’ reasonable safety requirements and standards) and to visit and inspect the premises and properties of any Borrower Group Member and to discuss the affairs, finances and accounts of any Borrower Group Member with any of the officers or auditors and other professional advisors of any Borrower Group Member, subject to any contractual restrictions regarding confidentiality provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lenders shall not exercise such rights more than once in any calendar year, which such permitted visits will be at the Borrower’s reasonable expense.

(e)
Insurance.  The Borrower shall maintain, or cause to be maintained, all risks property insurance during construction and operations in connection with the Property and businesses of the Borrower Group Members and other types of insurance, including liability insurance with respect to claims for personal injury, death or property damage, with respect to the construction and operation of such businesses, all in accordance with prudent industry standards and to the extent available on commercially reasonable terms and with creditworthy and reputable insurance companies in such amounts and with such deductibles as are in accordance with prudent industry standards, except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f)
Payment of Taxes and Other Amounts.  The Borrower shall, and shall cause each of the other Borrower Group Members to, from time to time, file all material tax returns which are required to be filed and pay or cause to be paid all material Taxes, Other Taxes, levies, assessments (ordinary or extraordinary), governmental fees and dues, other required payments to Governmental Authorities, wages, workers’ compensation arrangements, government royalties, pension fund obligations and any other amounts, in each case, which may result in a Lien on their Property arising under statute or regulation (any of which being a “Levy”) and to make and remit other payments and all withholdings lawfully levied, assessed or imposed upon an Borrower Group Member or any of the assets of a Borrower Group Member, as and when the same become due and payable, except when and for so long as the validity of such Levy, payment or withholding is subject to a Permitted Contest or would not otherwise reasonably be expected to have a Material Adverse Effect.

(g)
Environmental Matters. Without limiting the generality of Section 9.1(c), the Borrower shall, and shall cause each of the other Borrower Group Members to conduct their business and operations so as to so comply at all times with all

Exhibit 10.1

Environmental Laws, Environmental Permits and Environmental Orders, except to the extent the failure to so conduct or comply would not reasonably be expected to have a Material Adverse Effect.

(h)
Anti-Corruption Laws and Sanctions.  The Borrower shall maintain in effect and enforce procedures, policies or codes of conduct intended to ensure compliance in all material respects by the Borrower Group Members and their respective directors, officers and employees with Anti-Corruption Laws and Sanctions applicable to such Persons.

(i)	Ownership of Assets. The Borrower shall ensure that as at the end of each Fiscal Quarter, the collective Borrower Group Members directly own at least 85% of Consolidated Tangible Assets.

(j)	Pari Passu Ranking. The Borrower will ensure that the Obligations rank at least pari passu in right of payment with all of their other senior unsecured Funded Debt of the Borrower.

(k)
Further Assurances.  The Borrower, at its expense, shall, and shall cause each other Borrower Group Member to promptly cure any default by it in the execution and delivery of this Agreement or of any of the other Loan Documents to which it is a party and, after reasonable notice thereof from the Agent, the Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents (and cause each other Borrower Group Member to take such action) necessary for the Borrower’s compliance with or performance of the covenants and agreements of the Borrower or any other Borrower Group Member in any of the Loan Documents, including this Agreement, or to correct any omissions in any of the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents.

9.2	Negative Covenants
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

(a)
Negative Pledge.  The Borrower shall not, and shall not permit any other Borrower Group Member to, create, issue, incur, assume, have outstanding or permit to exist any Liens on any of its or their present or future Property, except for Permitted Liens.

(b)
Limitation on Dispositions.  The Borrower shall not, and shall not permit any other Borrower Group Member to, consummate a Disposition if such Disposition, individually or in the aggregate, would or would reasonably be expected to have a Material Adverse Effect or result in an Event of Default.

Exhibit 10.1

(c)
Transactions with Affiliates.  The Borrower shall not, and shall not permit any other Borrower Group Member to, make any payment to, or Dispose of any of its Property to, or purchase any Property from, or, except for Existing Affiliate Agreements, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Borrower which is not a Borrower Group Member or a Subsidiary of the Borrower involving aggregate consideration in excess of Cdn.$5,000,000, unless each such Affiliate transaction is on terms that are not less favourable (taken as a whole) in any material respect to such Borrower Group Member as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(d)
Change of Business.  The Borrower and the other Borrower Group Members, taken as a whole, shall not fundamentally and substantively alter the character of their businesses, taken as a whole, from the businesses conducted by, contemplated to be conducted by or proposed to be conducted by, the Borrower and the other Borrower Group Members, taken as a whole, on the date hereof, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.

(e)
Reorganization etc.  The Borrower shall not, and shall not permit any other Borrower Group Member to, enter into any transaction or series of transactions whereby all or substantially all of its Property would become the property of any other Person (herein called a “Successor”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise (each a “Successor Transaction”) unless:

(i)
if the Successor Transaction involves the Borrower, the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada or under the laws of any state in the United States of America and the Successor Transaction would not result in a Default or an Event of Default under Section 11.1(m);

(ii)
if the Successor Transaction involves a Borrower Group Member but not the Borrower, a Borrower Group Member is the continuing entity and the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada or under the laws of any state in the United States of America;

(iii)
if the Successor Transaction involves Persons other than a Borrower Group Member, the Lenders, acting reasonably, shall be satisfied that the creditworthiness of the Successor (or the Borrower if the Successor Transaction involves one or more Borrower Group Members but not the Borrower) immediately after and giving effect to the Successor Transaction is not less than the creditworthiness of the Borrower immediately prior to the Successor Transaction; provided that the Lenders shall be deemed to be satisfied with the creditworthiness of the Successor (or the Borrower if the

Exhibit 10.1

Successor Transaction involves one or more Borrower Group Members but not the Borrower) if the senior, unsecured and unsubordinated long term debt of the Successor or the Borrower, as applicable, after giving effect to the Successor Transaction is rated by any one Debt Rating Agency as having at least an Investment Grade Rating;

(iv)	prior to or contemporaneously with the consummation of such Successor Transaction:

(A)	the Successor will be bound by or have assumed all the covenants and obligations of the applicable Borrower Group Member(s) under all Loan Documents to which it is a party; and

(B)
the Loan Documents to which the applicable Borrower Group Member(s) was a party immediately prior to entering into the Successor Transaction, will be valid and binding obligations of the Successor, enforceable against the Successor and entitling the Lenders, as against the Successor, to exercise all their rights under such Loan Documents;

provided that the Successor shall also execute and/or deliver to the Lenders such documents (including legal opinions of counsel to the Successor), if any, as may, in the opinion of the Agent, acting reasonably, be necessary to effect or establish (A) and (B) above;

(v)
such Successor Transaction shall be on such terms and shall be carried out in such a matter so as to preserve and not to impair in any material respect any of the rights and powers of the Lenders hereunder or under any other Loan Documents; and

(vi)
no Event of Default or Default shall have occurred and be continuing immediately prior to such Successor Transaction or will occur (including as determined on a pro forma basis) upon or as a result of such Successor Transaction.

(f)
Hedge Agreements.  The Borrower shall not, and shall not permit any other Borrower Group Member to, enter into any Hedge Agreements (i) for speculative purposes or (ii) in a manner inconsistent with the hedging policies governed by the board of directors of KMCL or the Borrower.

(g)	Distribution. The Borrower shall not make any Distributions if a Default or Event of Default has occurred and is continuing at such time or would reasonably be expected to result therefrom.

(h)	Burdensome Agreements. Enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability of

Exhibit 10.1

any Borrower Group Member to make Distributions to its shareholders or to otherwise transfer property to or invest in any other Borrower Group Members.

9.3	Financial Covenant
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and Agent that, without the prior written consent of the Lenders, as at the end of each Fiscal Quarter:

(a)	the ratio of Consolidated Total Funded Debt to Consolidated EBITDA shall not be greater than 5.00:1.00;

(b)
the aggregate amount of Restricted Subsidiary Debt plus (for certainty, without duplication) the aggregate amount of consolidated Funded Debt of the Borrower Group Members secured by Permitted Liens set forth in subparagraph (w) of the defined term “Permitted Liens” to exceed the Priority Debt Limit; and

(c)
if the Debt Rating ceases to be an Investment Grade Rating or if no Debt Rating Agency is issuing a Debt Rating, then the ratio of Consolidated EBITDA to Consolidated Interest Expense shall not be less than 2.50:1.00.

The covenants in this Section 9.3 are referred to herein as the “Financial Covenants”.

9.4	Reporting Requirements
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and Agent that without the prior written consent of the Lenders:

(a)	Financial Reporting. The Borrower shall deliver to the Agent:

(i)
within 90 days after the end of each of KMCL’s Fiscal Years, the audited annual Financial Statements of KMCL on a consolidated basis, for each such Fiscal Year, together with the notes thereto, all prepared in accordance with GAAP consistently applied, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or contain a note as to the status of KMCL or any other Borrower Group Member as a going concern;

(ii)
within 45 days after the end of its first, second and third Fiscal Quarters in each Fiscal Year, the unaudited quarterly Financial Statements of KMCL on a consolidated basis, for each such Fiscal Quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous Fiscal Year (other than in the case of such Financial Statements for the first Fiscal Year), all prepared in accordance with GAAP consistently applied and certified by an Authorized Officer of KMCL to

Exhibit 10.1

present fairly, in all material respects, the consolidated financial condition of KMCL in accordance with GAAP;

(iii)	concurrently with delivering the Financial Statements pursuant to Sections 9.4(a)(i) and 9.4(a)(ii), a Compliance Certificate; and

(iv)
at the request of the Agent, such other information, reports, certificates or other matters affecting the business, affairs, financial condition or Property of the Obligors as the Agent or any Lender may reasonably request.

The financial statements, budgets, descriptions, reports and other documents to be delivered pursuant to Sections 9.4(a)(i) to 9.4(a)(iii) inclusive may be delivered by transmitting an electronic version of the same to the Agent and confirming (x) receipt thereof by the Agent and (y) the ability of the Agent to access the same.
Notwithstanding the foregoing or anything else set forth herein, if the amount of Consolidated Tangible Assets attributable to Persons other than the Borrower and its Subsidiaries exceeds 10% of the Consolidated Tangible Assets of KMCL as at the end of any Fiscal Quarter, the audited and unaudited financial statements, budgets, descriptions, reports and other documents to be delivered pursuant to Sections 9.4(a)(i) to 9.4(a)(iii), inclusive, shall be provided by and in respect of the Borrower on a consolidated basis, rather than by and in respect of KMCL, and the definitions of “Consolidated EBITDA”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Tangible Assets”, “Consolidated Total Funded Debt”, “Financial Statements” and “Fiscal Year” and Section 8.1(j) and this Section 9.4(a) shall thereafter be read and interpreted accordingly.

(b)
Material Litigation.  The Borrower shall promptly, and in any event within 5 Banking Days of obtaining Knowledge of the same, give written notice to the Agent of any litigation, proceeding or dispute affecting any Borrower Group Member which either claims damages in excess of the Threshold Amount or, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

and shall from time to time furnish to the Agent all reasonable information requested by the Agent concerning the status of any such litigation, proceeding or dispute.

(c)	Environmental Notices. If a Borrower Group Member shall:

(A)
receive or give any notice that a violation of any Environmental Law, Environmental Permit or Environmental Order has or may have been committed or is about to be committed by such Borrower Group Member, or in respect of any of its Property, if such violation would reasonably be expected to result in such Obligor incurring liabilities or costs in excess of the Threshold Amount in any Fiscal Year;

Exhibit 10.1

(B)
receive any notice that a complaint, proceeding or order has been filed or is about to be filed against such Borrower Group Member, or in respect of any of their Property, alleging a violation of any Environmental Law, Environmental Permit or Environmental Order, if such violation would reasonably be expected to result in such Borrower Group Member incurring liabilities or costs in excess of the Threshold Amount in any Fiscal Year; or

(C)
receive any notice requiring such Borrower Group Member to take any action in connection with the Release of Hazardous Materials into the environment or alleging that such Borrower Group Member may be liable or responsible for costs associated with a response to, or to clean-up, a Release of Hazardous Materials into the environment, or any damages caused thereby, if such action or liability would result in such Borrower Group Member incurring liabilities or costs in excess of the Threshold Amount in any Fiscal Year;

the Borrower shall promptly provide the Agent with a copy of such notice and shall furnish to the Agent details of any action taken or proposed to be taken in respect of such notice and, from time to time, all reasonable information requested by the Agent relating to the same.

(d)	Other Notices.

(i)
The Borrower shall deliver to the Agent, promptly upon becoming aware of the occurrence of a Default or the occurrence of an Event of Default, an officer’s certificate from an Authorized Officer describing the foregoing in reasonable detail and specifying the steps, if any, being taken to cure or remedy the same.

(ii)	The Borrower shall promptly notify the Agent of any event, circumstance or condition that has had a Material Adverse Effect.

9.5	Agent May Perform Covenants
If the Borrower or any Borrower Group Member fails to perform any covenants on its part herein contained, subject to any consents or notices or cure periods required by Section 11.1 and provided that a period of 10 Banking Days after written notice from the Agent to remedy the same has been given, the Agent may give written notice to the Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent, and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall constitute credit advanced by the Lenders for the benefit of the Borrower and shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 4.7

Exhibit 10.1

for amounts due in Cdn. Dollars or US Dollars, as the case may be. No such performance, payment or expenditure by the Agent shall be deemed to relieve any Borrower Group Member of any default hereunder or under the other Loan Documents.
ARTICLE 10
DESIGNATION OF RESTRICTED SUBSIDIARIES

10.1	Designation of Restricted Subsidiaries and Obligor Guarantees

(a)
The Borrower shall, from time to time as is necessary to ensure compliance with Section 9.1(i), designate such Subsidiaries as it shall determine as Restricted Subsidiaries and shall notify the Agent that such Person has become a Restricted Subsidiary and furnish the Agent with the name, date and jurisdiction of incorporation of amalgamation, as applicable; provided that the Borrower shall not designate that a Subsidiary becomes a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation.

(b)
The Borrower shall be entitled to designate a Restricted Subsidiary which is, or has been designated, a Restricted Subsidiary to no longer be a Restricted Subsidiary if: (i) the absence of such Restricted Subsidiary would not cause non-compliance with Section 9.1(i), (ii) no Default or Event of Default would result from or exist immediately after such designation, and (iii) prior to or concurrently with such designation, the Borrower has provided the Agent with an officer’s certificate confirming the foregoing.

(c)
In addition to any designations made pursuant to Section 10.1(a) above, each Subsidiary which is created or acquired, directly or indirectly, by the Borrower will, unless notice designating such Subsidiary to not be a Restricted Subsidiary is provided to the Agent in writing within 90 days of the acquisition or creation thereof, as applicable, be deemed to be a Restricted Subsidiary effective as of the date of such creation or acquisition.

(d)
If any Restricted Subsidiary executes and delivers an Obligor Guarantee to the Agent, such Restricted Subsidiary shall thereafter become an Obligor and the Borrower shall cause each such Restricted Subsidiary to, concurrently with the delivery of such Obligor Guarantee, deliver to the Agent certified copies of its constating documents, by-laws and the resolutions or equivalent documents (as applicable) authorizing such Obligor Guarantee, a certificate as to the incumbency of the officers of such Restricted Subsidiary signing such Obligor Guarantee and an opinion of legal counsel to such Restricted Subsidiary respecting usual and customary matters, with such opinions to contain such qualifications and limitations as may be customary and appropriate in accordance with the practice of local counsel and otherwise to be in form and substance satisfactory to the Agent, acting reasonably.

(e)	As at the date hereof, all of the Subsidiaries of the Borrower are Restricted Subsidiaries.

Exhibit 10.1

10.2	Release and Discharge of Subsidiary Guarantees

(a)	All subsisting Guarantees given by Borrower Group Members under the Existing Credit Agreement are hereby automatically, irrevocably and unconditionally released and discharged on the Effective Date.

(b)
No Obligor shall be discharged from its Obligor Guarantee or any part thereof except in the following circumstances, each of which shall be effective automatically and without any further action: (i) as a result of a Disposition permitted by Section 9.2(b) which results in such Obligor ceasing to be a Subsidiary of the Borrower, (ii) by the re-designation of such Obligor as an Unrestricted Subsidiary in compliance with Section 10.1, (iii) by a written release and discharge signed by the Agent, with the prior written consent of all of the Lenders or (iv) if all of the Outstandings have been repaid, paid, satisfied and discharged, as the case may be, in full and the Credit Facility has been fully cancelled.

(c)
The Agent, at the cost and expense of the Borrower, shall from time to time do, execute and deliver, or cause to be done, executed and delivered, all such agreements, instruments, certificates, financing statements, notices and other documents and all acts, matters and things as may be reasonably requested by the Borrower to give effect to, establish, evidence or record the foregoing release and discharge.

ARTICLE 11
EVENTS OF DEFAULT AND REMEDIES

11.1	Events of Default
Each of the following events or conditions shall constitute an “Event of Default”:

(a)	Principal Default. if the Borrower fails to pay any Outstanding Principal of any Loan when due and payable hereunder;

(b)
Other Payment Default.  if the Borrower fails to pay (1) any interest (including, if applicable, default interest) on any Loan; (1) any acceptance fee with respect to Bankers’ Acceptances; (1) any standby fees payable hereunder; or (1) any other amount not specifically referred to herein payable by the Borrower hereunder or under any other Loan Document in each case when due and payable, and, in the case of amounts described in clause (i), (ii) or (iii) above, such default remains unremedied for a period of 5 Banking Days and, in the case of amounts described in clause (iv) above, such failure remains unremedied for a period of 30 days after written notice of such default is delivered by the Agent to the Borrower;

(c)	Breach of Certain Covenants.

(i)	if any Borrower Group Member defaults in the performance of or compliance with its obligations under Section 9.2(b), Section 9.2(e) or Section 9.3; or

Exhibit 10.1

(ii)	if the Borrower defaults in the performance of or compliance with its obligations under Section 9.4(d)(i) and such failure remains unremedied for a period of 5 Banking Days;

(d)
Breach of Other Covenants.  if any Borrower Group Member fails to observe or perform any covenant or obligation herein or in any other Loan Document on its part to be observed or performed (other than a covenant or obligation whose breach or default in performance is specifically dealt with elsewhere in this Section 11.1) and such failure remains unremedied for a period of 30 days, in either case, after written notice of such default is delivered by the Agent to the Borrower;

(e)
Incorrect Representations.  if any representation, warranty or certification (each a “Representation”) made or deemed to be made by or on behalf of any Borrower Group Member herein or in any other Loan Document, certificate, report or financial statement at any time furnished by or on behalf of any Borrower Group Member under or in connection with this Agreement or any other Loan Document shall prove to have been false or misleading on and as of the date made or deemed made and the Representation remains incorrect or misleading for a period of 30 days after written notice of such default is delivered by the Agent to the Borrower;

(f)
Involuntary Insolvency. if any case, proceeding or other action shall be instituted in any court of competent jurisdiction against any Borrower Group Member, seeking in respect of such Borrower Group Member an adjudication in bankruptcy, reorganization of its indebtedness, dissolution, winding up, liquidation, a composition, proposal or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, liquidator sequestrator or other Person with similar powers with respect to such Borrower Group Member or of all or any substantial part of its Property, or any other like relief in respect of such Person under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law and:

(i)	such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment; or

(ii)	the same shall continue undismissed, or unstayed and in effect, for any period of 30 days;

(g)	Voluntary Insolvency. if any Borrower Group Member:

(i)	makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors;

(ii)	makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors

Exhibit 10.1

Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law, or files a petition or proposal to take advantage of any act of insolvency;

(iii)
consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any portion of its Property which is, in the opinion of the Required Lenders, material;

(iv)
files a petition or otherwise commences any proceeding seeking any arrangement with creditors, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights; or

(v)	consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding or takes any action to authorize or effect any of the foregoing;

(h)
Dissolution.  other than as permitted by Section 9.2(d), if proceedings are commenced for the dissolution, liquidation or winding-up of a Borrower Group Member unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Required Lenders, or if a decree or order is enacted for the dissolution, liquidation or winding-up of a Borrower Group Member, except in each case as permitted hereunder;

(i)
Security Realization.  if any secured creditors of a Borrower Group Member realize upon or enforce their security against Property of such Person having an aggregate Fair Market Value in excess of the Threshold Amount and such realization or enforcement shall continue in effect and not be released, discharged or stayed within 30 days;

(j)
Seizure.  if Property of any Borrower Group Member having an aggregate Fair Market Value in excess of the Threshold Amount is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect, and, in any case, any such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within 30 days;

(k)
Judgments.  if final judgments or orders for the payment of money aggregating in excess of the Threshold Amount are rendered against any Borrower Group Member and the same remain undischarged and not effectively stayed or appealed for a period of 30 days after entry thereof or shall remain undischarged for a period of 30 days after expiration of any such stay;

Exhibit 10.1

(l)
Writs of Execution.  if writs of execution or attachment or similar process in respect of any judgments or claims which in the aggregate are in excess of the Threshold Amount are entered, commenced or levied against all or a substantial portion of the Property of a Borrower Group Member and such writs, execution, attachment or similar processes are not released, bonded, satisfied, discharged, vacated or stayed within 30 days after their entry, commencement or levy;

(m)
Cross Acceleration. if a default, event of default or other similar condition or event (however described) in respect of any Borrower Group Member occurs or exists under any indentures, credit agreements, agreements or other instruments evidencing or relating to any other Funded Debt of any Borrower Group Member (individually or collectively) where the aggregate outstanding principal amounts thereof are in excess of the Threshold Amount and, in any such case, any such default, event or condition has resulted in such Funded Debt becoming due and payable thereunder before it would otherwise have been due and payable;

(n)	Change of Control. if a Change of Control occurs;

(o)
Lender Hedge Agreement. if a Hedge Agreement Demand for Payment has been delivered to any Obligor and such Obligor fails to make payment thereunder within 3 Banking Days after the time when such payment is due;

(p)
Qualified Auditor Report. if the audited financial statements that are required to be delivered to the Agent pursuant to Section 9.4 contain a going concern note or a material qualification that is not acceptable to the Required Lenders, acting reasonably, and, if unacceptable, such qualification is not rectified or otherwise dealt with to the satisfaction of the Required Lenders within a period of 30 days after the delivery of such financial statements;

(q)
Invalidity.  if any Loan Document or any material provision thereof shall at any time for any reason cease to be in full force and effect (other than through a release by the Agent or the Lenders pursuant to the Loan Documents), be declared to be void or voidable and the same is not forthwith effectively rectified or replaced by the applicable Borrower Group Member forthwith upon demand by the Agent within 5 Banking Days of notice of such Loan Document not being in full force and effect, or declaration that such Loan Document is void or voidable, by the Agent to the applicable Borrower Group Member specifying the particulars of such failure or declaration and requiring rectification or replacement (as applicable) or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by any Borrower Group Member, or any Borrower Group Member shall deny that it has any or any further liability or obligation thereunder or at any time it shall be unlawful or impossible for it to perform any of its obligations under any Loan Document; or

Exhibit 10.1

(r)	Cessation of Business. except as permitted hereunder, if any Obligor shall cease to carry on all or any material part of its business as now conducted or threatens to do the same.

11.2	Enforcement

(a)
Acceleration. If any Event of Default shall occur and for so long as it is continuing, the Total Commitment shall, upon the direction of the Required Lenders to the Agent and written notice of the same from the Agent to the Borrower, terminate, and:

(i)	the entire principal amount of all Loans then outstanding hereunder and all accrued and unpaid interest thereon,

(ii)	an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Borrower hereunder which are unmatured, and

(iii)	all other Outstandings outstanding hereunder,
shall, at the option of the Agent in accordance with the last sentence of Section 14.9 or upon the request of the Required Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrower, all without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower); provided that upon the occurrence of the events described in Sections 11.1(f) and (g), such termination and acceleration shall be automatic and no such notice shall be required.

(b)
Remedies. If the Borrower does not pay all Outstandings owing by them forthwith after receipt of a notice under Section 11.2, the Agent on behalf of the Lenders and in accordance with Section 14.9 may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by Applicable Law for the recovery of all the Outstandings of the Borrower owing to the Lenders hereunder and proceed to exercise any and all rights hereunder and under the other Loan Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

11.3	Suspension of Lenders’ Outstandings
The occurrence of a Default or Event of Default that is continuing shall relieve the Lenders of all obligations to provide any further Drawdowns to the Borrower hereunder; provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to the Lenders and the Agent, acting reasonably.

11.4	Cash Collateral Accounts

Exhibit 10.1

(a)
Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders may require the Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Bankers’ Acceptances into a Cash Collateral Account in accordance with Section 7.4(b).

(b)
Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders may require the Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Letters of Credit into a Cash Collateral Account in accordance with Section 7.4(c).

11.5	Right of Set Off
If an Event of Default has occurred and is continuing, each of the Lenders is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the obligations of the Obligors now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Lenders under this Section 11.5 are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders may have. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

11.6	Sharing of Payments by Lenders
If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall:

(a)	notify the Agent of such fact; and

(b)
purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them, provided that:

Exhibit 10.1

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(ii)
the provisions of this Section 11.6 shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(iii)
the provisions of this Section 11.6 shall not be construed to apply to (A) Cash Collateral provided, payment received, or the exercise of rights of counterclaim, set-off or banker’s lien or similar rights, in respect of any Cash Management Services provided by, or Cash Management Obligations owing to, any Cash Manager, (B) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (C) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, or (D) any reduction arising from an amount owing to an Obligor upon the termination of any Lender Hedge Agreement, or (E) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

11.7	Remedies Cumulative and Waivers
For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Loan Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach. Any waiver by, as applicable, the Required Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Required Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed

Exhibit 10.1

not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Loan Document as a result of any other default or breach hereunder or thereunder.

11.8	Adjustment
After all Obligations are declared by the Agent to be due and payable pursuant to Section 11.2, (i) each Lender agrees that it will at any time or from time to time thereafter at the request of the Agent as required by any Lender, purchase at par on a non-recourse basis a participation in Outstanding Principal owing to each of the other Lenders and make any other adjustments as are necessary or appropriate in order that the Outstanding Principal owing to each of the Lenders, as adjusted pursuant to this Section 11.8, will be in the same proportion as each Lender’s Commitment was to the Total Commitment immediately prior to the Event of Default resulting in such declaration, and (ii) the amount of any repayment made by or on behalf of the Obligors under the Loan Documents or any proceeds received by the Agent or the Lenders pursuant to Section 11.6 will be applied by the Agent in a manner such that to the extent possible the Outstanding Principal owing to each Lender after giving effect to such application will be in the same proportion as each Lender’s Commitment was to the Total Commitment immediately prior to the Event of Default resulting in such declaration.
ARTICLE 12
YIELD PROTECTION / TAXES / REPLACEMENT OF LENDERS

12.1	Increased Costs

(a)	Increased Costs Generally. If, after the Effective Date, any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)
subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 12.2 and except for the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)	impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of the Required Lenders, the Borrower will pay to such Lender such additional amount

Exhibit 10.1

or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)
Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then the Borrower, will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)
Certificates for Reimbursement.  Upon a Lender having determined that it is entitled to additional compensation in accordance with the provisions of Section 12.1(a) or 12.1(b), such Lender shall, within 90 days, so notify the Borrower and the Agent, provided that, if the Borrower is not provided with such notice within such period, then such Lender shall not be entitled to claim additional compensation for any period prior to the date of delivery of such notice. The Lender shall provide to the Borrower and the Agent a photocopy of the relevant law or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 12.1(a) or 12.1(b), including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Banking Days after receipt thereof.

(d)
Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section 12.1 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)
Consistent Treatment. A Lender shall only be entitled to claim compensation pursuant to this Section 12.1 if and to the extent that is claiming similar compensation from other comparable borrowers under comparable credit facilities.

12.2	Taxes

Exhibit 10.1

(a)
Payments Subject to Taxes.  If any Obligor, the Agent, or any Lender is required by Applicable Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then:

(i)
the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 12.2) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required;

(ii)	the Borrower shall make any such deductions required to be made by it under Applicable Law; and

(iii)	the Borrower shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)
Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)	Indemnification.

(i)
The Borrower shall indemnify the Agent and each Lender, within 10 Banking Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to the Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (subject to the following sentence and Section 12.2(f)) with a certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Borrower has made a payment to the Agent or a Lender pursuant to this paragraph (c) and the Agent or Lender is thereafter granted or receives a credit, refund or remission in respect of the Indemnified Taxes or Other Taxes, then the Agent or Lender, as the case may be, shall, subject to the Borrower having paid the relevant amount payable under this paragraph (c) and to the extent it is satisfied that it can do so without prejudice to the retention of the amount of such credit, refund or remission, refund to the Borrower such amount (if any) as the Agent or Lender determines in good faith will leave the Agent or Lender in no worse

Exhibit 10.1

position than would have been the case if there had been no obligation to pay the Indemnified Taxes or Other Taxes in the first place. The Agent or Lender shall not be obligated to provide to the Borrower copies of all or any part of its tax returns, financial statements or other corporate financial data by reason of any such matter.

(ii)
Each Lender shall severally indemnify the Agent, within 10 Banking Days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to the Agent’s failure to comply with the provisions of Section 15.2(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph.

(d)
Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)
Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower or the Agent, deliver to the Borrower and the Agent, no later than 30 days after the later of the date of the request and the date such Lender becomes a party hereto (or designates a new lending office) under this Agreement, at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(i)
any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to

Exhibit 10.1

determine whether or not such Lender is subject to withholding or information reporting requirements; and

(ii)
any Lender that becomes subject to Canadian withholding tax with respect to any Outstandings other than by reason of a Change in Law, shall within 5 days thereof notify the Borrower and the Agent in writing.

(f)
Treatment of Certain Refunds and Tax Reductions.  Without duplication of amounts payable pursuant to Section 12.2(c), if the Agent or a Lender determines, in its sole discretion, that it has received a credit, refund or remission of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which another Obligor has paid additional amounts pursuant to this Section, it shall pay to the Borrower or other Obligor, as applicable, an amount equal to such credit, refund or remission (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or other Obligor under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, credit or remission), net of all reasonable out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest. The Borrower shall, and shall cause each other Obligor, as applicable, to, upon the request of the Agent or such Lender, repay the amount paid over to the Borrower or other Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(g)	Survival. The provisions of Section 12.2(c) shall survive the repayment of the Outstandings and the cancellation of the Credit Facility.

12.3	Mitigation Obligations: Replacement of Lenders

(a)
Designation of a Different Lending Office.  If any Lender requests compensation under Section 12.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 12.2, then, with the consent of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 12.1 or 12.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Exhibit 10.1

(b)
Replacement of Lenders.  If: (I) any Lender requests compensation under Section 12.1; (II) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 12.2; (III) any Lender’s obligations are suspended pursuant to Section 12.4; (IV) any Lender exercises its rights under Section 12.5 or 12.6 or 12.7 but not all Lenders are so affected; any Lender does not provide its consent to a request by the Borrower for a waiver of a condition precedent as provided in Section 3.3; (V) any Lender does not provide its consent, waiver or agreement to a request by the Borrower for a consent, waiver or amendment that requires the consent of all of the Lenders, all Required Lenders or all affected Lenders as provided for in Section 15.10(a) or 15.10(b), as applicable; or (VI) any Lender becomes a Defaulting Lender; then, in addition to and not in limitation of or derogation from the other provisions hereof, the Borrower shall have the right, at its option:

(i)
at their sole expense and effort, upon 10 days’ written notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A)
the assigning Lender receives payment of an amount equal to the Outstanding Principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (or such lower amount as the assigning Lender may agree in its sole discretion);

(B)
in the case of any such assignment resulting from a claim for compensation under Section 12.1 or payments required to be made pursuant to Section 12.2, such assignment will result in a reduction in such compensation or payments thereafter;

(C)
in the case of any assignment in the circumstances set out in subparagraph (V) of this Section 12.3(b), such waiver or amendment is approved by (A) all other Lenders, in the case of a consent or agreement requiring all Lenders, (B) at least the Required Lenders, in the case of a consent or agreement requiring the Required Lenders, or (C) all other affected Lenders, in the case of a consent or agreement requiring all affected Lenders, and in each case the assignee consents to such waiver or amendment; and

Exhibit 10.1

(D)	such assignment does not conflict with Applicable Law; or

(ii)
elect to terminate such Lender’s Commitments, in which case the Total Commitment shall be reduced by an amount equal to the amount of any Lender’s Commitment so cancelled (provided that prior to or concurrently with such cancellation such Lender shall have received payment in full of all principal, interest, fees and other amounts through such date of cancellation and a release from any further obligations to make Advances under the Loan Documents after such termination).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 12.3 and to the extent permitted under Applicable Law, each Lender hereby designates and appoints the Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the assignment required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.
The Borrower may exercise any combination of their rights to replace or repay Lenders under this Section 12.3; provided that in each case each Lender being replaced or repaid is treated rateably with each of the other Lenders being replaced or repaid.

12.4	Illegality
If any Lender determines in good faith that the adoption of any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice (with a copy to the Agent), the Borrower shall, within the time required by such Applicable Law (or on demand if no such time period is prescribed by Applicable Law or at the end of such longer period as such Lender at its discretion may agree), prepay without penalty or premium or, if conversion would avoid the activity that is unlawful, convert any Loans in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender. If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that

Exhibit 10.1

the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.

12.4	Illegality
If any Lender determines in good faith that the adoption of any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice (with a copy to the Agent), the Borrower shall, within the time required by such Applicable Law (or on demand if no such time period is prescribed by Applicable Law or at the end of such longer period as such Lender at its discretion may agree), prepay without penalty or premium or, if conversion would avoid the activity that is unlawful, convert any Loans in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender. If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.

12.5	Market Disruption Respecting Bankers’ Acceptances
If:

(a)
the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or

(b)
the Borrower is not marketing Bankers’ Acceptances on its own and the Agent is advised by Lenders holding at least 35% of the Total Commitment by written notice (each, a “BA Suspension Notice”) that such Lenders have determined (acting reasonably) that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lenders in the market for the applicable term;

then:

Exhibit 10.1

(c)
the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower and the Lenders;

(d)
any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Prime Loan in the amount specified in the original Drawdown Notice;

(e)
any outstanding Conversion/Rollover/Repayment Notice requesting a Conversion of a Loan by way of Prime Loan, USBR Loan or LIBO Rate Loan into a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan; and

(f)
any outstanding Conversion/Rollover/Repayment Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances, shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower’s right to request Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension. A BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 12:00 noon (Toronto time) on a Banking Day and if not, then on the next following Banking Day, except in connection with a Drawdown Notice or Conversion/Rollover/Repayment Notice previously received by the Agent, in which case the applicable BA Suspension Notice shall only be effective with respect to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice if received by the Agent prior to 12:00 noon (Toronto time) 2 Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) applicable to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice, as applicable.

12.6	Market Disruption Respecting LIBO Rate Loans
If, at any time subsequent to the giving of a Drawdown Notice or a Conversion/Rollover/Repayment Notice to the Agent by the Borrower with regard to any requested LIBO Rate Loan:

(a)
the Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested LIBO Rate Loan during the ensuing Interest Period selected;

(b)	the Agent (acting reasonably) determines that the making or continuing of the requested LIBO Rate Loan by the Lenders has been made impracticable by the

Exhibit 10.1

occurrence of an event which materially adversely affects the London interbank market generally; or

(c)
the Agent is advised by Lenders holding at least 35% of the Total Commitment by written notice (each, a “LIBO Suspension Notice”), such notice to be received by the Agent no later than 12:00 noon (Toronto time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders have determined (acting reasonably) that the LIBO Rate will not or does not adequately reflect the effective cost of funds to such Lenders of United States Dollar deposits in such market for the relevant Interest Period, then the Agent shall give notice thereof to the Lenders and the Borrower as soon as possible after such determination or receipt of such LIBO Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, previously given by the Borrower, give the Agent a Drawdown Notice or a Conversion/Rollover/Repayment Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant LIBO Rate Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 12.6.
In the event the Borrower fails to give, if applicable, a valid replacement Conversion/Rollover/Repayment Notice with respect to the maturing LIBO Rate Loans which were the subject of a Conversion/Rollover/Repayment Notice, such maturing LIBO Rate Loans shall be converted on the last day of the applicable Interest Period into USBR Loans as if a valid replacement Conversion/Rollover/Repayment Notice had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a LIBO Rate Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a USBR Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a USBR Loan.
Notwithstanding the foregoing, if the Agent (i) determines that the circumstances described in clause (b) of this section have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clause (b) of this section have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, (iii) is advised by the Required Lenders of their determination in accordance with clause (c) of this Section 12.6, or (iv) new syndicated loans have started to adopt a new benchmark interest rate, then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in Canada and the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, provided that to the extent that the Agent determines that adoption

Exhibit 10.1

of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Agent shall administer such alternate rate of interest in a manner determined by the Agent in consultation with the Borrower. Notwithstanding anything to the contrary, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Banking Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), the US Base Rate shall apply without regard to clause (c) of the definition thereof and any requested Drawdown by way of, Conversion into, or Rollover of, LIBO Rate Loans shall be deemed to be a request for a USBR Loan in the same principal amount. If such alternate rate of interest (determined as aforesaid) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

12.7	Takeovers

(a)
Takeover Procedure. If the Borrower wishes to utilize, whether directly or indirectly, Drawdowns under the Credit Facility to facilitate, assist or participate in a Takeover by any Obligor or any Affiliate thereof:

(i)
at least 10 Banking Days prior to the delivery to the Agent of a Drawdown Notice made in connection with a Takeover, an Authorized Officer of the Borrower will notify the Agent in writing (who will then notify the Lenders) of the particulars of the Takeover in sufficient detail to enable each Lender to determine, in each Lender’s sole discretion, whether it will permit a Drawdown to be utilized for such Takeover;

(ii)
if a Lender decides not to fund an Advance to be utilized for such Takeover, then upon such Lender so notifying the Agent in writing (who will then notify the Borrower), such Lender will have no obligation to fund such Advance notwithstanding any other provision of this Agreement to the contrary; and

(iii)
each Lender will use reasonable commercial efforts to notify the Agent in writing as soon as practicable (and in any event within 5 Banking Days of receipt of the particulars thereof from the Agent) of its decision whether or not to fund a proposed Takeover and if no such notice is delivered to the Agent in such period, such Lender will be deemed to have elected not to fund, and in the event that any Lender has such a conflict of interest and has elected not to participate in the requested Advance, then upon the Agent so notifying the Borrower, such Lender will have no obligation to provide Advances for such Takeover notwithstanding any other provision of this Agreement to the contrary; provided, however, that each Lender, which has, or is deemed to have, no such conflict of interest will have an obligation, up to the amount of its Commitment, to

Exhibit 10.1

provide Advances for such Takeover, and any such Advance for such Takeover will be provided by each Takeover Lender in accordance with the ratio that its Commitment bears to the aggregate of the Commitments of all Lenders participating in such Advance.

(b)
Takeover Loans. If an Advance under the Credit Facility is utilized for the purposes of a Takeover and there are Lenders that have not funded such Advance in accordance with Section 12.7(a), then following the making of any such Advance and notwithstanding any other provision of this Agreement to the contrary, all subsequent Advances under the Credit Facility shall be made entirely by the Lenders not funding such Advance until such time as each Lender’s Applicable Percentage of the Outstanding Principal under the Credit Facility is equal to its Applicable Percentage of the Total Commitment; provided that, for certainty, no Lender shall be required to make an Advance under a Tranche if it does not have a Commitment thereunder.

ARTICLE 13
EXPENSES, INDEMNIFICATION AND JUDGMENT CURRENCY

13.1	Expenses; Indemnity; Damage Waiver

(a)	Costs and Expenses. The Borrower shall pay, within 30 days after notice from the Agent:

(i)
all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of primary counsel for the Agent (including a single firm of local counsel in each appropriate jurisdiction) or otherwise retained with the Borrower’s written consent (such written consent not to be unreasonable withheld or delayed), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and

(ii)
all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of primary counsel for the Agent and the Lenders (including a single firm of local counsel in each appropriate jurisdiction), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)
Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and

Exhibit 10.1

hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, even if joint or several, including the reasonable fees, charges and disbursements of any counsel (on a full indemnity basis) for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of:

(i)
the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan or the use or proposed use of the proceeds therefrom;

(iii)
any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by any Obligor, or any of their respective Subsidiaries, or any Environmental Claims related in any way to any Obligor, or any of their respective Subsidiaries; or

(iv)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee or an unexcused material breach of such Indemnitee’s obligations under a Loan Document by such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees, nor shall it be available in respect of matters specifically addressed in Sections 12.1, 12.2 and 13.1(a). An Indemnitee shall not settle any claim asserted against any Indemnitee by a third party without the written consent of the Borrower, which consent shall not be unreasonably delayed or withheld.

(c)
Reimbursement by Lenders.  To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under Section 13.1(a) or 13.1(b) to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the

Exhibit 10.1

Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d)
Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower shall not, and shall not permit any other Obligor to, assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect, special, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided that the Indemnitee has used its usual and customary practices to avoid such use.

(e)
Payments.  Except as expressly set forth in this Section 13.1, all amounts due under this Section 13.1 shall be payable promptly after demand therefor. A certificate of the Agent or a Lender which sets forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section 13.1, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

(f)	Survival. The provisions of this Section 13.1 shall survive the repayment of the Outstandings and the cancellation of the Credit Facility.

13.2	Judgment Currency

(a)
If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13.2 referred to as the “Judgment Currency”) an amount due in Cdn. Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i)	the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(ii)	the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made

Exhibit 10.1

pursuant to this Section 13.2 being hereinafter in this Section 13.2 referred to as the “Judgment Conversion Date”).

(b)
If, in the case of any proceeding in the court of any jurisdiction referred to in Section 13.2(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Cdn. Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)
Any amount due from the Borrower under the provisions of Section 13.2(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)	The term “rate of exchange” in this Section 13.2 means the Spot Rate.
ARTICLE 14
AGENCY

14.1	Appointment and Authority
Each of the Lenders hereby irrevocably appoints RBC as Agent and to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and no Obligor shall have rights as a third party beneficiary of any of such provisions.

14.2	Rights as a Lender
Each Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Each Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.

14.3	Exculpatory Provisions

Exhibit 10.1

(a)	The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(iii)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity.

(b)	The Agent shall not be liable for any action taken or not taken by it:

(i)
with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents); or

(ii)	in the absence of its own bad faith, gross negligence or wilful misconduct.
The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default or Event of Default is given to the Agent by the Borrower or a Lender.

(c)	Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into:

(i)	any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(ii)	the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(iii)	the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

Exhibit 10.1

(iv)	the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or

(v)	the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

14.4	Reliance by Agent
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be Borrower’s Counsel), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall promptly provide information to one another in order to carry out the purpose and intent of this Agreement.

14.5	Indemnification of Agent
Each Lender agrees to indemnify the Agent and each Related Party and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s bad faith, gross negligence or wilful misconduct.

14.6	Delegation of Duties
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Agent appointed by the Agent from among the Lenders and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article 14 and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility provided for herein as well as activities as the Agent.

14.7	Replacement of Agent

Exhibit 10.1

(a)
The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, such consent not to be unreasonably withheld, to appoint a successor, which shall be a Lender having a Commitment and having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta. The Agent may also be removed at any time by the Required Lenders upon 45 days’ notice to the Agent and the Borrower as long as the Required Lenders, with the consent of the Borrower, such consent not to be unreasonably withheld, appoint and obtain the acceptance of a successor within such 45 days, which, in the case of the Agent, shall be a Lender having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta.

(b)
If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, and with the consent of the Borrower, such consent not to be unreasonably withheld, appoint a successor Agent meeting the qualifications specified in Section 14.7(a), provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in the preceding paragraph.

(c)
Upon a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Agent, the provisions of this Section 14.7 and of Section 13.1 shall continue in effect for the benefit of such former Agent, its sub-Agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such former Agent was acting as the Agent.

14.8	Non-Reliance on Agent and Other Lenders

Exhibit 10.1

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

14.9	Collective Action of the Lenders
Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, the remedies and any collateral security provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Required Lenders. Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder with respect to the Credit Facility including any declaration of Default or Event of Default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

14.10	Lender Decisions
The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Loan Documents, shall be made upon the decision of the Required Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all of the Lenders”, “all Lenders”, “each of the Lenders” or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrower to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

14.11	Procedure for Funding Loans
The Agent shall make Loans available to the Borrower as required hereunder by debiting the Agent’s Account to which the Lender’s Applicable Percentage of such Loans have been credited in accordance with Section 2.9(b) (or causing such account to be debited) and, in the absence of

Exhibit 10.1

other arrangements agreed to by the Agent and the Borrower in writing, by crediting the account of the Borrower or, at the expense of the Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Loan to reach the designated destination.

14.12	Remittance of Payments
Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 4 or payment pursuant to Article 7, the Agent shall remit to each Lender its Applicable Percentage of such payment.

14.13	Agent’s Clawback

(a)
Funding by Lenders; Presumption by Agent.  Unless the Agent shall have received notice from a Lender prior to the proposed date of any Advance of funds that such Lender will not make available to the Agent such Lender’s share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then such Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Advance. If such Lender does not do so forthwith, the Borrower shall pay to the Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the Advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Agent.

(b)
Payments by Borrower; Presumptions by Agent.  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the

Exhibit 10.1

Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.

14.14	Adjustments Among Lenders

(a)
Adjustments to Outstandings.  Each Lender agrees that, after delivery of a notice of acceleration pursuant to Section 11.2 or the occurrence of an Event of Default specified in Section 11.1(f) or 11.1(g), it will at any time and from time to time upon the request of the Agent as required by any Lender purchase portions of the Outstanding Principal owed to the other Lenders and make any other adjustments which may be necessary or appropriate, so that the amount of Outstanding Principal owed to each Lender, as adjusted pursuant to this Section 14.14(a), will be equal to its Applicable Percentage of all Outstanding Principal. For the purposes of this Section 14.14(a), any undrawn Commitments shall be deemed to have been cancelled upon delivery of such notice of acceleration or the occurrence of such specified Event of Default.

(b)
Application of Payments.  The Agent and the Lenders agree that, after delivery of a notice of acceleration pursuant to Section 11.2 or the occurrence of an Event of Default specified in Section 11.1(f) or 11.1(g), the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder, shall be so applied in a manner so that, to the extent possible, the amount of the Outstanding Principal owed to each Lender after giving effect to such application and any adjustments made pursuant to Section 14.14(a) shall be equal to its Applicable Percentage of all Outstanding Principal owed to all Lenders.

(c)
Further Assurances.  The Borrower agrees to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 14.14, but shall incur no increased liabilities, in aggregate, by reason thereof.

14.15	Agent and Defaulting Lenders

(a)
To the extent permitted by Applicable Law, each Defaulting Lender shall be required to provide to the Agent cash in an amount, as shall be determined from time to time by the Agent or any Fronting Lender, as the case may be, in its discretion, equal to all obligations of such Defaulting Lender to the Agent or such Fronting Lender, as the case may be, that are owing or may become owing pursuant to this Agreement, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by the Borrower. Such cash shall be held by the Agent in one or more Cash Collateral Accounts, which accounts shall be in the name of the Agent and shall not be required to be interest

Exhibit 10.1

bearing. The Agent shall be entitled to apply the foregoing cash in accordance with Section 14.5.

(b)
In addition to the indemnity and reimbursement obligations in Section 14.5, each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Borrower) on a pro rata basis (and, in calculating the pro rata basis, the Commitments of any Defaulting Lenders shall be excluded) any amount that a Defaulting Lender fails to pay the Agent and which is due and owing to the Agent pursuant to Section 14.5. Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender and which would otherwise be payable by the Defaulting Lender.

(c)
The Agent shall be entitled to set-off and/or withhold from any Defaulting Lender’s pro rata portion of all payments received from the Borrower against such Defaulting Lender’s obligations to make payments and fund Loans required to be made by it and to purchase participations required to be purchased by it in each case under this Agreement and the other Loan Documents. The Agent shall be entitled to withhold and deposit in one or more non-interest bearing Cash Collateral Accounts in the name of the Agent amounts (whether principal, interest, fees or otherwise) received by the Agent and due to a Defaulting Lender pursuant to this Agreement, for so long as such Lender is a Defaulting Lender, which amounts shall be used by the Agent:

(i)	first, to reimburse the Agent for any amounts owing to it, in its capacity as Agent, by the Defaulting Lender pursuant to any Loan Document;

(ii)	second, to the payment, on a pro rata basis, of any amounts owing by such Defaulting Lender to the Fronting Lenders hereunder;

(iii)	third, to the reimbursement, on a pro rata basis, of any indemnity amounts owing by such Defaulting Lender pursuant to Section 14.15(b);

(iv)
fourth, to Cash Collateralize all other contingent obligations of such Defaulting Lender to the Agent or any Fronting Lenders owing pursuant to this Agreement in such amount as shall be determined from time to time by the Agent or any Fronting Lenders in its discretion, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by the Borrower; and

(v)	fifth, to fund from time to time such Defaulting Lender’s pro rata portion of Loans, provided that any such funds in excess of such Defaulting Lender’s defaulted obligations shall be paid to the Defaulting Lender.

(d)	For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees,

Exhibit 10.1

agents or representatives shall be liable to any Lender (including a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrower to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this Agreement, save and except for the bad faith, gross negligence or wilful misconduct of the Agent.
ARTICLE 15
GENERAL

15.1	Notices: Effectiveness; Electronic Communication

(a)
Notices Generally. All notices and other communications provided for in hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the addresses or facsimile numbers specified:

(i)	in the case of the Agent, as follows
Royal Bank of Canada, as Agent

20 King Street West, 4th Floor
Toronto, ON M5H 1C4
Attention: Manager, Agency

Facsimile: (416) 842-4023

Email: rbcmagnt@rbccm.com
(ii)    in the case of the Borrower, as follows:
Kinder Morgan Cochin ULC

Suite 2700, 300 – 5th Avenue S.W.

Calgary, AB T2P 5J2
Attention: Assistant General Counsel

Facsimile: (403) 514-6622

Exhibit 10.1

(iii)	in the case of an Obligor other than the Borrower, in care of the Borrower; and

(iv)	in the case of a Lender, in its Administrative Questionnaire provided to the Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given on a Banking Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Banking Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 15.1(b), shall be effective as provided therein.

(b)
Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender of Loans to be made if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)	Change of Address, Etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

15.2	Assigns

(a)
Assigns Generally. Except as permitted hereunder, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer

Exhibit 10.1

any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 15.2(b), (ii) by way of participation in accordance with the provisions of Section 15.2(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 15.2(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Indemnitees, Participants to the extent provided in Section 15.2(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)
except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the Equivalent Amount in Canadian Dollars of the Outstanding Principal of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Cdn.$10,000,000 (and in each case increments of Cdn.$10,000,000 in excess thereof) (or, if less, all of such Lender’s remaining Loans and applicable Commitments under the Credit Facility) and the minimum amount of any Commitment retained, if any, by the assigning Lender shall be not less than Cdn.$10,000,000 unless each of the Agent (and in the case of the assignment of any part of the Syndicated Tranche, the Fronting Lenders) and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Outstanding Principal or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

Exhibit 10.1

(iii)
any assignment must be approved by the Agent and, in the case of an assignment of all or any portion of a Syndicated Tranche Commitment each Fronting Lender, (such approval not to be unreasonably withheld or delayed) unless:

(A)	the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada, or

(B)	the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement;

(iv)	any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless:

(A)	the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada,

(B)
the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement and such assignment will not increase the amounts payable by the Borrower in connection with any withholding Taxes, or

(C)	an Event of Default has occurred and is continuing; and

(v)
the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (unless waived by the Agent) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Agent pursuant to Section 15.2(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and, unless the assigning Lender has agreed otherwise, the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 12 and Section 13.1, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Any assignment or transfer by

Exhibit 10.1

a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.2(d). Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c)
Register.  The Agent shall maintain at one of its offices in Toronto, Ontario or Calgary, Alberta a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (each, a “Register”). The entries in each Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, an Obligor or any Affiliate of an Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Outstanding Principal owing to it); provided that:

(i)	such Lender’s obligations under this Agreement shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)	the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and

(iv)	such Person is not a Disqualified Lender.
Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.
Subject to Section 15.2(e), the Borrower agrees that each Participant shall be entitled to the benefits of Article 12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 15.2(b); provided that no Participant shall be entitled to receive any amount which the transferor Lender would not have been entitled to receive in such circumstances nor any greater amount pursuant to

Exhibit 10.1

either such Section than the transferor Lender would have been entitled to receive in respect of such amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred.

(e)
Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 12.1 and 12.2 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. The agreement or consent of a Participant shall not be required for any amendment or waiver of the Loan Documents.

(f)
Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to any Governmental Authority, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.3	Governing Law; Jurisdiction; Etc.

(a)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable in that Province.

(b)
Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any other jurisdiction.

(c)
Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Exhibit 10.1

15.4	Waiver of Jury Trial
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal action, proceeding or counterclaim directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.

15.5	Counterparts; Integration; Effectiveness; Electronic Execution

(a)
Counterparts: Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Agent and each of the other parties hereto and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law.

15.6	Treatment of Certain Information: Confidentiality

(a)
Each of the Agent and the Lenders acknowledges the confidential nature of the Information (as defined below) and agrees to maintain the confidentiality of the Information and prevent the disclosure thereof, except that Information may be disclosed:

(i)
its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, professional advisors and representatives to the extent reasonably required to be disclosed thereto (provided that such Persons to whom such disclosure is made shall be under a like duty of confidentiality to that contained in this Section 15.6 and further provided that the Agent or the Lender, as the case may be, providing the Information shall be responsible for any breach by such Person of the aforementioned like duty of confidentiality);

Exhibit 10.1

(ii)	if, in the reasonable opinion of the Agent or such Lender, such disclosure is required by any regulatory authority having jurisdiction over it (including any self-regulatory authority);

(iii)	if, in the reasonable opinion of the Agent or such Lender, such disclosure is required by Applicable Laws or regulations or by any subpoena or similar legal process;

(iv)	to any other Lender or their respective counsel and advisors;

(v)
in connection with the exercise of any remedies, or the enforcement of any rights, hereunder or under any other Loan Document or in connection with any suit, action or proceeding initiated by the Agent and the Lenders or commenced by the Borrower the issues of which touch on the Information, in each case, relating to this Agreement or any other Loan Document but only to the extent such disclosure is necessary to the initiation or defense of such suit, action or proceeding;

(vi)	subject to an agreement containing provisions substantially the same as those of this Section 15.6, to:

(A)	any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or

(B)	any actual or prospective insurers, re-insurers or counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to any Obligor;

(vii)	with the written consent of the Borrower; or

(viii)	to the extent such Information:

(A)
becomes publicly available other than as a result of a breach of this Section 15.6 (including, for certainty, by a breach of this Section 15.6 by a Person for which the applicable Lender or the Agent is responsible); or

(B)
becomes available to the Agent or any Lender on a non-confidential basis from a source other than an Obligor, provided that the Agent or such Lender can show that such Information was, prior to the receipt thereof from an Obligor, lawfully in the Agent’s or such Lender’s possession from such source and not then subject to any obligation on its part to the Borrower to maintain confidentiality.

(b)	For purposes of this Section, “Information” means all financial, operational and other information and data received in connection with this Agreement or any other

Exhibit 10.1

Loan Document from any Obligor, KMI or any Affiliate of KMI relating to any KMI, any Obligor or any Affiliate of the foregoing or in respect of any of their respective businesses.

15.7	Nature of Obligation under this Agreement

(a)
The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

(b)	Subject to and without derogating from the operation of Sections 14.15 and 15.11, neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

15.8	Benefit of the Agreement
This Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders, the Fronting Lenders, the Agent and their respective successors and permitted assigns.

15.9	Severability
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.10	Amendments and Waivers
Any provision of this Agreement may be amended only if the Borrower and the Required Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Required Lenders (or the Agent on their behalf) so agree in writing, provided that:

(a)	an amendment or waiver which changes or relates to:

(i)	increases in the Total Commitment or any Lender’s Commitment;

(ii)	decreases in the amounts or rates of, or deferral of the dates of any scheduled or mandatory payment of principal, interest, Bankers’ Acceptance fees, LC Fees or standby fees; or

(iii)	decreases in the amount of, or deferral of the dates of payment of, any fees payable hereunder (other than fees payable for the account of the Agent or the LC Issuers), shall require the agreement or waiver of each Lender directly and adversely affected thereby and also (in the case of an amendment) of the other parties hereto;

Exhibit 10.1

(b)	an amendment or waiver which changes or relates to:

(i)	the definition of “Required Lenders”;

(ii)	any provision hereof that requires treatment of Lenders on a pro rata basis or according to each Lender’s Applicable Percentage;

(iii)
any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders”, “each Lender”, “all of the Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders” or similar expressions;

(iv)	the provisions of Section 11.1(a) or 11.1(b)(i), (ii) or (iii);

(v)	any release or discharge of any Obligor Guarantee (other than as expressly permitted hereby);

(vi)	the definition of “Maturity Date”;

(vii)	an assignment or transfer by the Borrower of any or all of its rights and obligations under any Loan Document;

(viii)	any alteration of the amount, currency, or mode of calculation of any principal, interest or other amounts owing hereunder; or

(ix)	this Section 15.10,
shall require the agreement or waiver of all of the Lenders and also (in the case of an amendment) of the other parties hereto;

(c)	an amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto;

(d)	an amendment or waiver which changes or relates to the rights and/or obligations of a LC Issuer shall also require the agreement of the applicable LC Issuer thereto; and

(e)	an amendment or waiver which changes or relates to the rights and/or obligations of the Operating Lender in its capacity as such shall also require the agreement of the Operating Lender thereto.
Any such waiver and any consent by the Agent, any Lender, the Required Lenders, all affected Lenders or all of the Lenders (as applicable) under any provision of this Agreement must be in writing and may be given subject to any conditions deemed appropriate by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

Exhibit 10.1

15.11	Defaulting Lenders

(a)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)	the standby fees payable pursuant to Section 4.6 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;

(ii)
a Defaulting Lender shall not be included in determining whether, and the Commitment and proportion of Outstanding Principal under any or all of the Credit Facility of such Defaulting Lender shall not be included in determining whether, all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 15.10), provided that any waiver or amendment requiring the consent of all Lenders or each affected Lender that (A) materially and adversely affects such Defaulting Lender differently than other affected Lenders, (B) increases the Commitment or extends the Maturity Date of such Defaulting Lender, or (C) relates to the matters set forth in Sections 15.10(a), 15.10(b)(iii) and 15.10(b)(ix) shall require the consent of such Defaulting Lender; and

(iii)	for the avoidance of doubt, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender.

(b)
If any Lender fails to fund its Applicable Percentage of an Advance under the Syndicated Tranche, then each other Syndicated Lender shall fund a portion of such Lender’s unfunded Applicable Percentage of such Advance in an amount equal to its Applicable Percentage (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded) of such unfunded portion of such Advance; provided that, for certainty, no Lender shall be obligated by this Section 15.11 to make or provide an Advance which would result in the Outstanding Principal owing to it being in excess of its Commitment after taking into account any re-allocations pursuant to Section 15.11(d).

(c)
If the re-allocation described in subparagraph (b) above cannot be effected, or can only partially be effected, then (to the extent permitted by Applicable Law) such Defaulting Lender shall, within 1 Banking Day following notice by the Agent, provide Cash Collateral to the Agent for such Defaulting Lender’s Applicable Percentage of such Advance (after giving effect to any partial re-allocation pursuant to subparagraph (b) above) for so long as such Advance is outstanding.

(d)
If any Fronted Letters of Credit are outstanding at the time that a Syndicated Lender becomes a Defaulting Lender (such Defaulting Lender’s Applicable Percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal of such Letters of Credit is the “Defaulting Lender Exposure”), then:

Exhibit 10.1

(i)
to the extent the Defaulting Lender has not provided Cash Collateral for its Defaulting Lender Exposure pursuant to Section 15.11(c) above, such Defaulting Lender Exposure shall be re-allocated among the non-Defaulting Lenders under the Syndicated Tranche for the purposes of Section 6.1 in accordance with their respective Applicable Percentages thereunder (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded); but, for each non-Defaulting Lender, such re-allocation may only be effected if and to the extent that the sum of (A) any non-Defaulting Lender’s Applicable Percentage of all outstanding Advances under the Syndicated Tranche, plus (B) such non-Defaulting Lender’s rateable share (after giving effect to the reallocation contemplated herein) of the Defaulting Lender’s Exposure, does not exceed such Defaulting Lender’s Commitment under the Syndicated Tranche;

(ii)
if the re-allocation described in clause (i) above cannot be effected, or can only partially be effected, then the Borrower shall within one Banking Day following notice by a Fronting Lender prepay outstanding Letters of Credit (by the provision of Cash Collateral to the Agent) to the extent necessary to allow a full reallocation of the Defaulting Lender Exposure as aforesaid; and

(iii)
if the Applicable Percentages of the non-Defaulting Lenders are re-allocated pursuant to this Section 15.11(d), then the LC Fees payable to the Lenders pursuant to Section 4.5 shall be adjusted to give effect to such re-allocations in accordance with each such non-Defaulting Lender’s Applicable Percentages and if the Borrower provides Cash Collateral pursuant to clause (ii) above, then the Borrower shall not be required to pay the LC Fees or fronting fees attributable to the Cash Collateralized exposure of such Letters of Credit.

Subject to Section 15.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e)
If any Syndicated Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Agent shall notify the other Syndicated Lenders and (in accordance with the written direction of the Agent) such Syndicated Lender (which has ceased to be a Defaulting Lender) shall purchase, and the other Syndicated Lenders shall on a pro rata basis sell and assign to such Lender, portions of such Loans equal in total to such Lender’s Applicable Percentage share thereof without regard to subsection (b) of this Section 15.11.

(f)
Each Defaulting Lender hereby indemnifies the Borrower for any losses, claims, costs, damages or liabilities (including reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the Borrower

Exhibit 10.1

as a result of such Defaulting Lender failing to comply with the terms of this Agreement, including any failure to fund its portion of any Loans required to be made by it hereunder.

15.12	Further Assurances
The Borrower shall, and shall cause each other Borrower Group Member to, the Lenders and the Agent shall promptly cure any default by it or defect in the execution and delivery of this Agreement, the other Loan Documents or any of the agreements provided for hereunder to which it is a party. The Borrower at their expense shall, as promptly practicable, execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for its compliance with, or accomplishment of its respective covenants and agreements hereunder or more fully to state its respective obligations as set out herein or to make any registration or recording, or to file any notice or to obtain any consent, all as may be necessary or appropriate in connection therewith, in the judgment of the Agent, acting reasonably.

15.13	Time of the Essence
Time shall be of the essence of this Agreement.

15.14	Anti-Money Laundering Legislation

(a)
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), it may be required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each such Person and such other information that will allow such Lender or the Agent, as applicable, to identify each such Person in accordance with AML Legislation (including, information regarding such Person’s directors, authorized signing officers, or other Persons in control of each such Person). The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as may be reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. The Borrower shall promptly provide all such information, to the extent commercially reasonable, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

Exhibit 10.1

(b)
If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of an Obligor or any authorized signatories of such Person for the purposes of applicable AML Legislation on such Lender’s behalf, then the Agent:

(i)
shall be deemed to have done so as the Agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)
Notwithstanding anything to the contrary in this Section 15.14, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of an Obligor or any authorized signatories of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such Person or any such authorized signatory in doing so.

15.15	Platform

(a)
The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debtdomain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(b)
The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower or any of its Subsidiaries, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Subsidiary’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower or any Subsidiary thereof provides to the Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section 15.15, including through the Platform.

Exhibit 10.1

15.16	No Fiduciary Duty

(a)
The Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 15.16, the “Lenders”), may have economic interests that conflict with those of the Obligors and/or their respective Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, their Subsidiaries and their Affiliates, on the other hand. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other hand, and (ii) in connection therewith and with the process leading thereto, (A) no Lender has assumed an advisory or fiduciary responsibility in favour of the Borrower, its Subsidiaries or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (B) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, shareholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transactions or the process leading thereto.

(b)
The Borrower acknowledges that (i) each Lender may be involved in a broad range of activities (including providing debt financing, equity capital, financial advisory or other services to other Persons) in respect of which the Borrower Group Members and/or their respective Affiliates may have conflicting interests regarding the Credit Facility or otherwise and (ii) no Lender has any obligation to (A) disclose such other activities to the Borrower or (B) use in connection with the Credit Facility, or furnish to the Borrower confidential information obtained by such Lender from such other Persons.

15.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

Exhibit 10.1

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

15.18	Credit Agreement Governs
For certainty, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement which relate to the respective rights and obligations of the Borrower Group Members, on the one hand, and the Agent and the Lenders, on the other hand in respect of the Credit Facility, to the extent of the conflict or inconsistency, shall govern and prevail.

15.19	Whole Agreement
This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements (including any commitment letters), undertakings, understandings, declarations, commitments, representations, written or oral, in respect thereof.
[Remainder of page intentionally left blank]

Exhibit 10.1

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

KINDER MORGAN COCHIN ULC

By:	/s/ Anthony Ashley
Name: Anthony Ashley
Title: Vice President

Exhibit 10.1

AGENT:

ROYAL BANK OF CANADA

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

By:	/s/ Mike Gaudet
Name: Mike Gaudet
Title: Authorized Signatory

Exhibit 10.1

LENDERS:

ROYAL BANK OF CANADA

By:	/s/ Mike Gaudet
Name: Mike Gaudet
Title: Authorized Signatory

THE TORONTO-DOMINION BANK

By:	/s/Anil Nayak
Name: Anil Nayak
Title: Director

By:	/s/ Craig DeBellefeuille
Name: Craig DeBellefeuille
Title: Director

Exhibit 10.1

Schedule A
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
LENDERS AND COMMITMENTS

Lender	Syndicated Tranche Commitments	Operating Tranche Commitments	Total
Royal Bank of Canada	$225,000,000	$25,000,000	Cdn.$250,000,000.00
The Toronto-Dominion Bank	$250,000,000		Cdn.$250,000,000.00
Total	Cdn.$475,000,000	Cdn.$25,000,000	Cdn.$500,000,000.00

C-1

Exhibit 10.1

Schedule B
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Eligible Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Obligor Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ________________________

2.	Assignee: ________________________

[and is an Affiliate/Approved Fund of [identify Lender]]

Exhibit 10.1

3.	Borrower: ________________________

4.
Credit Agreement: The Credit Agreement made as of August 31, 2018 among Kinder Morgan Cochin ULC, as Borrower, the Lenders from time to time party thereto and Royal Bank of Canada as Administrative Agent, as amended, supplemented or otherwise modified or restated from time to time.

5.	Assigned Interest:

Credit Facility / Tranche Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$■	$■	%■
	$■	$■	%■
	$■	$■	%■

6.	[Trade Date: _______________________]
DATED this _____ day of _________________, 20____ (the “Effective Date”). [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: [NAME OF ASSIGNOR]
By:
Name: Title:
By:
Name: Title:

Exhibit 10.1

ASSIGNEE: [NAME OF ASSIGNEE]
By:
Name: Title:
By:
Name: Title:

[Consented to and] Accepted:

ROYAL BANK OF CANADA, as Administrative Agent
By:
Name: Title:
By:
Name: Title:

[Consented to:]

[NAME OF PARTY] [NTD: Insert signature lines for Borrower and each Fronting Lender if required pursuant to section 15.2(b)]
By:
Name: Title:

Exhibit 10.1

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
ARTICLE 1
REPRESENTATIONS AND WARRANTIES.

1.
Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any other Obligor, any of the Subsidiaries or Affiliates of the Borrower or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any other Obligor, any of the Subsidiaries or Affiliates of the Borrower or any other Person of any of their respective obligations under any Loan Document.

2.
Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.
Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the

Exhibit 10.1

Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

4.
General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

Exhibit 10.1

Schedule C
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
FORM OF COMPLIANCE CERTIFICATE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager Agency Telecopier: (416) 842-4023
AND TO:	The Lenders
Re:
Credit Agreement made as of August 31, 2018 among Kinder Morgan Cochin ULC as Borrower (the “Borrower”), those persons party thereto from time to time in their capacities as lenders, and Royal Bank of Canada, as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.
This Compliance Certificate is given pursuant to Section 9.4(a)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

2.
I am the duly appointed [Chief Executive Officer/ President/ Chief Financial Officer/ Treasurer/Controller/Vice President Finance/ OTHER AUTHORIZED OFFICER] of the Borrower, and hereby certify in such capacity and not in my personal capacity, after making due inquiry, that:

(a)	no Default or Event of Default has occurred and is continuing [except as described in Annex ■ hereto];

(b)	the Restricted Subsidiaries are: ■ [and];

(c)
as at the end of the Fiscal Quarter ending ■, the ratio of Consolidated Total Funded Debt to EBITDA is ■, and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated [; and] OR[.]

(d)
[as at the end of the Fiscal Quarter ending ■, the ratio of Consolidated EBITDA to Consolidated Interest Expense is ■, and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated;] [NTD: If applicable]

(e)	as at the end of the Fiscal Quarter ending [____]:

Exhibit 10.1

(i)
The aggregate amount of Restricted Subsidiary Debt plus (for certainty, without duplication) the aggregate amount of consolidated Funded Debt of the Borrower Group Members secured by Permitted Liens set forth in subparagraph (w) of the defined term “Permitted Liens” was ■, which was equal to ■% of Consolidated Tangible Assets; and

(ii)	the Borrower Group Members directly own not less than 85% of the Consolidated Tangible Assets.
and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated.

3.
[Attached herewith is an updated organizational chart of KMCL, the Borrower and all of their respective Subsidiaries, which organizational chart is accurate as of the date hereof. / There have been no changes to the organizational chart of KMCL, the Borrower and all of their respective Subsidiaries since the last organizational chart provided to the Agent.] [NTD: This subparagraph to be included in the Compliance Certificate delivered with the annual Financial Statements delivered pursuant to Section 9.4(a)(i).]

DATED this ______ day of _____________________, 20___.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

Exhibit 10.1

EXHIBIT 1 TO THE KINDER MORGAN COCHIN ULC COMPLIANCE CERTIFICATE DATED ________________

Calculation of:     (1) Consolidated Total Funded Debt
(2) [Consolidated Interest Expense]
(3) Consolidated EBITDA
(4) Consolidated Tangible Assets
(5) Restricted Subsidiary Debt
(6) Funded Debt Secured by Permitted Liens set forth in subparagraph (w) of the defined term “Permitted Liens”

Exhibit 10.1

Schedule D
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
FORM OF CONVERSION / ROLLOVER / REPAYMENT NOTICE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Telecopier: (416) 842-4023
RE:
Credit Agreement made as of August 31, 2018 among Kinder Morgan Cochin ULC, as the Borrower, those persons party thereto as Lenders, and Royal Bank of Canada, as Agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.	Pursuant to Section [2.4 / 7.2 / 7.3] of the Credit Agreement, the undersigned hereby irrevocably notifies the Agent that it will be:

(a)	rolling over part or all of a Loan under the Credit Facility described as follows:
Tranche: _________________________________________________________
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
into another Loan of the same type described as: __________________________
Interest Period (if applicable): _________________________________________
Note:
(1)    If only part of maturing Loan is rolled over, please indicate.

or;

(b)	converting part or all of the Loan under the Credit Facility described as follows:
Tranche: _________________________________________________________

Exhibit 10.1

Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
into another Loan of the same type described as: __________________________
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
effective the _______ day of ___________________________, ______________.
Note:
(1)    If only part of maturing Loan is being converted, please indicate.

(c)	repaying part or all of the Loan under the Credit Facility described as follows:
Tranche: _________________________________________________________
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
on the _______ day of ___________________________, ______________.
Note:
(1)    If only part of Loan is being repaid, please indicate.

2.
[For Drawdowns of Bankers’ Acceptances:] The Bankers’ Acceptance(s) to be issued and accepted by the Schedule I Lenders in connection with such requested [Conversion] / [Rollover] shall be [self-marketed by the Borrower pursuant to Section 5.3(b) of the Credit Agreement / purchased by the Schedule I Lenders for their own account pursuant to Section 5.3(c) of the Credit Agreement].

3.
The undersigned certifies to the Agent and the Lenders that as of the date of this Notice, no Default or Event of Default exists nor will a Default or Event of Default result after giving effect to the proposed Rollover, Conversion or repayment of the type provided herein.

4.	This Notice is irrevocable.

Exhibit 10.1

5.	Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
[Signature follows on next page]

Exhibit 10.1

DATED this ______ day of __________________, _________ at _______ a.m. Calgary, Alberta time.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

Exhibit 10.1

Schedule E
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
FORM OF DISCOUNT NOTE

Cdn$_____________________	Date: ___________________

FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on ____________________, 20_____, to or to the order of [NAME OF NON-ACCEPTANCE LENDER] (“Holder”), the sum of Cdn$___________________________ with no interest thereon.
The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted to the undersigned by the Holder and any days of grace.
This promissory note evidences a BA Equivalent Advance, as defined in the Credit Agreement made as of August 31, 2018 among Kinder Morgan Cochin ULC, as Borrower, the persons party thereto from time to time in their capacities as lenders and Royal Bank of Canada as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”) and constitutes evidence of indebtedness to the Holder arising from such BA Equivalent Advance. Payment of this note shall be made at the account designated by the Agent pursuant to the Credit Agreement. This note is subject to the terms of the Credit Agreement.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

E-1

Exhibit 10.1

Schedule F
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
FORM OF DRAWDOWN NOTICE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Telecopier: (416) 842-4023
RE:
Credit Agreement made as of August 31, 2018 among Kinder Morgan Cochin ULC as Borrower (the “Borrower”), those persons party thereto from time to time in their capacities as lenders, and Royal Bank of Canada, as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.	The Drawdown Date is the ______ day of __________________, 20_____.

2.	Pursuant to Section 2.3 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Drawdown(s) under the [Syndicated Tranche / Operating Tranche] be made available:

Type of Loan	Principal Amount	Interest Period
Prime Loan
USBR Loan
Bankers’ Acceptances and BA Equivalent Advances
LIBO Rate Loan
Letter of Credit

3.	The undersigned certifies to the Agent and to the Lenders that:

(a)
on the date hereof, each of the representations and warranties contained in Section 8.1 are true and correct in all material respects as if made on the Drawdown Date (excluding those representations and warranties which are expressly made as of a specific date only); and

F-1

Exhibit 10.1

(b)	on the date hereof, no Default or Event of Default has occurred and is continuing nor will any such event occur as a result of the aforementioned Drawdown;

4.	This Notice is irrevocable.

5.	Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
DATED this ______ day of _________________, ______, at __________ a.m., Calgary, Alberta time.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

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Exhibit 10.1

Schedule G
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF AUGUST 31, 2018
EXISTING LETTERS OF CREDIT

Monthly LC List As of: 24 Aug 2018

LC #		Current Amount	Currency	Effective Date	Expiry Date	Beneficiary	Auto Extend	
S203563	201	332,904.00	CAD	04-Aug-11	30-Nov-15	FORTISALBERTA INC	Y	TM/POWER
S203567	201	60,000.00	CAD	06-Jan-11	30-Nov-15	ATCO ELECTRIC	Y	TM/POWER
S203562	201	4,500,000.00	CAD	06-Jan-11	30-Oct-15	INDEPENDENT SYSTEM OPERATOR	Y	TM/POWER
S203566	201	2,855,590.00	CAD	24-Feb-13	30-Nov-15	BC HYDRO AND POWER	Y	TM/POWER
S203559	201	5,028,450.00	CAD	28-Feb-14	28-Feb-15	ALTALINK, LP	Y	TM/POWER
S203569	201	50,000.00	CAD	12-Mar-14	16-May-15	HER MAJESTY THE QUEEN BC	Y	TM/ OTHER
S203561	201	5,000.00	CAD	06-Jan-11	30-Nov-15	CORPORATION VILLAGE VALEMOUNT	Y	TM/ OTHER
S203560	201	100,000.00	CAD	27-Jun-11	27-Jun-15	CITY OF BURNABY	Y	TM/ OTHER
S203565	201	900,000.00	CAD	10-May-13	10-May-15	STRATHCONA COUNTY	Y	TM/ OTHER
S203564	201	10,000.00	CAD	31-Oct-13	31-Oct-15	STRATHCONA COUNTY	Y	TM/ OTHER
S204475	201	3,000,000.00	CAD	21-Sep-17	21-Sep-18	Vancouver Fraser Port Authority	Y	TM/ OTHER
S203579	201	10,000.00	CAD	26-Jul-16	30-Sep-19	The Receiver General for Canada	Y	TM
S203577	201	3,027,150.00	CAD	07-May-14	07-May-15	FortisAlberta Inc	Y	TM
S203576	201	607,950.00	CAD	07-May-14	07-May-15	FortisAlberta Inc	Y	TM
S203883	201	3,200,000.00	CAD	06-Mar-17	06-Mar-18	FISHERIES AND OCEANS CANADA(DFO)	Y	TM
S204304	201	50,000.00	CAD	21-Jul-17	21-Jul-17	TRANSLINK	Y	TM
S204311	201	10,000.00	CAD	26-Jul-17	24-Jul-17	The Receiver General for Canada	Y	TM
S204469	201	36,200.00	CAD	19-Sep-17	19-Sep-18	Minister of Finance-AgricultureLand&Comm	Y	TM
S204554	201	1,001,700.00	CAD	23-Oct-17	23-Oct-18	FortisAlberta Inc	Y	TM
S204775	201	20,000.00	CAD	10-Jan-18	10-Jan-19	Her Majesty the Queen BC	Y	TM
S203571	206	25,679,504.00	CAD	30-Apr-15	30-Apr-16	CIBC MELLON TRUST CO.	N	KMC
S205359		30,000.00	CAD	09-Aug-18	09-Aug-19	Government of Alberta	Y	
SUB-TOTAL - TM		**50,514,448.00**						
		12,384,040.00						
S203574	219	28,000.00	CAD	06-Jan-11	29-Jan-15	FORTISALBERTA INC	Y	TERMINALS
S203575	970	109,589.00	CAD	07-Feb-14	07-Feb-16	STRATHCONA COUNTY	Y	TERMINALS
S203588	970	600,000.00	CAD	15-May-14	15-May-15	STRATHCONA COUNTY	Y	TERMINALS
S203600	985	1,147,600.00	CAD	06-Oct-16	06-Oct-17	STRATHCONA COUNTY	Y	TERMINALS
S203573	985	732,595.99	CAD	24-Nov-16	24-Nov-17	STRATHCONA COUNTY	Y	TERMINALS
S203876	985	520,087.50	CAD	20-Jan-17	20-Jan-18	STRATHCONA COUNTY	Y	TERMINALS
S203988	985	304,447.55	CAD	16-Mar-17	16-Mar-18	STRATHCONA COUNTY	Y	TERMINALS
S203572	230	100,000.00	CAD	06-Jan-11	28-Nov-15	INDEPENDENT SYSTEM OPERATOR	Y	KM Canada Marine Term LP
SUB-TOTAL - KMI		**3,542,320.04**						
TOTAL		**54,056,768.04**						

C:\Users\rbatters\AppData\Local\Microsoft\Windows\Temporary Internet Files\Content.Outlook\AOMHCZGA\KM-TM of LCs at Aug 24 2018.xlsx

G-1